Exhibit 2.1

EXECUTION VERSION

CONTRIBUTION AGREEMENT

BY AND AMONG

SUNOCO, LLC,

AS THE COMPANY,

ETP RETAIL HOLDINGS, LLC,

AS CONTRIBUTOR,

SUNOCO LP,

AS ACQUIROR,

AND SOLELY WITH RESPECT TO SECTION 10.19 AND THE OTHER PROVISIONS

RELATED THERETO,

ENERGY TRANSFER PARTNERS, L.P.,

AS CONTRIBUTOR GUARANTOR

DATED AS OF MARCH 23, 2015

i

SCHEDULES

1.1(a)	—	Material Real Property Leases
1.1(b)	—	Permitted Liens
3.4	—	Company Financial Statements
3.4(c)	—	Financial Statements Exceptions
3.4(d)	—	Company Undisclosed Liabilities
3.5	—	Consents and Approvals
3.6(a)	—	List of Company Material Contracts
3.6(b)	—	Top Ten Suppliers, Dealers, Wholesalers and Distributors
3.6(c)	—	Company Material Contracts Disclosures
3.7	—	Company Absence of Changes
3.7(c)	—	Projects in Progress
3.8	—	Company Litigation
3.9	—	Company Compliance with Applicable Law
3.10	—	Environmental Matters
3.11	—	Company Tax Matters
3.11(m)	—	Allocation of Fair Market Value

3.11(o)	—	Non-Qualifying Fuel Sales
3.14	—	Company Transactions with Affiliates
3.15(a)	—	Employees
4.8	—	Management Projections and Budget
5.6	—	Acquiror Absence of Changes
5.7	—	Acquiror Litigation
6.7	—	Contributor Guarantees
6.10	—	Debt Financing

EXHIBITS

A	—	Amended and Restated Operating Agreement of Sunoco, LLC
B	—	Assignment of Membership Interests
C	—	Guarantee of Collection
D	—	Support Agreements

v

CONTRIBUTION AGREEMENT

This CONTRIBUTION AGREEMENT (this “Agreement”), dated as of March 23, 2015, is made by and among Sunoco, LLC, a Delaware limited liability company (the “Company”), ETP Retail Holdings, LLC, a Delaware limited liability company (“Contributor”), Sunoco LP, a Delaware limited partnership (“Acquiror”), and solely with respect to Section 10.19 and the other provisions related thereto, Energy Transfer Partners, L.P., a Delaware limited partnership (“Contributor Guarantor”).  The Company, Contributor, Acquiror and Contributor Guarantor shall be referred to herein from time to time collectively as the “Parties”.  Capitalized terms used but not otherwise defined herein have the meanings set forth in Section 1.1.

WHEREAS, Contributor is the sole member of the Company and owns beneficially and of record all of the issued and outstanding membership interests of the Company (referred to herein as the “Membership Interests”); and

WHEREAS, the Parties desire that, subject to the terms and conditions hereof, Contributor will contribute, transfer, assign and convey to Acquiror, thirty-one and fifty-eight one hundredths percent (31.58%) of the Membership Interests (the “Acquired Interests”), which Acquired Interests would be subsequently contributed, transferred, assigned and conveyed by Acquiror to Susser Petroleum Operating Company, LLC, a Delaware limited liability company (“SPOC”).

NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

ARTICLE 1
CERTAIN DEFINITIONS

Section 1.1                                    Definitions.  As used in this Agreement, the following terms have the respective meanings set forth below.

“A&R Company LLC Agreement” means the Amended and Restated Operating Agreement of the Company, in the form attached as Exhibit A hereto.

“Acquired Interests” has the meaning set forth in the recitals to this Agreement.

“Acquiror” has the meaning set forth in the introductory paragraph to this Agreement.

“Acquiror Certificate” has the meaning set forth in Section 2.3(b)(v).

“Acquiror Common Units” means common units representing limited partner interests in Acquiror.

“Acquiror Debt” has the meaning set forth in Section 2.4.

“Acquiror Fundamental Representations” has the meaning set forth in Section 9.4(c).

“Acquiror Group” means, collectively, Acquiror and each of its Subsidiaries.

“Acquiror Indemnitees” has the meaning set forth in Section 9.2.

“Acquiror Material Adverse Effect” means any event, occurrence, fact, condition or change that has, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on (a) the financial condition, business, properties or results of operations of the Acquiror Group, taken as a whole, or (b) the ability of the Acquiror to consummate the transactions contemplated hereby; provided, however, that any adverse change, event, occurrence, fact, condition or effect arising from or related to (i) conditions affecting the United States economy generally, (ii) any national or international political or social conditions, including the engagement by the United States in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon the United States, or any of its territories, possessions, or diplomatic or consular offices or upon any military installation, equipment or personnel of the United States, (iii) financial, banking or securities markets (including any disruption thereof and any decline in the price of any security or any market index), (iv) changes in GAAP, (v) any changes in the cost of products, supplies and materials purchased from third party suppliers (including any changes in fuel or commodity prices), (vi) any failure, in and of itself, by any Acquiror Group to meet any internal or published projections, forecasts or revenue or earnings predictions for any period ending on or after the date of this Agreement (provided that the underlying causes of any failure to meet such internal or published projections, forecasts or revenue or earnings predictions, to the extent not otherwise excluded from the definition of “Acquiror Material Adverse Effect”, shall not be disregarded and may be considered in determining whether a “Acquiror Material Adverse Effect” has occurred), (vii) changes in any Laws, rules, regulations, orders, or other binding directives issued by any Governmental Entity, (viii) any change that is generally applicable to the industries or markets in which the Acquiror Group operate unless such change disproportionately affects (relative to other participants in the industry) the Acquiror Group taken as a whole, (ix) the public announcement of the transactions contemplated by this Agreement or (x) the taking of any action required by this Agreement and the other agreements contemplated hereby, shall not be taken into account in determining whether a “Acquiror Material Adverse Effect” has occurred or would reasonably be expected to occur.

“Acquiror Partnership Agreement” means the First Amended and Restated Agreement of Limited Partnership of Acquiror, as amended by Amendment No. 1 thereto.

“Acquiror SEC Documents” has the meaning set forth in Section 5.5(a).

“Affiliate” means, with respect to any Person, any other Person who directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person.  The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlled” and “controlling” have meanings correlative thereto.

“Aggregate Cap” means an amount equal to the Consideration.

“Agreement” has the meaning set forth in the introductory paragraph to this Agreement.

“Alternative Arrangements” has the meaning set forth in Section 9.4(i).

“Ancillary Documents” has the meaning set forth in Section 3.3.

“Assignment” has the meaning set forth in Section 2.3(a)(i).

“Atlantic Refining” means Atlantic Refining & Marketing Corp., a Delaware corporation.

“Business Day” means a day, other than a Saturday or Sunday, on which commercial banks in New York City and Dallas, Texas are open for the general transaction of business.

“Cap” means an amount equal to ten percent (10%) of the Consideration.

“Cash Consideration” has the meaning set forth in Section 2.1(b).

“Chancery Court” has the meaning set forth in Section 10.15.

“Closing” has the meaning set forth in Section 2.2.

“Closing Date” has the meaning set forth in Section 2.2.

“COBRA” means Part 6 of Subtitle B of Title I of ERISA and Section 4980B of the Code.

“Code” means the Internal Revenue Code of 1986, as amended, and the regulations and administrative guidance promulgated thereunder.

“Company” has the meaning set forth in the introductory paragraph to this Agreement.

“Company Certificate” has the meaning set forth in Section 2.3(a)(iii).

“Company Financial Statements” has the meaning set forth in Section 3.4.

“Company Material Adverse Effect” means any event, occurrence, fact, condition or change that has, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on (a) the financial condition, business, properties or results of operations of the Company, or (b) the ability of Contributor or the Company to consummate the transactions contemplated hereby; provided, however, that any adverse change, event, occurrence, fact, condition or effect arising from or related to (i) conditions affecting the United States economy generally, (ii) any national or international political or social conditions, including the engagement by the United States in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon the United States, or any of its territories, possessions, or diplomatic or consular offices or upon any military installation, equipment or personnel of the United States, (iii) financial, banking or securities markets (including any disruption thereof and any decline in the price of any security or any market index), (iv) changes in GAAP, (v) any changes in the cost of products, supplies and materials purchased from third party suppliers (including any changes in fuel or commodity prices), (vi) any failure, in and of itself, by the Company to meet any internal or published projections, forecasts or revenue or earnings predictions for any period ending on or after the date of this Agreement (provided that the underlying causes of any failure to meet such internal or published projections, forecasts or revenue or earnings predictions, to the extent not otherwise excluded from the definition of “Company Material Adverse Effect”, shall not be disregarded and may be considered in determining whether a “Company Material Adverse Effect” has occurred), (vii) changes in any Laws, rules, regulations, orders, or other binding directives issued by any Governmental Entity, (viii) any change that is generally applicable to the industries or markets in which the Company operates unless such change disproportionately affects (relative to other participants in the industry) the Company, (ix) the public announcement of the transactions contemplated by this Agreement (including by reason of the identity of Acquiror or any public communication by Acquiror or any of its Affiliates regarding its plans or intentions with respect to the business of the Company, and including the impact thereof on relationships with customers, suppliers, distributors, partners, dealers or employees of the Company) or (x) the taking of any action required by this Agreement and the other agreements contemplated hereby, shall not be taken into account in determining whether a “Company Material Adverse Effect” has occurred or would reasonably be expected to occur.

“Company Material Contracts” has the meaning set forth in Section 3.6(a).

“Consideration” has the meaning set forth in Section 2.1(b).

“Contracts” means all contracts, leases, deeds, licenses, notes, commitments, undertakings, indentures, and all other agreements, commitments and legally binding arrangements, whether written or oral.

“Contributor” has the meaning set forth in the introductory paragraph to this Agreement.

“Contributor Fundamental Representations” has the meaning set forth in Section 9.4(a).

“Contributor Guarantees” has the meaning set forth in Section 6.7(a).

“Contributor Guarantor” has the meaning set forth in the introductory paragraph to this Agreement.

“Contributor Indemnitees” has the meaning set forth in Section 9.3.

“Contributor Taxes” means, without duplication, (a) all Taxes due and owing, by or with respect to, and all Taxes imposed on or incurred by or with respect to, the Company or its assets or operations for any Pre-Closing Tax Period (determined in accordance with the definition of Pre-Closing Tax Period); (b) all Taxes of any affiliated, combined, consolidated, unitary or similar group of which the Company (or any predecessor of the Company) is or was a member on or prior to the Closing Date by reason of Treasury Regulation Section 1.1502-6(a) or any analogous or similar foreign, state or local Law; (c) Taxes of any other Person for which the Company is or has been liable as a transferee or successor, by Contract or otherwise, by reason of a transaction or a relationship occurring or existing prior to the Closing; (d) any Transfer Taxes that Contributor is obligated to pay as set forth in Section 6.2(f); and (e) Transfer Taxes paid by the Company with respect to transfers or assignments under any of the Existing Contribution Agreements that occur on or after the Closing Date.

“Controlled Group Liabilities” means any and all liabilities and obligations of a Person arising under ERISA, the provisions of the Code relating to or affecting Employee Benefit Plans or corresponding or similar provisions of any foreign Laws of a character that if unpaid or unperformed could result in the imposition of a Lien or encumbrance against the assets, or a liability or obligation, of another Person, including (a) under Title IV of ERISA, (b) under Sections 206(g), 302 or 303 of ERISA, (c) under Sections 412, 430, 431, 436 or 4971 of the Code, (d) as a result of the failure to comply with the continuation of coverage requirements of COBRA or similar state Law or (e) under corresponding or similar provisions of any foreign Laws.

“Cut-Off Date” has the meaning set forth in Section 9.1.

“Dealer” means a Person who operates one or more facilities of the Company as a gasoline fueling and service station and/or convenience store with gasoline fueling operations.

“Debt Financing” has the meaning set forth in Section 6.10(a).

“Deductible” means an amount equal to one-half of one percent (0.5%) of the Consideration.

“Delaware LLC Act” means the Delaware Limited Liability Company Act, as amended.

“Delaware LP Act” means the Delaware Revised Uniform Limited Partnership Act, as amended.

“Direct Claim” has the meaning set forth in Section 9.5(c).

“Employee Benefit Plan” means each (i) “employee benefit plan,” as such term is defined in Section 3(3) of ERISA (including employee benefit plans, such as foreign plans or plans for directors, which are not subject to the provisions of ERISA) or (ii) personnel policy, equity option plan, equity appreciation rights plan, restricted equity plan, phantom equity plan, or other equity-based compensation arrangement, simple retirement account plan or arrangement, bonus plan or arrangement, incentive award plan or arrangement, vacation policy, severance pay plan, policy or agreement, deferred compensation agreement or arrangement, executive compensation or supplemental income arrangement, retention plan or agreement, change in control plan or agreement, consulting agreement, employment agreement, or any other employee or service provider compensation or benefit plan, program, policy, practice or agreement that is not described in clause (i).

“Environmental Laws” means all federal, state and local Laws concerning pollution or protection of the environment, as such of the foregoing are promulgated and in effect on or prior to the Closing Date.

“Equity Percentage” means the percentage of the total Membership Interests represented by the Acquired Interests.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations and administrative guidance promulgated thereunder.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Existing Contribution Agreements” means that certain Contribution Agreement between Sunoco R&M and the Company dated June 1, 2014 and the documents executed in connection therewith, that certain Contribution Agreement between Atlantic Refining and the Company dated June 1, 2014, and that certain Refinery Units Contribution Agreement between Sunoco R&M and PES Equity Holdings, LLC dated June 1, 2014.

“Financing Agreements” has the meaning set forth in Section 6.10(a).

“GAAP” means United States generally accepted accounting principles.

“Governing Documents” means the legal document(s) by which any Person (other than an individual) establishes its legal existence or which govern its internal affairs.  For example, the “Governing Documents” of a corporation are its certificate of incorporation and by-laws, the “Governing Documents” of a limited partnership are its limited partnership agreement and certificate of limited partnership and the “Governing Documents” of a limited liability company are its operating agreement and certificate of formation.

“Governmental Entity” means any (i) federal, state, local, municipal, foreign or other government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, (ii) governmental or quasi-governmental entity of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal) or (iii) body exercising or entitled to exercise any administrative, executive, judicial, legislative, police, regulatory, or Taxing Authority or power of any nature, including any arbitral tribunal.

“Guarantee of Collection” has the meaning set forth in Section 2.3(a)(vii).

“Guaranteed Obligations” has the meaning set forth in Section 10.19(a).

“Hazardous Substances” means (a) those substances, materials or wastes defined as “toxic”, “hazardous”, “acutely hazardous”, “pollutants”, “contaminants”, or otherwise regulated under Environmental Laws due to their dangerous or deleterious properties and characteristics; (b) petroleum and petroleum products, including crude oil and any fractions thereof; and (c) polychlorinated biphenyls, asbestos (and asbestos containing materials).

“Indemnified Party” has the meaning set forth in Section 9.5.

“Indemnifying Party” has the meaning set forth in Section 9.5.

“Issue Price” means $51.28 per Acquiror Common Unit.

“Latest Acquiror Balance Sheet” means the consolidated balance sheet of Acquiror included in the most recently filed Form 10-K included among the Acquiror SEC Documents, as of the date of this Agreement.

“Latest Company Balance Sheet” has the meaning set forth in Section 3.4(b).

“Law” means all Laws, statutes, ordinances, codes, regulations, rules and similar mandates of any Governmental Entity, including all applicable Orders.

“Leased Real Property” means all real property of which the Company is a tenant pursuant to a Material Real Property Lease.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien (statutory or otherwise), priority, charge, right of first refusal, deed of trust, option, proxy, voting trust, encroachment, easement, right-of-way, license to a third party, lease to a third party, or other right of others or restriction on transfer, or any agreement to give any of the foregoing.

“Losses” means losses, damages, liabilities, judgments, interest, awards, penalties, fines, costs or expenses, including reasonable attorneys’ fees; provided, however, that, except as provided below, “Losses” shall in no event include any consequential damages or punitive, special, exemplary or indirect damages; provided, further, that any consequential damages or punitive, special, exemplary or indirect damages shall be deemed to be “Losses” solely to the extent such damages were actually awarded pursuant to a Third Party Claim.

“Material Company Permits” has the meaning set forth in Section 3.9.

“Material Real Property Lease” means each lease listed on Schedule 1.1(a).

“Membership Interests” has the meaning set forth in the recitals to this Agreement.

“Order” means any judgment, order, decision, writ, injunction, ruling, award or decree of, or any settlement under the jurisdiction of, any Governmental Entity.

“Owned Real Property” means all land, together with all buildings, structures, improvements and fixtures located thereon, and all easements and other rights and interests appurtenant thereto, owned by the Company.

“Parties” has the meaning set forth in the introductory paragraph to this Agreement.

“Per Claim Deductible” means $50,000.

“Per Diem Taxes” means the real, personal and intangible property Taxes and any other Taxes of the Company for any Pre-Closing Tax Period that are levied on a per diem basis.

“Permitted Liens” means (i) mechanic’s, materialmen’s, carriers’, repairers’ and other Liens arising or incurred in the ordinary course of business for amounts that are not yet delinquent or are being contested in good faith, (ii) Liens for Taxes, assessments or other governmental charges not yet due and payable as of the Closing Date or which are being contested in good faith and for which adequate reserves have been provided in accordance with GAAP, (iii) encumbrances and restrictions on real property (including easements, covenants, conditions, rights of way and similar restrictions) that do not materially interfere with the Company’s present uses or occupancy of such real property, (iv) Liens granted to any lender at the Closing in connection with any financing by Acquiror of the transactions contemplated hereby, (v) zoning, building codes and other land use Laws regulating the use or occupancy of real property or the activities conducted thereon which are imposed by any Governmental Entity having jurisdiction over such real property and which are not violated by the current use or occupancy of such real property or the operation of the businesses of the Company or any violation of which would not have had or reasonably be expected to have a Company Material Adverse Effect, (vi) matters that would be disclosed by an accurate survey or inspection of the real property, (vii) Liens described on Schedule 1.1(b) and (viii) any right, interest, Lien or title of a licensor, sublicensor, licensee, sublicensee, lessor or sublessor under any license or lease agreement or in the property being leased or licensed, which has been disclosed to Acquiror.  Notwithstanding the foregoing, no Lien or encumbrance arising under or with respect to an Employee Benefit Plan shall be a Permitted Lien.

“Person” means an individual, partnership, corporation, limited liability company, joint stock company, unincorporated organization or association, Governmental Entity, trust, joint venture, association or other similar entity, whether or not a legal entity.

“Pre-Closing Tax Period” means any taxable year or period that ends on or before the Closing Date and, with respect to any taxable year or period beginning before and ending after the Closing Date, the portion of such taxable year or period ending on but excluding the Closing Date.  For purposes of this Agreement, in the case of any taxable year or period of the Company which includes the Closing Date (but does not end on that day), (i) Per Diem Taxes allocable to the Pre-Closing Tax Period shall be equal to the amount of such Per Diem Taxes for the entire taxable year or period multiplied by a fraction, the numerator of which is the number of days during the taxable year or period that are in the Pre-Closing Tax Period and the denominator of which is the number of days in the entire taxable year or period, and (ii) Taxes (other than Per Diem Taxes) of the Company for the Pre-Closing Tax Period shall be computed as if such taxable year or period (and the taxable year or period of any entity taxable as a partnership in which the Company owns a direct or indirect interest) ended as of the open of business on the Closing Date.

“Pre-Closing Tax Refund” means (i) any refund of Taxes for a taxable period ending on or before the Closing Date received by the Company after the Closing Date and (ii) the amount of any refund of Taxes that would have been received by the Company had any taxable period that includes but does not end on the Closing Date ended on the Closing Date.

“Proceeding” means any action, suit, claim, hearing, proceeding, arbitration, investigation, audit, inquiry, or mediation by or before any Governmental Entity or other Person.

“Real Property” means Owned Real Property and Leased Real Property.

“Schedules” has the meaning set forth in Section 6.8(b).

“SEC” has the meaning set forth in Section 5.5(a).

“Secondment Agreement” means that certain Employee Secondment Agreement between the Company and Sunoco R&M dated June 1, 2014.

“Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“SPOC” has the meaning set forth in the recitals to this Agreement.

“Straddle Periods” has the meaning set forth in Section 6.2(b).

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association, or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof or (ii) if a limited liability company, partnership, association, or other business entity (other than a corporation), a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more Subsidiaries of such Person or a combination thereof and for this purpose, a Person or Persons own a majority ownership interest in such a business entity (other than a corporation) if such Person or Persons shall be allocated a majority of such business entity’s gains or losses or shall be a, or control any, managing director or general partner of such business entity (other than a corporation).  The term “Subsidiary” shall include all Subsidiaries of such Subsidiary.

“Sunoco Finance” means Sunoco Finance Corp., a Delaware corporation.

“Sunoco R&M” means Sunoco, Inc. (R&M), a Pennsylvania corporation.

“Support Agreements” has the meaning set forth in Section 2.3(a)(viii).

“Tax” means any federal, state, local or foreign income, gross receipts, franchise, estimated, alternative minimum, add-on minimum, sales, use, transfer, real property gains, registration, value added, excise, natural resources, severance, stamp, occupation, windfall profits, environmental (under Section 59A of the Code), customs, duties, real property, personal property, capital stock, social security (or similar), unemployment, disability, payroll, license, employee or other withholding, or other tax, of any kind whatsoever and any interest, penalties or additions to tax in respect of the foregoing (whether disputed or not).

“Taxing Authority” means, with respect to any Tax, the Governmental Entity that imposes such Tax and the agency (if any) charged with the collection or administration of such Tax for such entity.

“Tax Proceeding” has the meaning set forth in Section 6.2(d).

“Tax Return” has the meaning set forth in Section 3.11(a).

“Termination Date” has the meaning set forth in Section 8.1(d).

“Third Party Claim” has the meaning set forth in Section 9.5(a).

“Transfer Taxes” has the meaning set forth in Section 6.2(f).

“Unit Consideration” has the meaning set forth in Section 2.1(b).

“Update” has the meaning set forth in Section 6.8(b).

ARTICLE 2
CONTRIBUTION

Section 2.1                                    Contribution of the Acquired Interests.

(a)                                 Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, Contributor shall contribute, transfer, assign and convey to Acquiror the Acquired Interests, free and clear of all Liens (other than restrictions on transfer imposed by applicable federal, state and other securities Laws), in exchange for the Consideration. Immediately thereafter, Acquiror shall contribute, transfer, assign and convey to SPOC the Acquired Interests.

(b)                                 The consideration to be delivered by Acquiror to Contributor in exchange for the contribution of the Acquired Interests at the Closing shall be an amount equal to $815,789,470.00 (the “Consideration”), which amount shall be payable by cash in the amount of $775,000,013.00 (the “Cash Consideration”) and the issuance by Acquiror of 795,482 Acquiror Common Units, valued at the Issue Price (the “Unit Consideration”).  The issuance by Acquiror of the Unit Consideration to Contributor shall be free and clear of all Liens (other than restrictions on transfer imposed by applicable federal, state and other securities Laws).

(c)                                  Concurrently with the contribution by Acquiror to SPOC of the Acquired Interests, SPOC shall be admitted as a member of the Company for all purposes under the A&R Company LLC Agreement.

Section 2.2                                    Closing of the Transactions Contemplated by this Agreement.  The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at 10:00 a.m., Houston time, on the third (3rd) Business Day after satisfaction (or waiver) of the conditions set forth in Article 7 (other than those conditions to be satisfied by the delivery of documents or taking of any other action at the Closing by any Party, but subject to the satisfaction thereof) (the “Closing Date”) at the offices of Vinson & Elkins, L.L.P., 1001 Fannin Street, Suite 2500, Houston, Texas 77002, unless another time, date or place is agreed to in writing by Acquiror and Contributor.  In lieu of a physical Closing, the parties agree that all requisite Closing documents may be exchanged electronically at the Closing, and that documents so exchanged shall be binding for all purposes.

Section 2.3                                    Deliveries at the Closing.

(a)                                 Deliveries by Contributor.  At the Closing, Contributor shall deliver or cause to be delivered to Acquiror, each of the following:

(i)                                     a counterpart of an Assignment of Membership Interests, in the form attached as Exhibit B hereto (the “Assignment”), duly executed by Contributor;

(ii)                                  a counterpart of the A&R Company LLC Agreement, duly executed by Contributor;

(iii)                               a certificate of an authorized officer of the Company and Contributor, dated as of the Closing Date, to the effect that the conditions specified in Section 7.2(a), Section 7.2(b) and Section 7.2(c) have been satisfied by the Company and Contributor (the “Company Certificate”);

(iv)                              a certified copy of the resolutions of the Company’s and Contributor’s board of managers (or other governing body) authorizing the execution and delivery of the Agreement and the consummation of the transactions contemplated hereby;

(v)                                 a certificate that meets the requirements of Treasury Regulation Section 1.1445-2(b)(2) stating that Contributor is not a foreign person as defined in said Section 1445 and applicable regulations thereunder;

(vi)                              a certificate of good standing of the Company as of a recent date certified by the Secretary of State of the State of Delaware;

(vii)                           a counterpart of the Guarantee of Collection, in the form attached as Exhibit C hereto (the “Guarantee of Collection”), duly executed by Contributor; and

(viii)                        a counterpart of each of the Support Agreements, in the form attached as Exhibit D-1 and Exhibit D-2 hereto (the “Support Agreements”), duly executed by Contributor and Sunoco R&M or Atlantic Refining, as applicable.

(b)                                 Deliveries by Acquiror.  At the Closing, Acquiror shall deliver or cause to be delivered to Contributor, each of the following:

(i)                                     the Unit Consideration, in book entry form, together with any reasonably requested evidence of issuance thereof;

(ii)                                  the Cash Consideration, by wire transfer of immediately available funds to an account or accounts specified by Contributor (including, to the extent specified by Contributor, accounts of Sunoco R&M or Atlantic Refining) no later than one (1) Business Day prior to the Closing Date;

(iii)                               a counterpart of the Assignment, duly executed by Acquiror, and a counterpart of the assignment agreement providing for the assignment of the Membership Interests from Acquiror to SPOC, duly executed by Acquiror and SPOC;

(iv)                              a counterpart of the A&R Company LLC Agreement, duly executed by SPOC;

(v)                                 a certificate of an authorized officer of Acquiror, dated as of the Closing Date, to the effect that the conditions specified in Section 7.3(a), Section 7.3(b), Section 7.3(c) and Section 7.3(d) have been satisfied by Acquiror (the “Acquiror Certificate”);

(vi)                              a certified copy of the resolutions of the board of directors of Acquiror’s general partner (or other governing body) authorizing the execution and delivery of the Agreement and the consummation of the transactions contemplated hereby;

(vii)                           a counterpart of the Guarantee of Collection, duly executed by Acquiror and Sunoco Finance; and

(viii)                        a counterpart of each of the Support Agreements, duly executed by Acquiror and Sunoco Finance.

Section 2.4                                    Borrowing by Acquiror; Tax Treatment of Consideration.  Prior to the Closing, but no more than ninety (90) days prior to the Closing, Acquiror shall incur a new and separate borrowing (which may be in the form of a new credit facility, senior debt or any combination thereof) that will be used by Acquiror exclusively to pay the Cash Consideration and other expenses or disbursements directly related to the Closing (the “Acquiror Debt”). At the Closing, Contributor shall execute and deliver to the lenders of the Acquiror Debt the Guarantee of Collection. In the event Acquiror receives the proceeds from the Acquiror Debt prior to the Closing, such proceeds shall be deposited and held separate from other cash items of Acquiror until distributed to Contributor at the time of the Closing. The Parties intend that for United States federal income tax purposes (i) the contribution of the Acquired Interests will result in the Company becoming a partnership, as described in Rev. Rul. 99-5, Situation 1, and shall be treated as a contribution by Contributor to Acquiror of an undivided interest in each of the Company’s assets in a transaction consistent with the requirements of Section 721(a) of the Code; (ii) the receipt by Contributor of the Cash Consideration shall be treated as a distribution to Contributor by Acquiror under Section 731 of the Code; (iii) the distribution of the Cash Consideration to Contributor shall be made out of the proceeds of the Acquiror Debt and shall qualify as a “debt-financed transfer” under Section 1.707-5(b) of the Treasury Regulations; and (iv) Contributor’s allocable share of the Acquiror Debt under Sections 1.752-2 and 1.707-5(a)(2)(i) of the Treasury Regulations shall be the allocable amount of the Acquiror Debt as determined under Section 1.707-5(b)(2) of the Treasury Regulations. Accordingly, such consideration is not expected to be taken into account in determining whether Contributor received money or other consideration for disguised sale purposes. Any Cash Consideration in excess of the amount treated as a “debt-financed transfer” shall be treated (i) as a reimbursement of Contributor’s preformation expenditures with respect to the undivided interest in each asset contributed within the meaning of Section 1.707-4(d) of the Treasury Regulations to the extent applicable (accordingly, such cash is not expected to be taken into account in determining whether Contributor received money or other consideration for disguised sale purposes), and (ii) in a transaction subject to treatment under Section 707(a) of the Code, and its implementing Treasury Regulations, as in part a sale, and in part a contribution, by Contributor of the assets of the Company (and the assets of the Subsidiaries of the Company) to the extent Section 1.707-4(d) of the Treasury Regulations is inapplicable. The Parties agree to file all Tax Returns and otherwise act at all times in a manner consistent with this intended treatment of the contribution of the Acquired Interests, the Cash Consideration, and the Acquiror Debt, including disclosing the distribution of the Cash Consideration in accordance with the requirements of Section 1.707-3(c)(2) of the Treasury Regulations; provided that, notwithstanding the foregoing, Acquiror shall not be required to take any position in any taxable year to the extent Acquiror determines in good faith after consulting with tax counsel that such position is not supported by current law or actual facts and circumstances. Contributor shall reimburse Acquiror and its Affiliates for all of their costs and expenses (including legal fees) relating to a new debt offering as contemplated by this Section 2.4. Contributor agrees that it shall be solely liable for any Taxes attributable to the receipt by Contributor of the Cash Consideration and the Unit Consideration.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES REGARDING THE COMPANY

Contributor represents and warrants to Acquiror, as of the date of this Agreement and as of the Closing Date, as follows:

Section 3.1                                    Organization and Qualification.

(a)                                 The Company is a limited liability company duly organized, validly existing and in good standing under the Laws of its jurisdiction of formation.  The Company has all requisite limited liability company power and authority to own, lease and operate its properties and to carry on its businesses as presently, and as it has been since December 31, 2014, conducted.  The Company has made available to Acquiror copies of the Company’s Governing Documents in effect as of the date of this Agreement.

(b)                                 The Company is duly qualified or licensed to transact business and is in good standing in each jurisdiction in which the property and assets owned, leased or operated by it, or the nature of the business conducted by it, makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not reasonably be expected to have a Company Material Adverse Effect.

Section 3.2                                    Capitalization of the Company; Subsidiaries.

(a)                                 The Membership Interests comprise all of the Company’s limited liability company interests that are issued and outstanding, the Membership Interests have been duly authorized, validly issued, fully paid (to the extent required by the Governing Documents of the Company) and nonassessable (except as such nonassessability may be affected by matters described in Sections 18-607 and 18-804 of the Delaware LLC Act) and free of preemptive rights, and no holder of Membership Interests has any obligation to make capital contributions to the Company by virtue of its ownership of such Membership Interests.  There are no outstanding (i) other equity securities of the Company, (ii) securities of the Company convertible into or exchangeable for, at any time, equity securities of the Company, (iii) Contracts defining the rights of security holders of the Company or any Contract relating to the voting of any membership interests or other ownership interests of the Company, other than pursuant to its Governing Documents, or (iv) options, subscriptions, warrants, conversion rights or Contracts of any kind outstanding or other rights to acquire from the Company or obligations of the Company to issue, any equity securities or securities convertible into or exchangeable for equity securities of the Company.  At the Closing, Contributor will deliver to Acquiror the Acquired Interests, free and clear of all Liens (other than restrictions on transfer imposed by applicable federal, state and other securities Laws), and no Person has any right to acquire any other equity securities of the Company or the right to payment in respect of the value of any equity security of the Company.

(b)                                 The Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, at any time, any equity or similar interest in, any Person.  The Company has no Subsidiaries and does not own and has not owned at any time, either directly or indirectly, equity or similar interest in, any Person.

Section 3.3                                    Authority.  The Company has the requisite limited liability company power and authority to execute and deliver this Agreement and each other agreement, document, instrument and/or certificate contemplated by this Agreement to be executed in connection with the transactions contemplated hereby (the “Ancillary Documents”) to which the Company is a party and to consummate the transactions contemplated hereby.  The execution and delivery of this Agreement and the Ancillary Documents to which the Company is a party and the consummation of the transactions contemplated hereby have been (and the Ancillary Documents to which the Company is a party will be) duly authorized by all necessary limited liability company action on the part of the Company and no other proceeding (including by its equityholders) on the part of the Company is necessary to authorize this Agreement and the Ancillary Documents to which the Company is a party or to consummate the transactions contemplated hereby.  No vote of the Company’s member is required to approve this Agreement or for the Company to consummate the transactions contemplated hereby.  This Agreement has been (and the execution and delivery of each of the Ancillary Documents to which the Company is a party will be) duly and validly executed and delivered by the Company and constitute a valid, legal and binding agreement of the Company (assuming that this Agreement has been and the Ancillary Documents to which the Company is a party will be duly and validly authorized, executed and delivered by Acquiror), enforceable against the Company in accordance with their terms, except (i) to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting the enforcement of creditors’ rights generally and (ii) that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding thereof may be brought.

Section 3.4                                    Financial Statements.  Attached hereto as Schedule 3.4 are true and complete copies of the following financial statements (such financial statements, the “Company Financial Statements”):

(a)                                 the audited consolidated balance sheet of the Company as of December 31, 2013, and the related audited consolidated statements of income and cash flows for the fiscal year then ended; and

(b)                                 the audited consolidated balance sheet of the Company as of December 31, 2014 (the “Latest Company Balance Sheet”), and the related audited consolidated statements of income and cash flows for the fiscal year then ended.

(c)                                  Except as set forth on Schedule 3.4, the Company Financial Statements (i) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, except as may be indicated in the notes thereto, and (ii) fairly present, in all material respects, the consolidated financial position of the Company as of the dates thereof and its consolidated results of operations for the periods then ended.

(d)                                 Except (i) as set forth set forth on Schedule 3.4(d), (ii) as and to the extent set forth on the Latest Company Balance Sheet and (iii) for liabilities and obligations (x) under this Agreement, (y) incurred in the ordinary course of business consistent with past practice since the date of the Latest Company Balance Sheet or (z) that will be paid at Closing, the Company does not have any liability or obligation of any nature (whether accrued, absolute, contingent, determined, determinable or otherwise) that is required by GAAP to be reflected or reserved against in a balance sheet of the Company (or in the notes thereto).

Section 3.5                                    Consents and Approvals; No Violations.  No material notices to, filings with, or authorizations, consents or approvals of any Person or Governmental Entity are necessary for the execution, delivery or performance by the Company of this Agreement or the Ancillary Documents to which the Company is a party or the consummation by the Company of the transactions contemplated hereby.  Neither the execution, delivery or performance by the Company of this Agreement or the Ancillary Documents to which the Company is a party nor the consummation by the Company of the transactions contemplated hereby will (a) conflict with or result in any breach of any provision of the Company’s Governing Documents, (b)  result in a violation or breach of, or cause acceleration, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any Company Material Contract, Material Real Property Lease or Material Company Permit, (c) violate any Law applicable to the Company or Order of any Governmental Entity having jurisdiction over the Company or any of its properties or assets or (d) except as contemplated by this Agreement or with respect to Permitted Liens, result in the creation of any Lien upon any of the assets of the Company, except in the case of clauses (b) through (c) above for those items which, individually or in the aggregate, would not have (or be reasonably expected to have) a Company Material Adverse Effect.

Section 3.6                                    Company Material Contracts.

(a)                                 Except as set forth on Schedule 3.6(a) (all Contracts listed on Schedule 3.6(a) together with any other Contracts entered into in the ordinary course of business involving payments or receipts in excess of $1,500,000, collectively, the “Company Material Contracts”) and except for this Agreement and except for any Material Real Property Lease, the Company is not a party to or bound by, nor are its properties or assets bound by, any:

(i)                                     Contract that provides non-compete arrangements with any individual or employee;

(ii)                                  Contract under which the Company is a lessee of or holds or operates any tangible property (other than real property), owned by any other Person, except for any Contract under which the aggregate annual rental payments do not exceed $1,500,000;

(iii)                               Contract under which the Company is a lessor of or permits any third party to hold or operate any tangible property (other than real property), owned or controlled by the Company, except for any Contract under which the annual rental payments do not exceed $1,500,000;

(iv)                              partnership agreements and joint venture agreements relating to the Company;

(v)                                 Contract of indemnification or guaranty of any obligation for borrowed money or other material guaranty of any Person, including between the Company and any of their officers, directors or employees, in each case, other than any such agreements or guarantees that are entered into in the ordinary course of business;

(vi)                              Contract prohibiting the Company from freely engaging in any material business, including restrictions on the Company’s ability to compete;

(vii)                           collective bargaining agreement;

(viii)                        Contract or group of related Contracts with the same party for the purchase of product, services, marketing or advertising, involving payments in excess of $1,500,000, except for agreements entered into in the ordinary course of business;

(ix)                              Contract or group of related Contracts with the same party for the sale of products, services, marketing or advertising, under which the undelivered balance of such products or services has a sales price in excess of $1,500,000, except for agreements entered into in the ordinary course of business;

(x)                                 Contract evidencing or relating to any obligations of the Company with respect to the issuance, sale, repurchase or redemption of any equity securities;

(xi)                              Contract defining the rights of security holders or any Contract relating to the voting of any membership interests or other ownership interests of the Company;

(xii)                           Contract pursuant to which any Affiliate of the Company has given any guaranty of payment or performance in favor of the Company or provided any other credit support for the benefit of the Company;

(xiii)                        Contract with any Affiliate of the Company;

(xiv)                       Contract that relates to the disposition or acquisition of assets or properties by the Company outside of the ordinary course of business, or any merger or business combination with respect to the Company, in each case, since December 31, 2014; or

(xv)                          other Contract that involves the expenditure, payment or receipt of more than $1,500,000 in the aggregate and is not terminable by the Company without penalty on notice of 90 days or less, except for agreements entered into in the ordinary course of business.

(b)                                 Schedule 3.6(b) sets forth a true, correct and complete list of the top ten (i) suppliers, (ii) dealers, (iii) wholesalers, and (iv) distributors of the Company, in each case by volume for the year ended December 31, 2014.

(c)                                  Except as set forth on Schedule 3.6(c), each Company Material Contract is valid and binding on the Company and enforceable in accordance with its terms against the Company and, to the knowledge of Contributor, each other party thereto (subject, in each case, to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity).  Except as set forth on Schedule 3.6(c), since January 1, 2014, the Company has not received written notice of any default under any Company Material Contract which has not been cured.  The Company is not in breach or violation of or default under any Company Material Contract, and, to Contributor’s knowledge, no other party to any Company Material Contract is in breach or violation of or default under any such Contract.  There does not exist any event which (with or without notice, passage of time, or both) would constitute a breach, violation of or default under any Company Material Contract (i) by the Company or (ii) to Contributor’s knowledge, by any counterparty thereto, in each case, which breach, violation or default has had, or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.7                                    Absence of Changes.  Except as set forth on Schedule 3.7, since the date of the Latest Company Balance Sheet, (i) there has not been any Company Material Adverse Effect and (ii) the Company has conducted its business in the ordinary course substantially consistent with past practices.  Since the date of the Latest Company Balance Sheet, the Company has not:

(a)                                 suffered any material damage, destruction or loss (whether or not covered by insurance) from fire or other casualty to its tangible property;

(b)                                 revalued any of their respective assets, including writing off notes or accounts receivable other than in the ordinary course of business in amounts that are not, individually or in the aggregate, material to the business of the Company, taken as a whole;

(c)                                  made any capital expenditures or commitments therefor involving amounts that exceed $1,500,000 in the aggregate, except for capital expenditures (A) incurred in the ordinary course of business or (B) relating to the completion of those projects in progress set forth on Schedule 3.7(c);

(d)                                 sold, leased, licensed, mortgaged, assigned or transferred any of its tangible or intangible assets, except in the ordinary course of business;

(e)                                  suffered any extraordinary losses or canceled, waived, compromised or released any rights or claims involving amounts that exceed $1,500,000 in the aggregate;

(f)                                   made any investment in or loan to any Person, or acquired any business or Person, by merger or consolidation, purchase or sale of substantial assets or equity interests, or by any other manner, in a single transaction or a series of related transactions, or entered into any Contract, letter of intent or similar arrangement with respect to the foregoing;

(g)                                  issued, sold or otherwise permitted to become outstanding any capital stock, membership interests or other equity interests, or split, combined, reclassified, repurchased or redeemed any shares of its capital stock, membership interests, or other equity interests;

(h)                                 materially modified, changed or terminated any Company Material Contract;

(i)                                     adopted a plan or agreement of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization, or other material reorganization;

(j)                                    changed its accounting principles, practices or methods except as required or permitted by Law or GAAP; or

(k)                                 authorized, agreed, resolved or committed to any of the foregoing.

Section 3.8                                    Litigation.  Except as set forth on Schedule 3.8, there is no Proceeding pending or, to Contributor’s knowledge, threatened or under investigation against or affecting the Company, any of its properties, assets or business, or, to Contributor’s knowledge, any of its current or former officers or directors, in their capacity as such, before any Governmental Entity, to the extent that such Proceedings would exceed $500,000, individually, or $3,000,000 in the aggregate.  Except as set forth on Schedule 3.8, neither the Company nor any of its properties, assets or business, or, to Contributor’s knowledge, any of its current or former officers or directors, in their capacity as such, is subject to any outstanding Order.

Section 3.9                                    Compliance with Applicable Law.  Except as set forth on Schedule 3.9, the Company holds all material permits, licenses, approvals, certificates and other authorizations of and from all, and has made all declarations and filings with, Governmental Entities necessary for the lawful conduct of its business as presently conducted or ownership of its properties or assets (the “Material Company Permits”).  The Company is in material compliance with all such Material Company Permits.  All such Material Company Permits are valid and in full force and effect in all material respects.  The Company is not in, and since January 1, 2014 has not been in, default or violation of any term, condition or provision of any such Material Company Permit applicable to it.  There is no pending or, to Contributor’s knowledge, threatened Proceeding with respect to revocation, cancellation, suspension or nonrenewal of any such Material Company Permit.  The business of the Company is operated in material compliance with all applicable Laws and Orders that are material to the operation of the Company’s business.  To Contributor’s knowledge, the Company is not under investigation with respect to any violation of any Laws or Orders that are material to the operation of its business.  Since January 1, 2014, the Company has not received written notice of or, to Contributor’s knowledge, been threatened to be charged with any violation of any applicable Laws and Orders that are material to the operation of the Company’s business.  This Section 3.9 does not relate to environmental matters (which is the subject of Section 3.10), Tax matters (which is the subject of Section 3.11) or employee or employee benefit plan matters (which are the subject of Section 3.15).

Section 3.10                             Environmental Matters.

(a)                                 Except as set forth on Schedule 3.10:

(i)                                     The Owned Real Property and the Leased Real Property and the operations conducted thereon by the Company are in material compliance with all applicable Environmental Laws.

(ii)                                  Without limiting the generality of the foregoing, the Company holds and is in material compliance with all material permits, licenses and other authorizations that are required pursuant to Environmental Laws for their operations as currently conducted.  All such permits are in full force and effect in all material respects.

(iii)                               The Company has not received any currently unresolved written notice of any violation of, or any liability or investigatory, corrective or remedial obligation under, any Environmental Laws.

(iv)                              To Contributor’s knowledge, there has been no release of any Hazardous Substance into the environment, on any of the Owned Real Property or Leased Real Property or that has migrated from any of the Owned Real Property or Leased Real Property other than releases that are not required to be reported to a Governmental Entity or any release for which the Company has received a no further action letter or similar clearance from the appropriate Governmental Entity.

(b)                                 Schedule 3.10 contains a schedule of any and all pending or, to Contributor’s knowledge, threatened Proceedings against the Company relating to the release of any hazardous substance, pollutant, contaminant or petroleum product into the environment or Laws designed to protect the environment, including claims for personal injury, property damage, natural resource damages, and cost recovery or contribution for costs to investigate or remediate any contamination attributable, in whole or in part, to contamination on any of the Owned Real Property or Leased Real Property or that has migrated from any of the Owned Real Property or Leased Real Property.

(c)                                  Schedule 3.10 contains a schedule of any and all currently unresolved written violations or notices of violation of any covenant relating to Environmental Law received by the Company since January 1, 2014: (A) by any landlord related to any Leased Real Property, (B) by any owner related to any Owned Real Property, or (C) from the beneficiary of any deed restriction or other restriction in connection with any Owned Real Property or Leased Real Property.

(d)                                 Schedule 3.10 contains a list of all material insurance, indemnities, covenants, fixed-price remediation contracts, remediation agreements, state tank funds, escrows and other funds available with respect to remediation of any Owned Real Property or Leased Real Property under Environmental Laws for which the Company has liability or potential liability.

(e)                                  This Section 3.10 and the related bring-down of such representation in the Company Certificate contain the sole and exclusive representations and warranties of Contributor with respect to environmental matters, including any matters arising under Environmental Laws.  The disclosures in Schedule 3.10 contain the sole and exclusive exceptions to the representations and warranties made in this Section 3.10.

Section 3.11                             Tax Matters.  Except as set forth on Schedule 3.11:

(a)                                 All material tax returns, information returns, statements, forms, filings and reports (each a “Tax Return” and, collectively, the “Tax Returns”) required to be filed by or with respect to the Company, any assets of the Company or the operations of the Company have been filed with the appropriate domestic federal, state, local or foreign Taxing Authorities and each such Tax Return is true, correct and complete in all material respects.  All material Taxes owed or payable by the Company or Contributor or any of their Affiliates with respect to the Company, the Company’s assets or operations of the Company that are or have become due have been timely paid in full.

(b)                                 The Company has complied in all material respects with the provisions of the Code relating to the withholding and payment of Taxes, including the withholding and reporting requirements under Code sections 1441 through 1464, 3401 through 3406, and 6041 through 6049, as well as similar provisions under any other Laws, and has, in all material respects, within the time and in the manner prescribed by Law, withheld from employee wages and paid over to the proper governmental body all amounts required.

(c)                                  There are no Liens (other than Liens for current period Taxes that are not yet due and payable) on any asset owned by the Company or the Acquired Interests that are attributable to any Tax liability or payment obligation.

(d)                                 The Company has no liability as a transferee for any Taxes for a Pre-Closing Tax Period that are payable by Contributor.

(e)                                  Neither Contributor with respect to the business activities of the Company nor the Company is currently the subject of a Tax audit or examination.

(f)                                   Neither Contributor with respect to the business activities of the Company nor the Company has waived any statute of limitations in respect of Taxes with respect to the Company, or has otherwise consented to extend the time, or is the beneficiary of any extension of time, in which any Tax may be assessed or collected by any Taxing Authority with respect to the Company.

(g)                                  Neither Contributor with respect to the business activities of the Company nor the Company has received from any Taxing Authority any written notice of proposed adjustment, deficiency, underpayment of Taxes or any other such written notice which has not been satisfied by payment or been withdrawn.

(h)                                 The Company currently is, and has been since its inception, properly classified as a “disregarded entity” within the meaning of Treasury Regulation Section 301.7701-3(b)(ii).

(i)                                     No written claim has been received by the Company from any Taxing Authority in a jurisdiction where the Company does not file Tax Returns that the Company (or Contributor with respect to the business activities of the Company, as applicable) is or may be subject to taxation by that jurisdiction.

(j)                                    The Company has not been a party to any “listed transaction” as defined in Code Section 6707A(c)(2) and Treasury Regulation Section 1.6011-4(b)(2) or similar provision of state, local or foreign Law.

(k)                                 The Company is not a party to or bound by any Tax allocation, sharing or indemnity agreements or arrangements with any Person (other than an agreement or arrangement that is not principally Tax motivated, such as a purchase and sale contract that includes a tax indemnity).

(l)                                     No power of attorney that is currently in force has been granted with respect to any matter relating to Taxes that could affect the Company.

(m)                             The Company owns 100% of the real property and does not own any personal property attributable to the sites (formerly owned or leased by either Sunoco R&M or Atlantic Refining) set forth in Schedule 3.11(m) and the allocation of the fair market value among the real and personal property attributable to such sites is set forth on Schedule 3.11(m).

(n)                                 The commercial terms and conditions of the Motor Fuel Supply Agreement between Sunoco R&M and the Company effective as of June 1, 2014 are consistent with those commercial terms and conditions that would be agreed by unrelated third parties bargaining at arm’s length.

(o)                                 The Company’s sales of fuel (other than those shown as nonqualifying on Schedule 3.11(o)) to governmental and commercial customers are (i) in quantities and at prices that are not consistent with a retail sale of such products, and (ii) delivered to storage tanks at the customer’s site, or picked up by customers at the rack in bulk volumes.

(p)                                 Ninety percent or more of the gross income from the assets held and operations of the Company immediately after the Closing will be from “qualifying income” sources within the meaning of Section 7704(d) of the Code.

The disclosures in Schedules 3.11 and 3.11(o) contain the sole and exclusive exceptions to the representations and warranties made in this Section 3.11.

Section 3.12                             Brokers.  No broker, finder, financial advisor or investment banker is entitled to any broker’s, finder’s, financial advisor’s, investment banker’s fee or commission or similar payment in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

Section 3.13                             Title to Properties and Assets.  Except as to matters that would not reasonably be expected to have a Company Material Adverse Effect, the Company has title to or rights or interests in its real property and personal property, free and clear of all Liens (subject to Permitted Liens), sufficient to allow it to conduct its business as currently being conducted.

Section 3.14                             Transactions with Affiliates.  Schedule 3.14 sets forth all Contracts between the Company, on the one hand, and Affiliates of the Company (other than any employee of the Company who is not an officer of the Company), on the other hand.  Except as disclosed in Schedule 3.14 and to Contributor’s knowledge, neither the Company nor its Affiliates, directors, officers or employees (a) possesses, directly or indirectly, any financial interest in, or is a director, officer or employee of, any Person (other than the Company) which is a material client, supplier, Dealer, customer, lessor, lessee or competitor of the Company or (b) owns any property right, tangible or intangible, which is used by the Company in the conduct of its business.  Ownership of five (5) percent or less of any class of securities of a company whose securities are registered under the Exchange Act shall not be deemed to be a financial interest for purposes of this Section 3.14.

Section 3.15                             Employees and Employee Benefit Plans.

(a)                                 The Company does not maintain, sponsor or contribute to, is not required to contribute to, is not a participating employer in and, except with respect to its cost reimbursement obligations pursuant to Article IV of the Secondment Agreement, does not have any liability with respect to any Employee Benefit Plan. Except as set forth on Schedule 3.15(a), Karl R. Fails is the only employee the Company has ever had, except for those employees employed by the Company in joint employment relationships with Sunoco R&M pursuant to the Secondment Agreement.

(b)                                 The Company is, and at all times has been, in material compliance with all applicable Laws pertaining to employment and employment practices, including all Laws relating to labor relations, equal employment opportunities, fair employment practices, employment discrimination, harassment, retaliation, reasonable accommodation, disability rights or benefits, immigration, wages, hours, overtime compensation, child labor, hiring, promotion and termination of employees, working conditions, meal and break periods, privacy, health and safety, workers’ compensation, leaves of absence and unemployment insurance.

(c)                                  There does not now exist, nor do any circumstances exist that could reasonably be expected to result in, any Controlled Group Liability of Contributor becoming a liability following the Closing Date of Acquiror, the Company or any of their respective Affiliates.

Section 3.16                             Company Assets.  Since January 1, 2014, the Company’s assets have been maintained and repaired in all material respects in the same manner as a prudent operator would maintain and repair such assets and have been used by the Company in the ordinary course of business and remain as of the date hereof in suitable and adequate condition for such continued use excluding normal wear and tear.  After giving effect to the services to be provided, licenses to be granted and the other transactions and arrangements contemplated by the Contracts set forth on Schedule 3.14 (including, for the avoidance of doubt, the Contributor Guarantees), the Company’s assets are adequate to conduct the business of the Company as of the Closing in all material respects substantially in accordance with past practices.

Section 3.17                             EXCLUSIVITY OF REPRESENTATIONS AND WARRANTIES.  EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES MADE BY CONTRIBUTOR IN ARTICLE 3 OR ARTICLE 4 OF THIS AGREEMENT AND THE COMPANY CERTIFICATE, THE ACQUIRED INTERESTS AND THE ASSETS OF THE COMPANY ARE BEING ACQUIRED ON AN AS-IS, WHERE-IS BASIS AND CONTRIBUTOR MAKES NO OTHER REPRESENTATION OR WARRANTY, EXPRESS

OR IMPLIED, AT LAW OR IN EQUITY, REGARDING THE COMPANY AND ANY AND ALL OTHER REPRESENTATIONS OR WARRANTIES ARE HEREBY EXPRESSLY DISCLAIMED.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF CONTRIBUTOR

Contributor hereby represents and warrants to Acquiror, as of the date of this Agreement and as of the Closing Date, as follows:

Section 4.1                                    Organization and Qualification.

(a)                                 Contributor is a limited liability company, duly organized, validly existing and in good standing under the Laws of the State of Delaware and has all requisite power and authority to own, lease and operate its properties and carry on its businesses as presently, and as it has been since December 31, 2014, conducted.  Contributor has made available to Acquiror copies of its Governing Documents in effect as of the date of this Agreement.

(b)                                 Contributor is duly qualified or licensed to transact business and is in good standing in each jurisdiction in which the property and assets owned, leased or operated by it, or the nature of the business conducted by it, makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not prevent or materially delay the consummation of the transactions contemplated hereby.

Section 4.2                                    Authority.  Contributor has the requisite limited liability company power and authority to execute and deliver this Agreement and the Ancillary Documents to which Contributor is a party and to consummate the transactions contemplated hereby.  The execution and delivery of this Agreement and the Ancillary Documents to which Contributor is a party and the consummation of the transactions contemplated hereby have been (and such Ancillary Documents to which Contributor is a party will be) duly authorized by all necessary limited liability company action on the part of Contributor and no other proceeding (including by its equityholders) on the part of Contributor is necessary to authorize this Agreement and the Ancillary Documents to which Contributor is a party or to consummate the transactions contemplated hereby.  No vote of Contributor’s members is required to approve this Agreement or for Contributor to consummate the transactions contemplated hereby.  This Agreement has been (and the execution and delivery of each of the Ancillary Documents to which Contributor is a party will be) duly and validly executed and delivered by Contributor and constitute a valid, legal and binding agreement of Contributor (assuming this Agreement has been and the Ancillary Documents to which Contributor is a party will be duly and validly authorized, executed and delivered by Acquiror), enforceable against Contributor in accordance with their terms, except (i) to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting the enforcement of creditors’ rights generally and (ii) that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding thereof may be brought.

Section 4.3                                    Consents and Approvals; No Violations.  No material notices to, filings with, or authorizations, consents or approvals of any Person or Governmental Entity are necessary for the execution, delivery or performance by Contributor of this Agreement or the Ancillary Documents to which Contributor is a party or the consummation by Contributor of the transactions contemplated hereby, except for those the failure of which to obtain or make would not have a material adverse effect on Contributor’s ownership of the Acquired Interests, or otherwise prevent or materially delay the Closing.  Neither the execution, delivery and performance by Contributor of this Agreement or the Ancillary Documents to which Contributor is a party nor the consummation by Contributor of the transactions contemplated hereby will (a) conflict with or result in any breach of any provision of Contributor’s Governing Documents, (b) result in a violation or breach of, or cause acceleration, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any material agreement to which Contributor is a party or (c) violate any Order of any Governmental Entity having jurisdiction over Contributor, which in the case of any of clauses (b) through (c) above, would have a material adverse effect on Contributor’s ownership of the Acquired Interests, or otherwise prevent or materially delay the Closing.

Section 4.4                                    Title to the Acquired Interests.  Contributor owns of record and beneficially all of the Acquired Interests, and Contributor has good and marketable title to the Acquired Interests, free and clear of all Liens.  As of the date hereof and immediately prior to the Closing, Contributor is the sole member of the Company.

Section 4.5                                    Litigation.  There is no Proceeding pending or, to Contributor’s knowledge, threatened against Contributor before any Governmental Entity which would have a material adverse effect on Contributor’s ownership of the Acquired Interests, or otherwise prevent or materially delay the Closing or otherwise prevent Contributor from complying with the terms and provisions of this Agreement.  Contributor is not subject to any outstanding Order that would have a material adverse effect on Contributor’s ownership of the Acquired Interests, or otherwise prevent or materially delay the Closing.

Section 4.6                                    Brokers.  No broker, finder, financial advisor or investment banker, other than RBC Capital Markets, LLC, is entitled to any broker’s, finder’s, financial advisor’s, investment banker’s fee or commission or similar payment in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Contributor.

Section 4.7                                    Investigation; No Other Representations.

(a)                                 Contributor has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Unit Consideration and is capable of bearing the economic risk of such investment.  Contributor is an “accredited investor” as that term is defined in Rule 501 of Regulation D (without regard to Rule 501(a)(4)) promulgated under the Securities Act.  Contributor is acquiring the Unit Consideration for investment for its own account and not with a view toward or for sale in connection with any distribution thereof, or with any present intention of distributing or selling the Unit Consideration.  Contributor is not a party to any Contract or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to the Unit Consideration in violation of applicable Law.  Contributor acknowledges and understands that (i) the acquisition of the Unit Consideration has not been registered under the Securities Act in reliance on an exemption therefrom and (ii) that the Unit Consideration will, upon the issuance by Acquiror, be characterized as “restricted securities” under state and federal securities Laws.  Contributor agrees that the Unit Consideration may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of except pursuant to an effective registration statement under the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act, and in compliance with other applicable state and federal securities Laws.

(b)                                 Contributor (i) has conducted its own independent review and analysis of, and, based thereon, has formed an independent judgment concerning, the business, assets, condition, operations and prospects of the Acquiror Group, and (ii) has been furnished with or given full access to such documents and information about the Acquiror Group and their respective businesses and operations as it and its representatives and advisors have deemed necessary to enable it to make an informed decision with respect to the execution, delivery and performance of this Agreement and the transactions contemplated hereby.  Contributor has received all materials relating to the business of the Acquiror Group that it has requested and has been afforded the opportunity to obtain any additional information necessary to verify the accuracy of any such information or of any representation or warranty made by Acquiror herein or to otherwise evaluate the merits of the transactions contemplated hereby.  Acquiror has answered to Contributor’s satisfaction all inquiries that Contributor and its representatives and advisors have made concerning the business of the Acquiror Group or otherwise relating to the transactions contemplated hereby.

(c)                                  In entering into this Agreement, Contributor has relied solely upon its own investigation and analysis and the representations and warranties of Acquiror expressly contained in Article 5 and the Acquiror Certificate and Contributor acknowledges that, other than as set forth in this Agreement (as modified by the Schedules) and the certificates or other instruments delivered pursuant hereto, none of Acquiror, the members of the Acquiror Group or any of their respective directors, officers, employees, Affiliates, stockholders, agents or representatives makes or has made any representation or warranty, either express or implied, (x) as to the accuracy or completeness of any of the information provided or made available to Contributor or any of its respective agents, representatives, lenders or Affiliates prior to the execution of this Agreement (other than, for the avoidance of doubt, as set forth in this Agreement) or (y) with respect to any projections, forecasts, estimates, plans or budgets of future revenues, expenses or expenditures, future results of operations (or any component thereof), future cash flows (or any component thereof) or future financial condition (or any component thereof) of any member of the Acquiror Group heretofore or hereafter delivered to or made available to Contributor or any of its respective agents, representatives, lenders or Affiliates.  It is understood that any cost estimates, projections or other predictions, any data, any financial information or any memoranda or offering materials or presentations are not and shall not be deemed to be or to include representations or warranties of any member of the Acquiror Group or Acquiror (other than, for the avoidance of doubt, as set forth in this Agreement as modified by the Schedules), and are not and shall not be deemed to be relied upon by Contributor in executing, delivering and performing this Agreement and the transactions contemplated hereby.

Section 4.8                                    Management Projections and Budget.  The projections and budgets set forth on Schedule 4.8 provided to Acquiror by Contributor and the Company as part of Acquiror’s review in connection with this Agreement were prepared by management of Contributor or the Company in good faith based on assumptions that they believe to be reasonable as of the date of this Agreement and are consistent with Contributor and the Company management’s expectations as of the date of this Agreement.

ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF ACQUIROR

Acquiror hereby represents and warrants to Contributor as follows:

Section 5.1                                    Organization and Qualification.

(a)                                 Acquiror is a limited partnership duly organized, validly existing and in good standing under the Laws of the State of Delaware and has all requisite limited partnership power and authority to own, lease and operate its properties and carry on its businesses as presently, and as it has been since December 31, 2014, conducted.  Acquiror has made available to Contributor copies of its Governing Documents in effect as of the date of this Agreement.

(b)                                 Acquiror and each of its Subsidiaries is duly qualified or licensed to transact business and is in good standing in each jurisdiction in which the property and assets owned, leased or operated by it, or the nature of the business conducted by it, makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not reasonably be expected to have a Acquiror Material Adverse Effect.

Section 5.2                                    Authority.  Acquiror has the requisite limited partnership power and authority to execute and deliver this Agreement and the Ancillary Documents to which Acquiror is a party and to consummate the transactions contemplated hereby.  The execution and delivery of this Agreement and the Ancillary Documents to which Acquiror is a party and the consummation of the transactions contemplated hereby have been (and the Ancillary Documents to which Acquiror is a party will be) duly authorized by all necessary limited partnership action on the part of Acquiror and no other proceeding (including by its equityholders) on the part of Acquiror is necessary to authorize this Agreement and the Ancillary Documents to which Acquiror is a party or to consummate the transactions contemplated hereby.  No vote of Acquiror’s limited partners is required to approve this Agreement or for Acquiror to consummate the transactions contemplated hereby.  This Agreement has been (and the execution and delivery of each of the Ancillary Documents to which Acquiror is a party will be) duly and validly executed and delivered by Acquiror and constitutes a valid, legal and binding agreement of Acquiror (assuming this Agreement has been and the Ancillary Documents to which Acquiror is a party will be duly and validly authorized, executed and delivered by Contributor, the Company and Contributor Guarantor, to the extent either is a party), enforceable against Acquiror in accordance with its terms, except (i) to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting the enforcement of creditors’ rights generally and (ii) that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding thereof may be brought.

Section 5.3                                    Consents and Approvals; No Violations.  No material notices to, filings with, or authorizations, consents or approvals of any Person or Governmental Entity are necessary for the execution, delivery or performance by Acquiror of this Agreement or the Ancillary Documents to which Acquiror is a party or the consummation by Acquiror of the transactions contemplated hereby.  Neither the execution, delivery and performance by Acquiror of this Agreement or the Ancillary Documents to which Acquiror is a party nor the consummation by Acquiror of the transactions contemplated hereby will (a) conflict with or result in any breach of any provision of Acquiror’s Governing Documents, (b) result in a violation or breach of, or cause acceleration, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any indenture, mortgage, agreement, contract, commitment, license, concession, permit, lease or other instrument to which any member of the Acquiror Group is a party, or (c) violate any Order of any Governmental Entity having jurisdiction over any member of the Acquiror Group or any of their respective properties or assets, which in the case of any of clauses (b) through (c) above, would have a Acquiror Material Adverse Effect.

Section 5.4                                    Valid Issuance; Listing.

(a)                                 At Closing, the offer and sale of the Unit Consideration will have been duly authorized by Acquiror pursuant to the Acquiror Partnership Agreement, and when issued and delivered to Contributor in accordance with the terms of this Agreement and the Acquiror Partnership Agreement, will be validly issued, fully paid (to the extent required by the Acquiror Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware LP Act) and free and clear of all Liens (other than restrictions on transfer imposed by applicable federal, state and other securities Laws).

(b)                                 The currently outstanding Acquiror Common Units are listed on the New York Stock Exchange, and Acquiror has not received any notice of delisting.

Section 5.5                                    Financial Statements.

(a)                                 Acquiror has furnished or filed all reports, schedules, forms, statements and other documents (including exhibits and other information incorporated therein) required to be furnished or filed by Acquiror with the Securities and Exchange Commission (the “SEC”) since December 31, 2013 (such documents being collectively referred to as the “Acquiror SEC Documents”).

(b)                                 Each Acquiror SEC Document (i) at the time filed, complied in all material respects with the requirements of the Exchange Act and the Securities Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Acquiror SEC Document and (ii) did not at the time it was filed (or if amended or superseded by a filing or amendment prior to the date of this Agreement, then at the time of such filing or amendment) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(c)                                  Each of the financial statements of Acquiror included in the Acquiror SEC Documents complied at the time it was filed as to form in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP, applied on a consistent basis throughout the periods presented thereby and fairly present in all material respects the consolidated financial position and operating results, equity and cash flows of Acquiror as of, and for the periods ended on, the respective dates thereof, subject, however, in the case of unaudited financial statements, to normal year-end audit adjustments and accruals and the absence of notes and other textual disclosures as permitted by Form 10-Q of the SEC.

Section 5.6                                    Absence of Changes.  Except as set forth on Schedule 5.6, since the date of the Latest Acquiror Balance Sheet, there has not been any Acquiror Material Adverse Effect.

Section 5.7                                    Litigation.  Except as set forth on Schedule 5.7, there is no Proceeding pending or, to the Acquiror’s knowledge, threatened or under investigation against or affecting any member of the Acquiror Group, any of their respective properties, assets or business, or, to the Acquiror’s knowledge, any of their respective current or former officers or directors, in their capacity as such, before any Governmental Entity, to the extent that such Proceedings would exceed $500,000, individually, or $3,000,000 in the aggregate.  Except as set forth on Schedule 5.7, no member of the Acquiror Group, nor any of their respective properties, assets or business, or, to the Acquiror’s knowledge, any of their respective current or former officers or directors, in their capacity as such, is subject to any outstanding Order.

Section 5.8                                    Tax Matters.  Since the date of its formation, Acquiror has been classified as a partnership for federal income tax purposes, and as of the Closing Date, 90% or more of Acquiror’s gross income is from “qualifying income” sources (as defined in Section 7704(d) of the Code).

Section 5.9                                    Brokers.  No broker, finder, financial advisor or investment banker, other than Perella Weinberg Partners LP, is entitled to any brokerage, finder’s, financial advisor’s or investment banker’s fee or commission or similar payment in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of Acquiror or any of its respective Affiliates for which Contributor or the Company may become liable.

Section 5.10                             Solvency.  Immediately after giving effect to the transactions contemplated by this Agreement, no member of the Acquiror Group (excluding the Company after the Closing) will (a) be insolvent (either because its financial condition is such that the sum of its debts is greater than the fair value of its assets or because the fair salable value of its assets is less than the amount required to pay its probable liability on its existing debts as they mature), (b) have unreasonably small capital with which to engage in its business or (c) have incurred debts beyond its ability to pay as they become due.

Section 5.11                             Investigation; No Other Representations.

(a)                                 Acquiror and SPOC each has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Acquired Interests and is capable of bearing the economic risk of such investment.  Acquiror and SPOC are each an “accredited investor” as that term is defined in Rule 501 of Regulation D (without regard to Rule 501(a)(4)) promulgated under the Securities Act.  SPOC is acquiring the Acquired Interests for investment for its own account and not with a view toward or for sale in connection with any distribution thereof, or with any present intention of distributing or selling the Acquired Interests.  Neither Acquiror nor SPOC is a party to any Contract or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to the Acquired Interests in violation of applicable Law.  Acquiror and SPOC acknowledge and understand that (i) the acceptance of the Acquired Interests has not been registered under the Securities Act in reliance on an exemption therefrom and (ii) that the Acquired Interests will, upon their contribution by Contributor, be characterized as “restricted securities” under state and federal securities Laws.  Acquiror and SPOC agree that the Acquired Interests may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of except pursuant to an effective registration statement under the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act, and in compliance with other applicable state and federal securities Laws.

(b)                                 Acquiror, on its behalf and on behalf of SPOC, (i) has conducted its own independent review and analysis of, and, based thereon, has formed an independent judgment concerning, the business, assets, condition, operations and prospects of the Company, and (ii) has been furnished with or given full access to such documents and information about the Company and its respective businesses and operations as it and its representatives and advisors have deemed necessary to enable it to make an informed decision with respect to the execution, delivery and performance of this Agreement and the transactions contemplated hereby.  Acquiror, on its behalf and on behalf of SPOC, has received all materials relating to the business of the Company that it has requested and has been afforded the opportunity to obtain any additional information necessary to verify the accuracy of any such information or of any representation or warranty made by the Company or Contributor herein or to otherwise evaluate the merits of the transactions contemplated hereby.  Contributor and the Company have answered to Acquiror’s satisfaction all inquiries that Acquiror and its representatives and advisors have made on its behalf or on behalf of SPOC concerning the business of the Company or otherwise relating to the transactions contemplated hereby.

(c)                                  In entering into this Agreement, Acquiror has relied solely upon its own investigation and analysis and the representations and warranties of the Company and Contributor expressly contained in Article 3 and Article 4, respectively, and the Company Certificate and Acquiror acknowledges that, other than as set forth in this Agreement (as modified by the Schedules) and the certificates or other instruments delivered pursuant hereto, none of Contributor, the Company or any of their respective directors, officers, employees, Affiliates, stockholders, agents or representatives makes or has made any representation or warranty, either express or implied, (x) as to the accuracy or completeness of any of the information provided or made available to Acquiror or any of its respective agents, representatives, lenders or Affiliates prior to the execution of this Agreement (other than, for the avoidance of doubt, as set forth in this Agreement) or (y) with respect to any projections, forecasts, estimates, plans or budgets of future revenues, expenses or expenditures, future results of operations (or any component thereof), future cash flows (or any component thereof) or future financial condition (or any component thereof) of the Company heretofore or hereafter delivered to or made available to Acquiror or any of its respective agents, representatives, lenders or Affiliates.  It is understood that any cost estimates, projections or other predictions, any data, any financial information or any memoranda or offering materials or presentations are not and shall not be deemed to be or to include representations or warranties of the Company or Contributor (other than, for the avoidance of doubt, as set forth in this Agreement as modified by the Schedules), and are not and shall not be deemed to be relied upon by Acquiror in executing, delivering and performing this Agreement and the transactions contemplated hereby.

ARTICLE 6
COVENANTS

Section 6.1                                    Conduct of Business of the Company.  Except as contemplated by this Agreement, from and after the date hereof until the earlier of the Closing Date or the termination of this Agreement pursuant to Article 8, the Company shall and Contributor shall cause the Company to, except as consented to in writing by Acquiror (which consent shall not be unreasonably withheld, conditioned or delayed), (a) conduct its business in the ordinary and regular course in substantially the same manner heretofore conducted (including any conduct that is reasonably related, complementary or incidental thereto), (b) use commercially reasonable efforts to preserve substantially intact its goodwill and business organization and to preserve the present commercial relationships with key Persons with whom it does business (including customers, Dealers, suppliers, employees and others having material business dealings with it), (c) use commercially reasonable efforts to maintain its material assets and properties, (d) use commercially reasonable efforts to perform in all material respects and materially comply with the Company Material Contracts and materially comply with all applicable Laws and Orders and (e) not do any of the following:

(i)                                     take or omit to take any action that would reasonably be expected to result in a Company Material Adverse Effect;

(ii)                                  declare or pay a dividend on, or make any other distribution in respect of, its equity securities except Tax distributions by the Company to Contributor;

(iii)                               issue, sell or deliver any capital stock, membership interests or other equity securities or issue or sell any securities convertible into, or options with respect to, or warrants to purchase or rights to subscribe for, any of its capital stock, membership interests or other equity securities;

(iv)                              effect any recapitalization, reclassification, stock or unit dividend, stock or unit split or like change;

(v)                                 acquire or agree to acquire in any manner (whether by merger or consolidation, the purchase of an equity interest in or a material portion of the assets of or otherwise) any business or any corporation, partnership, association or other business organization or division thereof of any other Person other than the acquisition of assets in the ordinary course of business consistent with past practices;

(vi)                              adopt any amendments to its Governing Documents;

(vii)                           sell, lease, assign, license, abandon, allow to lapse, transfer or otherwise dispose of, or mortgage, pledge or permit the incurrence of any Lien on, any material assets, including Real Property, other than sales of products, inventory or services in the ordinary course of business consistent with past practice;

(viii)                        authorize any new capital expenditures or commitments exceeding $500,000 per expenditure or commitment or $2,500,000 in the aggregate for all such expenditures and commitments, except for capital expenditures incurred in the ordinary course of business;

(ix)                              except as expressly provided pursuant to the Secondment Agreement and in the ordinary course of business consistent with past practice, hire any executives or terminate the services of any existing executives, increase, accelerate or provide for additional compensation, benefits (fringe or otherwise) or other rights to any current or former employee, adopt, amend, terminate or otherwise become liable with respect to any Employee Benefit Plan, or agree to do any of the foregoing;

(x)                                 except as provided pursuant to the Secondment Agreement, grant, agree to grant, or amend or modify any grant or agreement to grant, any severance, termination or retention payment to any current or former employee;

(xi)                              adopt a plan or agreement of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other material reorganization;

(xii)                           incur or permit to exist any indebtedness for borrowed money (which shall be understood to exclude, for the avoidance of doubt, capital lease and operating lease obligations, obligations of variable interest entities for which the Company has no obligation and trade payables, in each case, whether or not such obligations are required to be accounted for as debt);

(xiii)                        change its accounting policies or procedures except to the extent required to conform with GAAP, or change its fiscal year;

(xiv)                       settle or compromise any pending Proceedings except in the ordinary course of business consistent with past practice;

(xv)                          terminate or cancel any material insurance policy naming the Company as its beneficiary or a loss payee;

(xvi)                       materially change the nature or scope of its business or enter into a new line of business;

(xvii)                    materially modify, change, renew, extend or terminate any Company Material Contract, other than renewals or extensions in the ordinary course of business;

(xviii)                 make or change any material Tax election, enter into any agreement relating to Taxes, including closing agreements with Taxing Authorities, or settle or compromise any material Tax claim or liability; or

(xix)                       agree in writing or otherwise to do anything contained in this clause (e).

Section 6.2                                    Tax Matters.

(a)                                 Contributor shall prepare and file (or cause to be prepared and filed) all Tax Returns of the Company with the appropriate federal, state, local and foreign Taxing Authorities due on or before the Closing Date.  Contributor shall allow Acquiror to review, comment upon and reasonably approve without undue delay any such Tax Returns at least fifteen (15) days before the filing of such Tax Returns.  Contributor will cause such Tax Return (as revised to incorporate Acquiror’s reasonable comments) to be timely filed and will provide a copy to Acquiror.

(b)                                 Acquiror shall prepare and file, or cause to be prepared and filed, all Tax Returns required to be filed by the Company due after the Closing Date, including Tax Returns relating to tax periods that commence before the Closing Date and end after the Closing Date (“Straddle Periods”).  Such Tax Returns shall be prepared on a basis consistent with past practice except to the extent otherwise required by applicable Law.  Acquiror shall allow Contributor to review, comment upon and reasonably approve without undue delay any such Tax Returns at least fifteen (15) days before the filing of such Tax Returns.  Not later than five (5) days prior to the due date for payment of Taxes with respect to any such Tax Returns, Contributor will pay to (or at the direction of) the Acquiror the amount of any Taxes shown as due on such Tax Returns that are allocable to a Pre-Closing Tax Period.  Acquiror will cause such Tax Return (as revised to incorporate Contributor’s reasonable comments) to be timely filed and will provide a copy to Contributor.

(c)                                  Unless required by applicable Law, Acquiror shall not make any elections or file (or cause or permit the Company to file) any amended Tax Return by or on behalf of the Company with respect to any Pre-Closing Tax Period without Contributor’s consent, such consent not to be unreasonably withheld, delayed or conditioned.

(d)                                 Acquiror and Contributor shall cooperate fully, as and to the extent reasonably requested by the other Party, in connection with the preparation, filing and execution of Tax Returns (including Tax Returns of Contributor with respect to the business activities of the Company) and any audit, litigation or other proceeding (each a “Tax Proceeding”) with respect to Taxes imposed on or with respect to the Company or the assets of the Company for any Pre-Closing Tax Period or Straddle Period.  Such cooperation shall include the retention and (upon the other Party’s request) the provision of records and information that are reasonably relevant to any such Tax Return or Tax Proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder or to testify at any such Tax Proceeding.  Contributor and the Company agree to (and, in the case of the Company, will cause the Company to) retain all books and records with respect to Tax matters pertinent to the Company until six (6) months following the expiration of the statute of limitations (and any extensions thereof) of the respective Pre-Closing Tax Periods.  Contributor shall have the right to settle, compromise or litigate any matter described above in this subsection (d) that could give rise to an indemnification obligation on the part of Contributor pursuant to this Agreement.  Acquiror and Contributor further agree, upon request, to use their commercially reasonable efforts to obtain any certificate or other document from any Taxing Authority or any other Person or take any other action as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed on any Party (including with respect to the transactions contemplated by this Agreement).

(e)                                  The amount of all Pre-Closing Tax Refunds of the Company for all Pre-Closing Tax Periods shall be the property of Contributor.  The Company will not, and Acquiror will not permit the Company to, forfeit, fail to collect or otherwise minimize any Pre-Closing Tax Refund whether through any election to carry forward a net operating loss or otherwise (regardless of whether Acquiror or the Company otherwise is legally permitted to take such action).  Acquiror shall pay to Contributor an amount equal to any Pre-Closing Tax Refund, together with any interest thereon, received after the Closing Date within fifteen (15) days of such receipt.  A Pre-Closing Tax Refund shall be “received” for purposes of this Agreement (i) on the day of receipt of any actual refund of Taxes or (ii) on the day of filing of any Tax Return that applies what would have been a Pre-Closing Tax Refund to the payment of Taxes for another taxable period.

(f)                                   The Parties do not expect that the transfer of Membership Interests pursuant to this Agreement will result in any state and local transfer, sales, use, registration, stamp or other similar Taxes (“Transfer Taxes”).  However, if any Transfer Taxes are imposed on the transfer of the Membership Interests pursuant to this Agreement, such Transfer Taxes shall be borne equally by Acquiror and Contributor. The Parties shall cooperate in good faith to minimize, to the extent permissible under applicable Law, the amount of any such Transfer Taxes.

Section 6.3                                    Access to Information.  From and after the date hereof until the earlier of the Closing Date or the termination of this Agreement pursuant to Article 8, upon reasonable notice, and subject to restrictions contained in the confidentiality agreements to which the Company is subject, the Company shall provide to Acquiror and its authorized representatives during normal business hours reasonable access to all books and records of the Company (in a manner so as to not unreasonably interfere with the normal business operations of the Company) and the Company shall furnish promptly to Acquiror and its representatives such information concerning their business, properties, Contracts, assets, liabilities and employees as Acquiror and its representatives may reasonably request; provided, that in no event shall the foregoing include any sampling or analysis of soil, groundwater, building materials or other environmental media of the sort generally referred to as a Phase II environmental investigation nor may Acquiror require that such Phase II environmental investigation be conducted.

Section 6.4                                    Efforts to Consummate.

(a)                                 Subject to the terms and conditions herein provided, each of Contributor, Acquiror and the Company shall use commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things reasonably necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement (including the satisfaction, but not waiver, of the closing conditions set forth in Article 7).  Each of Contributor, Acquiror and the Company shall use commercially reasonable efforts to obtain consents of all Governmental Entities or other third parties necessary to consummate the transactions contemplated by this Agreement.  All costs incurred in connection with obtaining such consents shall be borne by the Party incurring such costs and, in no event, shall Contributor, any of its Affiliates or the Company be required to make any payments (other than routine administrative fees, contractual change of control payments and attorneys’ fees) or provide other types of consideration in order to seek or facilitate the obtaining of any such consents.

(b)                                 In the event any Proceeding by any Governmental Entity or other Person is commenced which questions the validity or legality of the transactions contemplated hereby or seeks damages in connection therewith, the Parties agree to cooperate and use reasonable efforts to defend against such Proceeding and, if an injunction or other order is issued in any such Proceeding, to use commercially reasonable efforts to have such injunction or other order lifted, and to cooperate reasonably regarding any other impediment to the consummation of the transactions contemplated hereby.

(c)                                  Contributor and Acquiror shall permit counsel for the other Party reasonable opportunity to review in advance, and consider in good faith the views of the other Party in connection with, any proposed written communication to any Governmental Entity relating to the transactions contemplated by this Agreement.  Each of Contributor and Acquiror agrees not to participate in any substantive meeting or discussion, either in person or by telephone with any Governmental Entity in connection with the transactions contemplated by this Agreement unless it consults with the other Party in advance and, to the extent not prohibited by such Governmental Entity, gives the other Party the opportunity to attend and participate in such meeting or discussion.

Section 6.5                                    Public Announcements.  Acquiror, on the one hand, and the Company and Contributor, on the other hand, shall consult with one another and seek one another’s prior written consent before issuing any press release, or otherwise making any public statements, with respect to the transactions contemplated by this Agreement and shall not issue any such press release or make any such public statement prior to such consultation and prior written consent; provided that each Party may make any such announcement which it in good faith believes, based on advice of counsel, is necessary in connection with any requirement of Law, it being understood and agreed that each Party shall provide the other Parties with copies of any such announcement in advance of such issuance.

Section 6.6                                    Documents and Information.  After the Closing Date, Acquiror and the Company shall, until the seventh (7th) anniversary of the Closing Date, retain all books, records and other documents pertaining to the business of the Company in existence on the Closing Date and make the same available for inspection and copying by Contributor (at Contributor’s expense) during normal business hours of the Company, upon reasonable request and upon reasonable notice.  No such books, records or documents shall be destroyed after the seventh (7th) anniversary of the Closing Date by Acquiror or the Company without first advising Contributor in writing and giving Contributor a reasonable opportunity to obtain possession thereof.

Section 6.7                                    Contributor Guarantees.

(a)                                 From and after Closing, Contributor shall maintain, or cause to be maintained, each of the guarantees of Contributor and/or its Affiliates (other than the Company) in favor of the Company and/or its properties or assets, as set forth on Schedule 6.7 (collectively, the “Contributor Guarantees”).

(b)                                 For such period as Contributor or any of its Affiliates remains a guarantor under any Contributor Guarantee after the Closing, (i) Acquiror shall, or shall cause the Company to, indemnify, defend, and hold harmless Contributor and its Affiliates from and against any Loss suffered by Contributor or any of its Affiliates that results from, arises out of, or relates to any such Contributor Guarantee; provided, however, that to the extent Acquiror indemnifies Contributor directly (as opposed to causing the Company to indemnify Acquiror), Acquiror shall only be obligated to indemnify Contributor for an amount equal to the product of (x) (1) one minus (2) the percentage of membership interests in the Company owned by Acquiror as of the date of such Loss, multiplied by (y) the amount of such Loss, (ii) Acquiror shall not cause the Company, without the written consent of Contributor, to enter into (A) any expansion, renewal or extension of the underlying Contract that is subject to the Contributor Guarantee unless the Company shall first obtain a release of such Contributor Guarantee or (B) any other amendment or modification of the underlying Contract that is subject to the Contributor Guarantee in a way which would affect the related Contributor Guarantee in any way without the prior written consent of Contributor, and (iii) Contributor shall not, without the written consent of Acquiror, enter into any amendment, expansion, modification, renewal or extension of any such Contributor Guarantee.

Section 6.8                                    Notices; Schedule Supplements.

(a)                                 From and after the date of this Agreement until the earlier of the Closing Date or the termination of this Agreement pursuant to Article 8, each Party shall notify each other Party in writing of (i) any Company Material Adverse Effect (in the case the notifying Party is Contributor) or any Acquiror Material Adverse Effect (in the case the notifying Party is Acquiror), (ii) any fact, circumstance, event or action the existence, occurrence or taking of which has resulted in, or would reasonably be expected to result in, any representation or warranty of Contributor hereunder (in the case the notifying Party is Contributor) or Acquiror hereunder (in the case the notifying Party is Acquiror), not being true and correct, in each case, to the extent the fact, circumstance, event or action underlying such breach has occurred on or prior to the date hereof, or (iii) any fact, circumstance, event or action the existence, occurrence or taking of which has resulted in, or would reasonably be expected to result in, the failure of any of the conditions set forth in Article 7 to be satisfied.

(b)                                 From and after the date of this Agreement until the earlier of the Closing Date or the termination of this Agreement pursuant to Article 8, the Company may, within five (5) Business Days of obtaining actual knowledge of the occurrence of the matter being disclosed, prepare and deliver to Acquiror supplements and/or amendments to the disclosure schedules to this Agreement (the “Schedules”) (which may contain additional Schedules that are not in existence as of the date hereof relating to any of the provisions contained in Article 3, in each case, such supplement, amendment or new Schedule being referred to as an “Update”) only with respect to matters first occurring after the date hereof and which matters do not result from a breach of any covenants required to be performed or complied with by the Company or Contributor under this Agreement, and each such Update shall be deemed to be an amendment to this Agreement for all purposes hereof other than for purposes of the conditions set forth in Section 7.2; provided that, in the event that the disclosure of the facts, circumstances and events included in such Update would give Acquiror the right to elect to terminate this Agreement pursuant to Section 8.1(b) if the 20-day cure period described therein had lapsed and Acquiror does not make such election within ten (10) Business Days of its receipt of such Update, such Update shall be deemed to be an amendment to this Agreement for all purposes hereof, including with respect to the conditions set forth in Section 7.2.

Section 6.9                                    Restrictions on Transfer.  Prior to the Closing or the earlier termination of this Agreement pursuant to Article 8, Contributor shall not sell, transfer, contribute, pledge, distribute or otherwise dispose of or incur any Liens on any Membership Interests owned by Contributor, or agree to do any of the foregoing.

Section 6.10                             Debt Financing.

(a)                                 Acquiror shall use commercially reasonable efforts to take, or cause to be taken, all actions and use commercially reasonable efforts to do, or cause to be done, all things necessary, proper and advisable to (i) obtain debt financing that is on such terms and conditions as may be reasonably acceptable to Acquiror, the net proceeds of which are greater than or equal to the amount set forth on Schedule 6.10 and that constitutes Acquiror Debt (the “Debt Financing”), and (ii)(A) negotiate and execute definitive agreements with respect to the Debt Financing (the “Financing Agreements”) on terms and conditions reasonably acceptable to Acquiror, which terms and conditions shall not be in violation of any of the covenants or agreements of Acquiror contained herein, and deliver to Contributor a copy thereof as promptly as practicable (and no later than four (4) Business Days) after such execution (but in any event, prior to the Closing); (B) satisfy on a timely basis, or obtain a timely waiver of, all conditions in the Financing Agreements that are within the control of Acquiror; (C) comply with the obligations of Acquiror under the Financing Agreements; and (D) consummate the Debt Financing at or prior to the Closing.  Acquiror’s obligations under this Section 6.10 shall include using commercially reasonable efforts to seek the Debt Financing from alternative financing sources in the event any financing sources that may be initially contacted by Acquiror are unable to provide the Debt Financing.

(b)                                 Acquiror shall use commercially reasonable efforts to keep Contributor and Contributor Guarantor informed with respect to all material activity concerning the status of the Debt Financing and shall give Contributor and Contributor Guarantor prompt notice of any material adverse change with respect to such Debt Financing.

(c)                                  Without limiting Acquiror’s obligations set forth in this Section 6.10, prior to the Closing, each of Acquiror and Contributor shall cooperate, and shall use its commercially reasonable efforts to cause its respective officers, employees, representatives, auditors, and advisors, including legal and accounting advisors, to cooperate, in connection with the arrangement of the Debt Financing (provided, that such requested cooperation does not unreasonably interfere with the ongoing operations of business of the Parties or their respective Affiliates), including, if necessary, (i) participation in meetings, drafting sessions, rating agency presentations, due diligence sessions, and “road show” and other customary marketing presentations; (ii) assisting any financing sources in the preparation of (A) one or more customary offering documents and documents to be filed with the SEC in connection with the Debt Financing and (B) materials for rating agency presentations; (iii) using commercially reasonable efforts to obtain surveys and title insurance reasonably requested by financing sources; (iv) taking all reasonably required corporate actions, subject to the consummation of the Closing, to permit the consummation of the Debt Financing; (v) providing authorization letters to any financing sources authorizing the distribution of information to prospective lenders and containing a customary representation to the arranger of any financing that the information contained in any offering document or information memorandum relating to the Company does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and (vi) cooperating reasonably with the financing sources’ due diligence of the Company, to the extent customary and reasonable and to the extent not unreasonably interfering with the business of the Parties and their respective Affiliates.  Any information provided by the Parties in connection with seeking the Debt Financing (which must be furnished in writing) shall be prepared in good faith and shall, be free of any material misstatements or omissions.

(d)                                 In addition, Contributor shall: (i) use its commercially reasonable efforts to cause its independent accountants to provide a letter or letters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to financial statements and certain financial information of the Company used in connection with the Debt Financing; (ii) use its commercially reasonable efforts to provide customary representation letters and other authorizations or information to its independent accountants, to enable them to provide the foregoing “comfort letters”; (iii) use its commercially reasonable efforts to obtain the consent of its independent accountants for the inclusion of its reports on the Company in any document or documents to be used in connection with the Debt Financing; and (iv) cause the appropriate representatives of the Company to execute and deliver any definitive financing documents or other certificates or documents as may be reasonably requested by Acquiror for delivery at the consummation of the Debt Financing; provided, however, that Contributor shall not be required to pay any commitment or other similar fee or incur any other liability (other than pursuant to this Agreement) in connection with the Debt Financing; provided, further, that the effectiveness of any documentation executed by the Company shall be subject to the consummation of the Closing.

(e)                                  Acquiror shall, and shall cause its controlled Affiliates to, (i) subject to Section 2.5, upon request by Contributor, reimburse Contributor for all reasonable and documented out of-pocket costs incurred by Contributor and its Affiliates and representatives in connection with the cooperation provided for in Section 6.10(c) and Section 6.10(d) (such reimbursement to be made promptly and in any event within seven (7) Business Days of delivery of reasonably acceptable documentation evidencing such expenses); and (ii) indemnify and hold harmless the Contributor and its Affiliates and representatives from and against any and all Losses suffered or incurred by them in connection with the arrangement of the Debt Financing and any information utilized in connection therewith (other than information provided by the Contributor, its Affiliates (other than Acquiror, the general partner of Acquiror and their respective Subsidiaries) or its representatives, to the extent they are acting in their capacity as such, and not in their capacity as representatives of Acquiror, the general partner of Acquiror or any of their respective Subsidiaries).

ARTICLE 7
CONDITIONS TO CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT

Section 7.1                                    Conditions to the Obligations of the Company, Acquiror and Contributor.  The obligations of the Company, Acquiror and Contributor to consummate the transactions contemplated by this Agreement are subject to the satisfaction (or, if permitted by applicable Law, waiver by the Party for whose benefit such condition exists) of the following conditions:

(a)                                 that there be no Order issued by any court of competent jurisdiction or other Governmental Entity or other legal restraint or prohibition preventing the consummation of the transactions contemplated by this Agreement in effect; provided, however, that each of Acquiror, Contributor and the Company shall have used commercially reasonable efforts to prevent the entry of any such injunction or other Order and to appeal as promptly as possible any injunction or other Order that may be entered; and

(b)                                 Acquiror shall have consummated the Debt Financing.

Section 7.2                                    Other Conditions to the Obligations of Acquiror.  The obligations of Acquiror to consummate the transactions contemplated by this Agreement are subject to the satisfaction or, if permitted by applicable Law, waiver by Acquiror of the following further conditions:

(a)                                 (i) All representations and warranties of Contributor and the Company contained in Article 3 and Article 4 (other than the representations and warranties listed in clause (ii) of this Section 7.2(a)) shall be true and correct in all respects (without regard to qualifications as to materiality or Company Material Adverse Effect) as though made on and as of the Closing Date, except to the extent the failure of such representations and warranties to be true and correct as of such dates would not have a Company Material Adverse Effect; and (ii) the representations and warranties of Contributor set forth in Section 3.1 (Organization and Qualification), Section 3.2 (Capitalization of the Company; Subsidiaries), Section 3.3 (Authority), Section 3.11(p) (Tax Matters), Section 4.1 (Organization and Qualification), Section 4.2 (Authority) and Section 4.4 (Title to the Membership Interests) shall be true and correct in all respects as though made on and as of the Closing Date;

(b)                                 Contributor and the Company shall have performed and complied in all material respects with all covenants required to be performed or complied with by the Company and Contributor, respectively, under this Agreement on or prior to the Closing Date;

(c)                                  from the date of this Agreement, there shall not have occurred any Company Material Adverse Effect; and

(d)                                 prior to or at the Closing, Contributor shall have delivered the items contemplated by Section 2.3(a).

Section 7.3                                    Other Conditions to the Obligations of the Company and Contributor.  The obligations of the Company and Contributor to consummate the transactions contemplated by this Agreement are subject to the satisfaction or, if permitted by applicable Law, waiver by the Company and Contributor of the following further conditions:

(a)                                 (i) All representations and warranties of Acquiror contained in Article 5 (other than the representations and warranties listed in clause (ii) of this Section 7.2(a)) shall be true and correct in all respects (without regard to qualifications as to materiality or Acquiror Material Adverse Effect) as though made on and as of the Closing Date, except to the extent the failure of such representations and warranties to be true and correct as of such dates would not have an Acquiror Material Adverse Effect; and (ii) the representations and warranties of Acquiror set forth in Section 5.1 (Organization and Qualification), Section 5.2 (Authority) and Section 5.4 (Valid Issuance; Listing) shall be true and correct in all respects as though made on and as of the Closing Date.

(b)                                 Acquiror shall have performed and complied in all material respects with all covenants required to be performed or complied with by it under this Agreement on or prior to the Closing Date;

(c)                                  from the date of this Agreement, there shall not have occurred any Acquiror Material Adverse Effect;

(d)                                 the Acquiror Common Units to be issued as the Unit Consideration shall have been approved for listing on the New York Stock Exchange, subject to official notice of issuance; and

(e)                                  prior to or at the Closing, Contributor shall have delivered the items contemplated by Section 2.3(b).

ARTICLE 8
TERMINATION; AMENDMENT; WAIVER

Section 8.1                                    Termination.  This Agreement may be terminated and the transactions contemplated by this Agreement may be abandoned at any time prior to the Closing:

(a)                                 by mutual written consent of Acquiror and Contributor;

(b)                                 by Acquiror, if any of the representations or warranties of Contributor or the Company set forth in Article 3 or Article 4 shall not be true and correct or if the Company or Contributor has failed to perform any covenant or agreement on the part of Contributor or the Company set forth in this Agreement (including an obligation to consummate the Closing) such that the condition to Closing set forth in either Section 7.2(a) or Section 7.2(b) would not be satisfied and the breach or breaches causing such representations or warranties not to be true and correct, or the failures to perform any covenant or agreement, as applicable, are not cured within twenty (20) calendar days after written notice thereof is delivered to Contributor; provided that Acquiror is not then in breach of this Agreement so as to cause the condition to Closing set forth in either Section 7.3(a) or Section 7.3(b) from being satisfied;

(c)                                  by Contributor, if any of the representations or warranties of Acquiror set forth in Article 5 shall not be true and correct or if Acquiror has failed to perform any covenant or agreement on the part of Acquiror set forth in this Agreement (including an obligation to consummate the Closing) such that the condition to Closing set forth in either Section 7.3(a) or Section 7.3(b) would not be satisfied and the breach or breaches causing such representations or warranties not to be true and correct, or the failures to perform any covenant or agreement, as applicable, are not cured within twenty (20) calendar days after written notice thereof is delivered to Acquiror; provided that neither Contributor nor the Company is then in breach of this Agreement so as to cause the condition to Closing set forth in Section 7.2(a) or Section 7.2(b) from being satisfied;

(d)                                 by either Acquiror or Contributor, if the transactions contemplated by this Agreement shall not have been consummated on or prior to July 23, 2015 (the “Termination Date”) and the Party seeking to terminate this Agreement pursuant to this Section 8.1(d) shall not have breached in any material respect its obligations under this Agreement in any manner that shall have proximately caused the failure to consummate the transactions contemplated by this Agreement on or before the Termination Date; provided, that if by July 23, 2015, (i) the Closing has not occurred and (ii) the condition set forth in Section 7.1(b) has not been satisfied, Contributor may, in its sole discretion, extend the Termination Date by up to ninety (90) days by written notice to Acquiror (it being understood that Contributor may elect to extend the Termination Date on more than one occasion so long as the Termination Date is not extended by more than ninety (90) days in the aggregate, taking into account each such extension); or

(e)                                  by either Acquiror or Contributor, if any Governmental Entity shall have issued an Order or taken any other action permanently enjoining, restraining or otherwise prohibiting the transactions contemplated by this Agreement and such Order or other action shall have become final and nonappealable; provided that the Party seeking to terminate this Agreement pursuant to this Section 8.1(e) shall have used commercially reasonable efforts to remove such Order.

Section 8.2                                    Effect of Termination.  In the event of the termination of this Agreement pursuant to Section 8.1, this entire Agreement shall forthwith become void (and there shall be no liability or obligation on the part of Acquiror, Contributor, Contributor Guarantor or the Company or their respective officers, directors or equityholders) with the exception of (a) the provisions of this Section 8.2, Section 8.3, Section 8.4, Section 6.5 and Article 10, each of which provisions shall survive such termination and remain valid and binding obligations of the Parties, and (b) any liability of any Party for any willful breach of or willful failure to perform any of its obligations under this Agreement prior to such termination (including any failure by a Party to consummate the transactions contemplated by this Agreement if it is obligated to do so hereunder).  For purposes of this Section 8.2, “willful” shall mean a breach that is a consequence of an act undertaken by the breaching Party with the knowledge that the taking of such act would, or would be reasonably expected to, cause a breach of this Agreement.

Section 8.3                                    Amendment.  This Agreement may be amended or modified only by a written agreement executed and delivered by duly authorized officers of Acquiror, Contributor and the Company.  This Agreement may not be modified or amended except as provided in the immediately preceding sentence and any purported amendment by any Party or Parties effected in a manner which does not comply with this Section 8.3 shall be void.

Section 8.4                                    Extension; Waiver.  At any time prior to the Closing, Contributor (on behalf of itself and the Company) may (a) extend the time for the performance of any of the obligations or other acts of Acquiror contained herein, (b) waive any inaccuracies in the representations and warranties of Acquiror contained herein or in any document, certificate or writing delivered by Acquiror pursuant hereto or (c) waive compliance by Acquiror with any of the agreements or conditions contained herein.  At any time prior to the Closing, Acquiror may (i) extend the time for the performance of any of the obligations or other acts of the Company or Contributor contained herein, (ii) waive any inaccuracies in the representations and warranties of the Company and Contributor contained herein or in any document, certificate or writing delivered by the Company or Contributor pursuant hereto or (iii) waive compliance by the Company and Contributor with any of the agreements or conditions contained herein.  Any agreement on the part of any Party to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such Party.  The failure of any Party to assert any of its rights hereunder shall not constitute a waiver of such rights.

ARTICLE 9
INDEMNIFICATION

Section 9.1                                    Survival.  Subject to the limitations and other provisions of this Agreement, all of the representations and warranties of the Parties contained herein, in the Company Certificate or in the Acquiror Certificate shall survive the Closing and shall remain in full force and effect until the date that is eighteen (18) months from the Closing Date; provided, however, that the representations and warranties contained in Section 3.11 (Tax Matters) shall survive through the date that is 30 days after the expiration of the applicable statute of limitations and the Contributor Fundamental Representations and the Acquiror Fundamental Representations shall survive the Closing indefinitely (each, as applicable, the “Cut-Off Date”).  All covenants and agreements of the Parties contained herein shall survive the Closing indefinitely or for the period explicitly specified therein.  Notwithstanding the foregoing, any claims asserted in good faith with reasonable specificity (to the extent known at such time) and in writing by notice from the non-breaching Party to the breaching Party prior to the Cut-Off Date or end of any other applicable survival period shall not thereafter be barred by the expiration of the relevant representation, warranty or covenant, and such claims shall survive until finally resolved.

Section 9.2                                    Indemnification By Contributor.  Subject to the other terms and conditions of this Article 9, from and after the Closing, Contributor shall indemnify and defend each of Acquiror and its Affiliates (including the Company) and their respective representatives, including directors, managers, officers, employees, consultants, financial advisors, counsel and accountants (collectively, the “Acquiror Indemnitees”) against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Losses actually incurred or sustained by, or imposed upon, the Acquiror Indemnitees as a result of:

(a)                                 any breach of any of the representations or warranties of Contributor or the Company contained in this Agreement, as of the date such representation or warranty was made or as if such representation or warranty was made on and as of the Closing Date;

(b)                                 any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Contributor pursuant to this Agreement; and

(c)                                  Contributor Taxes.

Section 9.3                                    Indemnification By Acquiror.  Subject to the other terms and conditions of this Article 9, from and after the Closing, Acquiror shall indemnify and defend each of Contributor and its Affiliates and their respective representatives, including directors, managers, officers, employees, consultants, financial advisors, counsel and accountants (collectively, the “Contributor Indemnitees”) against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Losses actually incurred or sustained by, or imposed upon, the Contributor Indemnitees:

(a)                                 as a result of any breach of any of the representations or warranties of Acquiror contained in this Agreement, as of the date such representation or warranty was made or as if such representation or warranty was made on and as of the Closing Date;

(b)                                 as a result of any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Acquiror pursuant to this Agreement; and

(c)                                  pursuant to Section 6.7.

Section 9.4                                    Certain Limitations.  Notwithstanding anything to the contrary contained herein, the indemnification provided for in Section 9.2 and Section 9.3 shall be subject to the following limitations:

(a)                                 Contributor shall not be liable to the Acquiror Indemnitees for indemnification under Section 9.2(a) (other than with respect to a claim for indemnification as a result of any inaccuracy in or breach of Section 3.1 (Organization and Qualification), Section 3.2 (Capitalization of the Company; Subsidiaries), Section 3.3 (Authority), Section 3.12 (Brokers), Section 4.1 (Organization and Qualification), Section 4.2 (Authority), Section 4.4 (Title to the Membership Interests), and Section 4.6 (Brokers) (collectively, the “Contributor Fundamental Representations”)), until the aggregate amount of all Losses indemnifiable under Section 9.2(a) (other than those with respect to any Contributor Fundamental Representation and other than those excluded pursuant to Section 9.4(b)) exceeds an amount equal to the Deductible, in which event the Acquiror Indemnitees shall only be entitled to recover Losses in excess of such amount, subject to the other limitations set forth herein.

(b)                                 Contributor shall not be liable to the Acquiror Indemnitees for indemnification under Section 9.2(a) (other than with respect to a claim for indemnification with respect to or by reason of any Contributor Fundamental Representation) for any particular Loss (including any series of related Losses) indemnifiable pursuant to Section 9.2(a) (other than those with respect to any Contributor Fundamental Representation), unless such Loss (including any series of related Losses) equals or exceeds the Per Claim Deductible, and any Losses (or series of related Losses) that are less than the Per Claim Deductible (other than those with respect to any Contributor Fundamental Representation) shall not be included in the aggregate Losses indemnifiable pursuant to Section 9.2(a), including for purposes of the calculation in Section 9.4(a).

(c)                                  Acquiror shall not be liable to the Contributor Indemnitees for indemnification under Section 9.3(a) (other than with respect to a claim for indemnification as a result of any inaccuracy in or breach of any representation and warranty in Section 5.1 (Organization and Qualification), Section 5.2 (Authority), Section 5.4 (Valid Issuance; Listing) and Section 5.9 (Brokers) (collectively, the “Acquiror Fundamental Representations”)) until the aggregate amount of all Losses in respect of indemnification under Section 9.3(a) (other than those with respect to any Acquiror Fundamental Representation and other than those excluded pursuant to Section 9.4(d)) exceeds an amount equal to the Deductible, in which event the Contributor Indemnitees shall only be entitled to recover Losses in excess of such amount, subject to the other limitations set forth herein.

(d)                                 Acquiror shall not be liable to the Contributor Indemnitees for indemnification under Section 9.3(a) (other than with respect to a claim for indemnification with respect to or by reason of any Acquiror Fundamental Representation) for any particular Loss (including any series of related Losses) indemnifiable pursuant to Section 9.3(a) (other than those with respect to any Acquiror Fundamental Representation), unless such Loss (including any series of related Losses) equals or exceeds the Per Claim Deductible, and any Losses (or series of related Losses) that are less than the Per Claim Deductible (other than those with respect to any Acquiror Fundamental Representation) shall not be included in the aggregate Losses indemnifiable pursuant to Section 9.3(a), including for purposes of the calculation in Section 9.4(c).

(e)                                  The maximum liability of Contributor (other than with respect to a claim for indemnification with respect to a breach of a Contributor Fundamental Representation) with respect to Losses indemnifiable pursuant to Section 9.2(a) shall be the Cap; provided, that the maximum liability of Contributor pursuant to this Article 9 shall not exceed the Aggregate Cap.

(f)                                   The maximum liability of Acquiror (other than with respect to a claim for indemnification with respect to a breach of an Acquiror Fundamental Representation) with respect to Losses indemnifiable pursuant to Section 9.3(a) shall be the Cap; provided, that the maximum liability of Acquiror pursuant to this Article 9 shall not exceed the Aggregate Cap.

(g)                                  An Indemnifying Party (as defined below) shall be obligated to pay for the same Loss only once under this Article 9 even if a claim for indemnification in respect of such Loss has been made as a result of a breach of more than one representation, warranty, covenant or agreement contained in this Agreement.

(h)                                 For purposes of this Article 9, any inaccuracy in or breach of any representation or warranty, and any damages resulting therefrom, shall be determined without regard to any materiality, Material Adverse Effect or other similar qualification contained in or otherwise applicable to such representation or warranty.

(i)                                     Subject to the provisions of this Section 9.4(i) the amount of any and all Losses shall be determined net of (i) any amounts in payment for Losses actually received by any of the Acquiror Indemnitees or Contributor Indemnitees, as applicable, (net of any related costs and expenses incurred in connection therewith, including the direct costs of premiums relating to any such insurance proceeds) under or pursuant to (x) any insurance coverage or storage tank fund and all arrangements set forth on Schedule 3.10 and (y) any other indemnity or reimbursement arrangement or Contract, or from other collateral sources (collectively, “Alternative Arrangements”), and (ii) any Tax benefits arising from the incurrence or payment of the underlying obligations relating to such Losses actually realized for the year of such incurrence or payment.  The Acquiror Indemnitees shall use commercially reasonable efforts to collect all amounts available and recoverable under any Alternative Arrangements and Contributor shall provide reasonable cooperation to the Acquiror Indemnitees undertaking such efforts, including by providing reasonable access to any documents, reports, data or other information in the possession of Contributor required by the Acquiror Indemnitees or any Alternative Arrangements; provided, however, that, (A) in no event, shall the expenditure of such efforts require the Acquiror Indemnitees to expend any such efforts prior to submitting a claim for indemnification under this Agreement, (B) nothing provided herein shall require any Acquiror Indemnitee to avail itself of any available policies of self-insurance other than any Alternative Arrangements, and (C) if Acquiror seeks indemnification from Contributor, Acquiror shall provide Contributor with documents and information directly related to such efforts and recovery, as reasonably requested by Contributor.  For the avoidance of doubt, Contributor shall not be liable for any Losses related to any breach of the representations and warranties set forth in Section 3.10 (Environmental Matters) unless and until the Acquiror Indemnitees have exhausted their remedies under all Alternative Arrangements reasonably available to Acquiror or any other Acquiror Indemnitees, and thereafter, Contributor shall only be responsible for the portion of any Losses that is not satisfied or covered by any reasonably available Alternative Arrangements (net of any related costs and expenses incurred in connection therewith, including the direct costs of premiums relating to any insurance proceeds) after satisfaction or payment of any deductible or retention thereunder; provided, however, that, in no event, shall the exhaustion of such remedies require the Acquiror Indemnitees to exhaust any such remedies prior to submitting a claim for indemnification under this Agreement.  For purposes hereof, Acquiror shall have satisfied the “exhaustion of remedies” of Alternative Arrangements as long as Acquiror has commenced a Proceeding in pursuit of the Alternative Arrangements and Acquiror prosecutes such Proceeding in good faith in an attempt to avail itself of the Alternative Arrangements; provided, however, that “exhaustion of remedies” shall not require Acquiror to pursue or appeal any decision issued in connection with any Proceeding.

(j)                                    In any case where a Acquiror Indemnitee, directly or indirectly through the Company, recovers, under any Alternative Arrangements, any amount in respect of a matter for which such Acquiror Indemnitee was, prior to such recovery, indemnified pursuant to Section 9.2, such Acquiror Indemnitee, or, if applicable, the Company, shall promptly pay over to Contributor any amount so recovered from Contributor (after deducting therefrom the amount of the expenses incurred by such Acquiror Indemnitee in procuring such recovery), but not in excess of the sum of (i) any amount previously so paid by Contributor to or on behalf of such Acquiror Indemnitee in respect of such matter and (ii) any amount actually expended by Contributor in pursuing or defending any claim arising out of such matter that is indemnifiable as a Loss hereunder.

(k)                                 Notwithstanding anything herein to the contrary, to the extent any Acquiror Indemnitee has a claim under Section 9.2 for Losses suffered by the Company, such Acquiror Indemnitee shall not be entitled to recover any amounts in excess of the Equity Percentage of such Losses.

(l)                                     (i) The Acquiror Indemnitees shall not be entitled to indemnification pursuant to Section 9.2 for any Loss to the extent that such Loss is reflected as a liability on the Latest Company Balance Sheet or reflected in the footnotes to the Company Financial Statements and (ii) the Contributor Indemnitees shall not be entitled to indemnification pursuant to Section 9.3 for any Loss to the extent that such Loss is reflected as a liability on the Latest Acquiror Balance Sheet or reflected in the financial statements of Acquiror included in the Acquiror SEC Documents, in each case of clauses (i) and (ii), only to the extent that amounts associated with such Loss are included therein.

(m)                             Notwithstanding anything to the contrary herein, Contributor shall not be obligated to indemnify the Acquiror Indemnitees for any Loss with respect to any environmental matter or condition, including for any inaccuracy or breach of the representations and warranties in Section 3.10 (Environmental Matters), that is discovered or detected by any sampling, investigation, analysis or reporting unless: (i) such sampling, investigating, analysis or reporting is affirmatively required by Environmental Laws or by a Governmental Entity; (ii) such sampling, investigation, analysis or reporting is necessary to conduct in defense of a Third Party Claim (as defined below) against Acquiror Indemnitees alleging that Hazardous Substances have migrated off of any Owned Real Property or Leased Real Property; or (iii) such sampling, investigation, analysis or reporting is conducted in connection with the bona fide construction or expansion of improvements by any Acquiror Indemnitee at any Real Property undertaken in the ordinary course of business, and in such case only to the extent such sampling, investigation, analysis or reporting is consistent with industry practice.  Any indemnification of any of the Acquiror Indemnitees with respect to any remediation, removal or cleanup, including any investigation, monitoring, or remedial obligations, shall be limited to such cost effective action that is required by Environmental Laws or by a Governmental Entity to attain compliance with minimum applicable remedial standards for continued use of the relevant property or facility as a gasoline fueling and service station and/or convenience store with gasoline fueling operations, employing, if appropriate, available or acceptable, permissible risk-based remedial standards and reasonable deed or use restrictions and institutional controls.

Section 9.5                                    Indemnification Procedures.  The party making a claim under this Article 9 is referred to as the “Indemnified Party”, and the party against whom such claim is asserted under this Article 9 is referred to as the “Indemnifying Party”.

(a)                                 Third Party Claims.  If any Indemnified Party receives notice of the assertion or commencement of any Proceeding made or brought by any Person who is not a party to this Agreement or an Affiliate of a party to this Agreement or a representative of the foregoing (a “Third Party Claim”) against such Indemnified Party with respect to which the Indemnifying Party is obligated to provide indemnification under this Agreement, the Indemnified Party shall give the Indemnifying Party reasonably prompt written notice thereof, but in any event not later than thirty (30) calendar days after receipt of such notice of such Third Party Claim. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party is actually and materially prejudiced thereby. Such notice by the Indemnified Party shall describe the Third Party Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may reasonably be sustained by the Indemnified Party. The Indemnifying Party shall have the right to participate in, or by giving written notice to the Indemnified Party, to assume the conduct and control of the settlement or defense of any Third Party Claim at the Indemnifying Party’s expense and by the Indemnifying Party’s own counsel, and the Indemnified Party shall cooperate in good faith in such defense; provided, that if the Indemnifying Party is Contributor, such Indemnifying Party shall not have the right to defend or direct the defense of any such Third Party Claim that seeks an injunction or other equitable relief against the Indemnified Party.  In the event that the Indemnifying Party assumes the defense of any Third Party Claim, subject to Section 9.5(b), it shall have the right to take such action as it deems necessary to avoid, dispute, defend, appeal or make counterclaims pertaining to any such Third Party Claim in the name and on behalf of the Indemnified Party. The Indemnified Party shall have the right to participate in the defense of any Third Party Claim with counsel selected by it subject to the Indemnifying Party’s right to control the settlement and defense thereof.  The fees and disbursements of such counsel shall be at the expense of the Indemnified Party; provided, that if in the reasonable opinion of counsel to the Indemnified Party, (A) there are legal defenses available to an Indemnified Party that are different from or additional to those available to the Indemnifying Party; or (B) there exists a conflict of interest between the Indemnifying Party and the Indemnified Party that cannot be waived, the Indemnifying Party shall be liable for the reasonable fees and expenses of one counsel to the Indemnified Party. If the Indemnifying Party elects not to compromise or defend such Third Party Claim, the Indemnified Party may, subject to Section 9.5(b), pay, compromise or defend such Third Party Claim and seek indemnification for any and all Losses based upon, arising from or relating to such Third Party Claim.  Contributor and Acquiror shall cooperate with each other in all reasonable respects in connection with the defense of any Third Party Claim, including making available records relating to such Third Party Claim and furnishing, without expense (other than reimbursement of actual out-of-pocket expenses) to the defending party, such management employees of the non-defending party, information and testimony, and attending such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably necessary for the preparation of the defense of such Third Party Claim.

(b)                                 Settlement of Third Party Claims.  Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not enter into settlement of any Third Party Claim without the prior written consent of the Indemnified Party, except to the extent such settlement does not provide for liability or the creation of a financial or other obligation on the part of the Indemnified Party and provides, in customary form, for the unconditional release of each Indemnified Party from all liabilities and obligations in connection with such Third Party Claim. If the Indemnified Party has assumed the defense pursuant to Section 9.5(a), it shall not agree to any settlement without the written consent of the Indemnifying Party (which consent shall not be unreasonably withheld or delayed), and no such settlement shall be determinative of the Indemnifying Party’s obligations under this Article 9.

(c)                                  Direct Claims.  Any claim by an Indemnified Party on account of a Loss which does not result from a Third Party Claim (a “Direct Claim”) shall be asserted by the Indemnified Party giving the Indemnifying Party reasonably prompt written notice thereof, but in any event not later than thirty (30) calendar days after the Indemnified Party becomes aware of the matter or circumstance alleged to give rise to such Direct Claim. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party is actually and materially prejudiced thereby.  Such notice by the Indemnified Party shall describe the Direct Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount of the Loss that has been or may be reasonably sustained by the Indemnified Party.  The Indemnified Party shall allow the Indemnifying Party and its professional advisors to investigate the matter or circumstance alleged to give rise to the Direct Claim, and whether and to what extent any amount is payable in respect of the Direct Claim, and the Indemnified Party shall assist the Indemnifying Party’s investigation by giving such information and assistance (including access to the Company’s premises and personnel and the right to examine and copy any accounts, documents or records) as the Indemnifying Party or any of its professional advisors may reasonably request.

Section 9.6                                    Subrogation.  In the event of payment by or on behalf of any Indemnifying Party to any Indemnified Party (including pursuant to this Article 9) in connection with any Third Party Claim, such Indemnifying Party shall be subrogated to and shall stand in the place of such Indemnified Party as to any events or circumstances in respect of which such Indemnified Party may have any right, defense or claim relating to such claim or demand against any claimant or plaintiff asserting such claim or demand.  Such Indemnified Party shall cooperate with such Indemnifying Party in a reasonable manner, and at the cost of such Indemnifying Party, in presenting any subrogated right, defense or claim.

Section 9.7                                    Tax Treatment of Indemnification Payments.  All indemnification payments made under this Agreement shall be treated by the Parties as an adjustment to the Consideration for Tax purposes, and to the extent possible, first as an adjustment to the Cash Consideration, unless otherwise required by Law.

Section 9.8                                    Exclusive Remedies.  Except with respect to Section 8.2, the Parties acknowledge and agree that, from and after the Closing, their sole and exclusive remedy with respect to any and all claims (other than claims for fraud on the part of a party in connection with the transactions contemplated by this Agreement, which such claims shall not be subject to any monetary or survival limitations set forth herein, and other than claims to enforce, or for breach of, Guaranteed Obligations pursuant to Section 10.19) for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to or in any way arising from the subject matter of this Agreement, shall be pursuant to the indemnification provisions set forth in this Article 9, and the Parties hereby waive any other statutory and common law remedies or claims.  Without limiting the generality of the foregoing, Acquiror acknowledges and agrees that each Acquiror Indemnitee’s right to indemnification under this

Article 9 for any environmental matter, including for any breach or inaccuracy of the representations and warranties contained in Section 3.10 (Environmental Matters), shall constitute such Acquiror Indemnitee’s sole and exclusive remedy against Contributor with respect to any environmental matter, including any such matter arising under any Environmental Laws.  The Acquiror Indemnitees hereby, except as specifically reserved under this Article 9, (a) waive any remedies or claims that may be available under Environmental Laws relating to the subject matter of this Agreement, and (b) release Contributor from any claim, demand or liability with respect to any environmental matters relating to the subject matter of this Agreement, including any such claims arising under Environmental Laws.

ARTICLE 10
MISCELLANEOUS

Section 10.1                             Entire Agreement; Assignment.  This Agreement (a) constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof and (b) shall not be assigned by any Party (whether by operation of Law or otherwise).  Any attempted assignment of this Agreement not in accordance with the terms of this Section 10.1 shall be void.

Section 10.2                             Notices.  All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile (followed by overnight courier), delivery by a nationally recognized overnight courier or by registered or certified mail (postage prepaid, return receipt requested) to the other Parties as follows:

To Acquiror or to the Company (after the Closing):

Sunoco LP

555 East Airtex Drive

Houston, Texas 77073

Attention: General Counsel

Facsimile: (361) 693-3725

To Contributor:

ETP Retail Holdings, LLC

1735 Market Street, 13th Floor

Philadelphia, PA 19103

Attention: General Counsel

Facsimile: (866) 627-8010

with a copy (which shall not constitute notice to Contributor or Contributor Guarantor) to:

Sunoco, Inc. (R&M)

1735 Market Street, 13th Floor

Philadelphia, PA 19103

Attention: General Counsel

Facsimile:  (866) 627-8010

Energy Transfer Partners

3738 Oak Lawn Avenue

Dallas, Texas 75219

Attention: General Counsel

To Contributor Guarantor:

Energy Transfer Partners

3738 Oak Lawn Avenue

Dallas, Texas 75219

Attention: General Counsel

To the Company:

Sunoco, LLC
1735 Market Street, 13th Floor

Philadelphia, PA 19103

Attention: General Counsel

Facsimile:  (866) 627-8010

or to such other address as the Party to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

Section 10.3                             Governing Law.  This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to any choice of Law or conflict of Law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Law of any jurisdiction other than the State of Delaware.

Section 10.4                             Fees and Expenses.  Except as otherwise set forth in this Agreement, all fees and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement, including the fees and disbursements of counsel, financial advisors and accountants, shall be paid by the Party incurring such fees or expenses.

Section 10.5                             Construction; Interpretation.  The term “this Agreement” means this Contribution Agreement together with the Schedules and exhibits hereto, as the same may from time to time be amended, modified, supplemented or restated in accordance with the terms hereof.  The headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.  No Party, nor its respective counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions hereof, and all provisions of this Agreement shall be construed according to their fair meaning and not strictly for or against any Party.  Unless otherwise indicated to the contrary herein by the context or use thereof: (i) the words, “herein,” “hereto,” “hereof” and words of similar import refer to this Agreement as a whole, including the Schedules and exhibits, and not to any particular section, subsection, paragraph, subparagraph or clause contained in this Agreement; (ii) masculine gender shall also include the feminine and neutral genders, and vice versa; (iii) words importing the singular shall also include the plural, and vice versa; (iv) the words “include,” “includes” or “including” shall be deemed to be followed by the words “without limitation”; and (v) except as otherwise set forth in this Agreement, any accounting terms shall be given the definition thereof under GAAP.

Section 10.6                             Exhibits and Schedules.  All exhibits and Schedules, or documents expressly incorporated into this Agreement, are hereby incorporated into this Agreement and are hereby made a part hereof as if set out in full in this Agreement.  Any item disclosed in any Schedule referenced by a particular section in this Agreement shall be deemed to have been disclosed with respect to every other section in this Agreement if the relevance of such disclosure to such other section is reasonably apparent.  The specification of any dollar amount in the representations or warranties contained in this Agreement or the inclusion of any specific item in any Schedule is not intended to imply that such amounts, or higher or lower amounts or the items so included or other items, are or are not material, and no Party shall use the fact of the setting of such amounts or the inclusion of any such item in any dispute or controversy as to whether any obligation, items or matter not described herein or included in a Schedule is or is not material for purposes of this Agreement.

Section 10.7                             Parties in Interest.  This Agreement shall be binding upon and inure solely to the benefit of each Party and its successors and permitted assigns and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

Section 10.8                             Representation by Counsel.  Each of the Parties agrees that it has been represented by independent counsel of its choice during the negotiation and execution of this Agreement and the documents referred to herein, and that it has executed the same upon the advice of such independent counsel.  Each Party and its counsel cooperated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto shall be deemed the work product of the Parties and may not be construed against any Party by reason of its preparation.  Therefore, the Parties waive the application of any Law providing that ambiguities in an agreement or other document will be construed against the Party drafting such agreement or document.

Section 10.9                             Severability.  If any term or other provision of this Agreement is invalid, illegal or unenforceable, all other provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party.

Section 10.10                      Counterparts; Facsimile Signatures.  This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Agreement by facsimile or scanned pages shall be effective as delivery of a manually executed counterpart to this Agreement.

Section 10.11                      Knowledge.  For all purposes of this Agreement, the phrases “to Contributor’s knowledge” and “known by Contributor” and any derivations thereof shall mean, as of the applicable date, the actual knowledge of the officers of the Company or Contributor, as applicable, at the time of the Closing (none of whom shall have any personal liability or obligations regarding such knowledge).

Section 10.12                      Limitation on Remedies.  Except in the case of fraud, no breach of any representation, warranty or covenant contained herein or in any certificate delivered pursuant to this Agreement shall give rise to any right on the part of Acquiror or Contributor, after the consummation of the transactions contemplated hereby, to rescind this Agreement or any of the transactions contemplated hereby.

Section 10.13                      No Recourse.  Notwithstanding anything that may be expressed or implied in this Agreement, Acquiror agrees and acknowledges that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement shall be had against any current or future director, officer, employee or member of Contributor or of any Affiliate or assignee thereof, as such, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable Law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any current or future officer, agent or employee of Contributor or any current or future member of Contributor or any current or future director, officer, employee or member of Contributor or of any Affiliate or assignee thereof, as such, for any obligation of Contributor under this Agreement or any documents or instruments delivered in connection with this Agreement for any claim based on, in respect of or by reason of such obligations or their creation.

Section 10.14                                  Waiver of Jury Trial.  Each Party hereby waives, to the fullest extent permitted by Law, any right to trial by jury of any claim, demand, action, or cause of action (i) arising under this Agreement or (ii) in any way connected with or related or incidental to the dealings of the Parties in respect of this Agreement or any of the transactions related hereto, in each case, whether now existing or hereafter arising, and whether in contract, tort, equity, or otherwise.  Each Party hereby further agrees and consents that any such claim, demand, action, or cause of action shall be decided by court trial without a jury and that the Parties may file a copy of this Agreement with any court as written evidence of the consent of the Parties to the waiver of their right to trial by jury.

Section 10.15                      Jurisdiction and Venue.  Each of the Parties (i) submits to the exclusive general jurisdiction of the Court of Chancery for the State of Delaware (the “Chancery Court”) and any state appellate court therefrom located within the State of Delaware (or, only if the Chancery Court declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware) in any Proceeding arising out of or relating to this Agreement,

(ii) agrees that all claims in respect of such Proceeding may be heard and determined in any such court and (iii) agrees not to bring any Proceeding arising out of or relating to this Agreement in any other court.  Each of the Parties waives any defense of inconvenient forum to the maintenance of any Proceeding so brought and waives any bond, surety or other security that might be required of any other Party with respect thereto.  Each Party agrees that service of summons and complaint or any other process that might be served in any Proceeding may be made on such Party by sending or delivering a copy of the process to the Party to be served at the address of the Party and in the manner provided for the giving of notices in Section 10.2.  Nothing in this Section 10.15, however, shall affect the right of any Party to serve legal process in any other manner permitted by Law.  Each Party agrees that a final, non-appealable judgment in any Proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by Law.

Section 10.16                      Remedies.  Except as otherwise expressly provided herein, any and all remedies provided herein will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by Law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.  The Parties agree and acknowledge that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the parties hereto do not perform their respective obligations under the provisions of this Agreement (including failing to take such actions as are required of them hereunder to consummate the transactions contemplated by this Agreement) in accordance with their specific terms or otherwise breach such provisions.  It is accordingly agreed that, prior to the valid termination of this Agreement pursuant to Section 8.1, the Parties shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in each case without posting a bond or undertaking, this being in addition to any other remedy to which they are entitled at Law or in equity.  Each of the Parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief when expressly available pursuant to the terms of this Agreement on the basis that the other Parties have an adequate remedy at Law or an award of specific performance is not an appropriate remedy for any reason at Law or equity.

Section 10.17                      Time of Essence.  With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

Section 10.18                      Further Assurances.  Following the Closing, as and when requested by any Party and at such Party’s expense, any other Party shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions as such other Party may reasonably deem necessary to evidence and effectuate the transactions contemplated by this Agreement.

Section 10.19                      Contributor Guarantor.

(a)                                 Contributor Guarantor hereby absolutely, unconditionally and irrevocably guarantees to the Acquiror the due, full and punctual payment and performance of all covenants, obligations, liabilities and agreements of Contributor hereunder (the “Guaranteed Obligations”), subject to the terms and conditions hereunder. If, for any reason whatsoever, Contributor shall fail or be unable to duly, punctually and fully pay or perform the Guaranteed Obligations, Contributor Guarantor will forthwith pay and cause to be paid in lawful currency of the United States, or perform or cause to be performed, the Guaranteed Obligations. The foregoing obligation of Contributor Guarantor constitutes a continuing guarantee of payment and performance, and is and shall be absolute and unconditional under any and all circumstances, including circumstances which might otherwise constitute a legal or equitable discharge of a guarantor and including any amendment, extension, modification or waiver of any of the Guaranteed Obligations or any insolvency, bankruptcy, liquidation or dissolution of Contributor or any assignment thereby. Contributor Guarantor hereby irrevocably waives (to the fullest extent permitted by applicable Law) notice of acceptance of this guaranty and notice of any liability to which it may apply, and waives promptness, diligence, presentment, demand or payment, protest, notice of dishonor or nonpayment, suit, filing objections with a court, any right to require proceeding first against Contributor (including initiating a Proceeding against Contributor), any right to require the prior disposition of the assets of Contributor to meet any of its obligations hereunder or the taking of any other action by Acquiror and the Acquiror Group and all demands whatsoever. The guaranty set forth in this Section 10.19(a) will remain in full force and effect, and will be binding upon Contributor Guarantor, until all of the Guaranteed Obligations have been satisfied.

(b)                                 Contributor Guarantor hereby represents and warrants to Acquiror that:

(i)                                     Contributor Guarantor is a legal entity duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization;

(ii)                                  Contributor Guarantor has all requisite limited partnership power and authority and has taken all limited partnership action necessary in order to execute, deliver and perform its obligations under this Agreement;

(iii)                               No material notices to, filings with, or authorizations, consents or approvals of any Governmental Entity are necessary for the execution, delivery or performance of this Agreement. Neither the execution, delivery and performance by Contributor Guarantor of this Agreement nor the consummation by Contributor Guarantor of the transactions contemplated thereby will (A) conflict with or result in any breach of any provision of Contributor Guarantor’s Governing Documents, (B) result in a violation or breach of, or cause acceleration, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any material Contract to which Contributor Guarantor is a party, other than violations, breaches, accelerations or defaults which would not, or would not be reasonably likely to, have a material effect on Contributor’s ability to execute, deliver and perform its obligations under this Agreement or (C) violate any material Law or Order of any Governmental Entity applicable to Contributor Guarantor or any of its properties or assets; and

(iv)                              This Agreement has been duly executed and delivered by Contributor Guarantor and is a valid and binding agreement of Contributor Guarantor, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity.

*     *     *     *     *

IN WITNESS WHEREOF, each of the Parties has caused this Contribution Agreement to be duly executed on its behalf as of the day and year first above written.

COMPANY:

SUNOCO, LLC

By:	/s/ Robert W. Owens
	Name:	Robert W. Owens
	Title:	President

SIGNATURE PAGE TO CONTRIBUTION AGREEMENT

CONTRIBUTOR:

ETP Retail Holdings, LLC

By:	/s/ Robert W. Owens
	Name:	Robert W. Owens
	Title:	President

SIGNATURE PAGE TO CONTRIBUTION AGREEMENT

ACQUIROR:

SUNOCO LP

By: Sunoco GP LLC,
its general partner

By:	/s/ Robert W. Owens
	Name:	Robert W. Owens
	Title:	President and Chief Executive Officer

SIGNATURE PAGE TO CONTRIBUTION AGREEMENT

Solely with respect to Section 10.19 and the other provisions related thereto:

CONTRIBUTOR GUARANTOR:

ENERGY TRANSFER PARTNERS, L.P.

By:	Energy Transfer Partners GP, L.P., its general partner

By:	Energy Transfer Partners, L.L.C. its general partner

By:	/s/ Thomas P. Mason
Name:	Thomas P. Mason
Title:	Senior Vice President, General Counsel and Secretary

SIGNATURE PAGE TO CONTRIBUTION AGREEMENT

EXHIBIT A

AMENDED AND RESTATED OPERATING AGREEMENT OF SUNOCO, LLC

EXHIBIT A

AMENDED AND RESTATED

OPERATING AGREEMENT

OF

SUNOCO, LLC

DATED EFFECTIVE AS [          ] [•], 2015

THE MEMBERSHIP INTERESTS REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND WERE ISSUED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE INTERESTS MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED AT ANY TIME EXCEPT IN ACCORDANCE WITH THE RESTRICTIONS CONTAINED IN THIS AGREEMENT AND PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAW OR IN THE EVENT THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO IT THAT SUCH TRANSFER DOES NOT REQUIRE REGISTRATION UNDER ANY APPLICABLE LAWS.

i

AMENDED AND RESTATED OPERATING AGREEMENT

OF

SUNOCO, LLC

A DELAWARE LIMITED LIABILITY COMPANY

This Amended and Restated Operating Agreement of Sunoco, LLC, a Delaware limited liability company (the “Company”), is entered into and effective as of [              ] [•], 2015 (the “Effective Date”), by and between ETP Retail Holdings, LLC, a Delaware limited liability company (“Holdings”), and Susser Petroleum Operating Company LLC, a Delaware limited liability company (“SPOC”). Each of Holdings and SPOC is referred to herein individually as a “Member” and collectively as the “Members.”

W I T N E S S E T H:

WHEREAS, the Company was formed on November 19, 2013 by filing a certificate of formation with the Secretary of State of the State of Delaware pursuant to and in accordance with the Delaware Limited Liability Company Act, 6 Del. C. §18-101, et seq. (as amended from time to time, the “Act”);

WHEREAS, prior to the Effective Date, the Company was governed by the Operating Agreement of the Company, dated November 19, 2013 (the “Original Operating Agreement”);

WHEREAS, (a) Holdings is a wholly owned indirect subsidiary of Energy Transfer Partners, L.P., a Delaware limited partnership (“ETP”), and, prior to the Effective Date, owned 100% of the Membership Interest in the Company and (b) SPOC is a wholly owned direct subsidiary of Sunoco LP, a Delaware limited partnership (the “Partnership”);

WHEREAS, pursuant to the Contribution Agreement, dated March 23, 2015 (the “Contribution Agreement”), by and among the Company, Holdings, ETP and the Partnership, Holdings agreed to contribute to the Partnership, and the Partnership agreed to acquire, a 31.58% Membership Interest in the Company (the “Acquired Interest”);

WHEREAS, immediately following the acquisition contemplated by the Contribution Agreement, the Partnership contributed the Acquired Interest to SPOC; and

WHEREAS, as a part of the closing of the transactions contemplated under the Contribution Agreement, the parties hereto desire that (a) SPOC be admitted as a Member of the Company, (b) the Original Operating Agreement be amended and restated in its entirety by this Agreement and (c) the Company be governed by the Act and this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby amend and restate the Original Operating Agreement in its entirety and agree as follows:

ARTICLE I.
DEFINITIONS AND RULES OF CONSTRUCTION

1.1          Defined Terms. The following terms, when used in this Agreement, shall have the meanings set forth below unless the context requires otherwise.

“Act” has the meaning set forth in the recitals to this Agreement.

“Adjusted Capital Account” means the Capital Account maintained for each Member as of the end of each taxable year of the Company (i) increased by any amounts that such Member is obligated to restore under the standards set by Regulations § 1.704-1(b)(2)(ii)(c) (or is deemed obligated to restore under Regulations §§ 1.704-2(g) and 1.704-2(i)(5)) and (ii) decreased by (a) the amount of all losses and deductions that, as of the end of such taxable year, are reasonably expected to be allocated to such Member in subsequent taxable years under Code Sections 704(e)(2) and 706(d) and Regulations § 1.751-1(b)(2)(ii), and (b) the amount of all distributions that, as of the end of such taxable year, are reasonably expected to be made to such Member in subsequent taxable years in accordance with the terms of this Agreement or otherwise to the extent they exceed offsetting increases to such Member’s Capital Account that are reasonably expected to occur during (or prior to) the taxable year in which such distributions are reasonably expected to be made (other than increases as a result of a minimum gain chargeback pursuant to Section 6.2(a) or Section 6.2(b)). The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Regulations § 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

“Adjusted Property” means any property the Carrying Value of which has been adjusted pursuant to Section 5.8(d).

“Affiliate” means, when used with respect to any specified Person, any other Person that, directly or indirectly, through one or more intermediaries, Controls, or is Controlled by, or is under common Control with, such specified Person; provided, for purposes of this Agreement, the Partnership and its general partner and Subsidiaries (collectively, the “Partnership Group”) shall not be construed as Affiliates of ETP and its Subsidiaries (excluding, for the purposes of clarity, the Partnership Group) and ETP and its Subsidiaries (excluding, for the purposes of clarity, the Partnership Group) shall not be construed as Affiliates of any Person that is a member of the Partnership Group.

“Agreed Value” of any Contributed Property means the fair market value of such property or asset at the time of contribution and, in the case of Adjusted Property, the fair market value of such Adjusted Property on the date of the revaluation event as described in Section 5.8(d), in both cases as determined by the Company.

“Agreement” means this Amended and Restated Operating Agreement, as it may be amended or restated from time to time.

“Acquired Interest” has the meaning set forth in the recitals to this Agreement.

“Available Cash” means, with respect to any Distribution Period ending prior to the dissolution or liquidation of the Company:

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(a)  the sum of (i) all cash and cash equivalents of the Company on hand at the end of such Distribution Period, and (ii) if the Board so determines, all or any portion of any additional cash and cash equivalents of the Company on hand immediately prior to the date of distribution of Available Cash with respect to such Distribution Period, less

(b)  the amount of any cash reserves that is necessary or appropriate in the reasonable discretion of the Board to (i) provide for the proper conduct of the business of the Company subsequent to such Distribution Period (including reserves for future capital expenditures and for anticipated future credit needs of the Company within the subsequent 12 month period), or (ii) comply with applicable Law or any loan agreement, security agreement, mortgage, debt instrument or other agreement or obligation to which the Company is a party or by which it is bound or its assets are subject;

provided, however, that the disbursements made, cash received or cash reserves established, increased or reduced after the end of such Distribution Period but on or before the date of distribution of Available Cash with respect to such Distribution Period shall be deemed to have been made, received, established, increased or reduced, for purposes of determining Available Cash, within such Distribution Period if the Board so determines.

Notwithstanding the foregoing, “Available Cash” with respect to the Distribution Period in which liquidation or dissolution of the Company occurs and any subsequent Distribution Period shall equal zero.

“Board” has the meaning set forth in Section 7.1(a).

“Book-Tax Disparity” means with respect to any item of Contributed Property or Adjusted Property, as of the date of any determination, the difference between the Carrying Value of such Contributed Property or Adjusted Property and the adjusted basis thereof for federal income tax purposes as of such date. A Member’s share of the Company’s Book-Tax Disparities in all of its Contributed Property and Adjusted Property will be reflected by the difference between such Member’s Capital Account balance as maintained pursuant to Section 5.8 and the hypothetical balance of such Member’s Capital Account computed as if it had been maintained strictly in accordance with federal income tax. accounting principles. The determination of Book-Tax Disparity and a Member’s share thereof will be determined consistently with Regulations § 1.704-3(d).

“Business Day” means a day, other than a Saturday or Sunday, on which commercial banks in New York City and Dallas, Texas are open for the general transaction of business.

“Capital Account” means the capital account maintained for each Member pursuant to Section 5.8.

“Capital Call” has the meaning set forth in Section 5.2(a).

“Capital Contribution” means, with respect to any Member, the total amount of cash and the Net Agreed Value of property (other than cash) contributed to the capital of the Company by such Member.

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“Carrying Value” means (i) with respect to a Contributed Property or an Adjusted Property, the Agreed Value of such property reduced (but not below zero) by all depreciation, amortization and cost recovery deductions charged to the Members’ Capital Accounts in respect of such Contributed Property or Adjusted Property, and (ii) with respect to any other Company property, the adjusted basis of such property for federal income tax purposes, all as of the time of determination. The Carrying Value of any property shall be adjusted from time to time in accordance with Section 5.8(d) and to reflect changes, additions or other adjustments to the Carrying Value for dispositions and acquisitions of Company properties, as deemed appropriate by the Company.

“Certificate” means the certificate of formation of the Company filed with the Secretary of State of the State of Delaware as required by the Act, as such certificate may be amended or restated from time to time.

“Charter Documents” means the Certificate and this Agreement.

“Claim” means any demand, demand letter, claim, action, notice of noncompliance or violation, or other proceeding.

“Code” means the United States Internal Revenue Code of 1986, as amended (or any corresponding provisions of a successor statute).

“Company” has the meaning set forth in the preamble to this Agreement.

“Company Group” means, collectively, the Company and its Subsidiaries.

“Company Minimum Gain” means the amount of “partnership minimum gain” determined in accordance with the principles of Regulations § 1.704-2(d).

“Consequential Damages” means all exemplary, punitive, special, indirect, consequential, remote or speculative damages, including loss of profit, loss of revenue or any other special or incidental damages, whether in contract, tort (including negligence), strict liability or otherwise, whether or not the Person at fault knew or should have known that such damage would likely be suffered.

“Contributed Property” means each property or asset, but excluding cash or cash equivalents, contributed to the Company by a Member. Once the Carrying Value of a Contributed Property is adjusted pursuant to Section 5.8(d), such property or asset will no longer constitute a Contributed Property, but will be deemed an Adjusted Property.

“Contribution Agreement” has the meaning set forth in the recitals to this Agreement.

“Control” (and “Controls,” “Controlled by” and other derivatives thereof), means, with respect to a specified Person, the possession, directly or indirectly, of the power, directly or indirectly, to direct or cause the direction of the management or policies of such specified Person, whether through ownership of voting securities, by contract or otherwise.

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“Director” means any individual appointed to the Board as provided in Section 7.1(a), but only for so long as such Person remains a member of the Board in accordance with this Agreement.

“Distribution Period” means a period equal to a fiscal quarter of the Company or such shorter period thereof, as determined from time to time by the Board.

“Effective Date” has the meaning set forth in the preamble to this Agreement.

“Equity Percentage Interest” means the interest of a Member in the equity of the Company, stated as a percentage and, for all Members, aggregating 100%. The Equity Percentage Interest of each Member is set forth on Exhibit A and is subject to adjustment or revision from time to time in accordance with the terms of this Agreement; provided, however, that for so long as the aggregate interest of SPOC and its Affiliates in the equity of the Company, stated as a percentage, is greater than or equal to 15.0%, in connection with any vote, approval or consent of the Directors or the Members required by the Act or under this Agreement, the Equity Percentage Interest of SPOC will be deemed to be 50.1% and the Equity Percentage Interest of Holdings will be deemed to be 49.9% for the purpose of such vote, approval or consent (but not for any other purpose).

“ETP” has the meaning set forth in the recitals to this Agreement.

“Fair Market Value” means the value of any specified interest or property, which shall not in any event be less than zero, that would be obtained in an arm’s length transaction for cash between an informed and willing buyer and an informed and willing seller, neither of whom is under any compulsion to purchase or sell, respectively, and without regard to the particular circumstances of the buyer or seller.

“GAAP” means United States generally accepted accounting principles.

“Gross Liability Value” means, with respect to any Liability of the Company described in Regulations § 1.752-7(b)(3)(i), the amount of cash that a willing assignor would pay to a willing assignee to assume such Liability in an arm’s length transaction.

“Group Member” means a member of the Company Group.

“Group Member Agreement” means the partnership agreement of any Group Member that is a limited or general partnership, the limited liability company agreement of any Group Member, other than the Company, that is a limited liability company, the certificate of incorporation and bylaws or similar organizational documents of any Group Member that is a corporation, the joint venture agreement or similar governing document of any Group Member that is a joint venture and the governing or organizational or similar documents of any other Group Member that is a Person other than a limited or general partnership, limited liability company, corporation or joint venture, as such may be amended, supplemented or restated from time to time.

“Governmental Authority” means any domestic or foreign, national, state, parish, county, local or tribal government, or any subdivision, agency, branch, bureau, board, commission,

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legislature, court, tribunal, arbitrator, official or other instrumentality or authority thereof, or any governmental, quasi-governmental or non-governmental body exercising or entitled to exercise any similar powers of authority thereunder including regulatory, administrative, executive, judicial, legislative, police or taxing authority.

“Holdings” has the meaning set forth in the preamble to this Agreement.

“Indemnitee” has the meaning set forth in Section 7.13(a).

“Interest” has the same meaning as Membership Interest.

“Internal Transfer” has the meaning set forth in Section 9.1(a).

“IRS” means the United States Internal Revenue Service or any successor agency succeeding to substantially all of the authority of the United States Internal Revenue Service.

“Law” means any statute, law (including common law), rule, ordinance, regulation, ruling, requirement, writ, injunction, decree, order or other official act of or by any Governmental Authority or any arbitral tribunal to which a Person or property is subject, whether such Laws now exist or hereafter come into effect.

“Liability” means any liability or obligation of any nature, whether accrued, contingent or otherwise.

“Liquidating Event” has the meaning set forth in Section 10.1.

“Liquidating Trustee” means the liquidating trustee specified m accordance with Section 10.2(a).

“Member” means any Person that is a party to this Agreement by virtue of ownership of Membership Interests, and any other Person that hereafter becomes a Member in accordance with Article IX, but only for so long as each such Person remains a member of the Company in accordance with this Agreement and the Act, and does not include an assignee which is not admitted as a Substitute Member in accordance with Article IX.

“Member Nonrecourse Debt” has the meaning set forth in Regulations § 1.704-2(b)(4) for the phrase “partner nonrecourse debt.”

“Member Nonrecourse Debt Minimum Gain” has the meaning set forth in Regulations § 1.704-2(i)(2) for the phrase “partner nonrecourse debt minimum gain.”

“Member Nonrecourse Deductions” means any and all items of loss, deduction or expenditure (including any expenditure described in Code Section 705(a)(2)(B)) that, in accordance with principles of Regulations § 1.704-2(i), are attributable to Member Nonrecourse Debt.

“Membership Interest” means all of the ownership interests and rights of a Member in the Company, including such Member’s (a) right to a distributive share of the Net Income and Net

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Loss (and items thereof) of the Company, (b) right to a distributive share of the assets of the Company, (c) rights to allocations, information and to consent or approve, (d) right to participate in the management of the affairs of the Company as provided herein and (e) Equity Percentage Interest.

“Net Agreed Value” means (a) in the case of any Contributed Property, the Agreed Value of such property reduced by any Liability either assumed by the Company upon such contribution or to which such property is subject when contributed and (b) in the case of any property distributed to a Member by the Company, the Company’s Carrying Value of such property (as adjusted pursuant to Section 5.8(d)(ii)) at the time such property is distributed, reduced by any Liability either assumed by such Member upon such distribution or to which such property is subject at the time of distribution, in either case, as determined and required by Regulations promulgated under Code Section 704(b).

“Net Income” means, for any taxable year, the excess, if any, of the Company’s items of income and gain for such taxable year over the Company’s items of loss and deduction for such taxable year. The items included in the calculation of Net Income shall be determined in accordance with Section 5.8 but shall not include any items specially allocated under Section 6.2; provided that the determination of the items that have been specially allocated under Section 6.2 shall be made without regard to any reversal of such items under Section 6.2(h).

“Net Loss” means, for any taxable year, the excess, if any, of the Company’s items of loss and deduction for such taxable year over the Company’s items of income and gain for such taxable year. The items included in the calculation of Net Loss shall be determined in accordance with Section 5.8 but shall not include any items specially allocated under Section 6.2; provided that the determination of the items that have been specially allocated under Section 6.2 shall be made without regard to any reversal of such items under Section 6.2(h).

“Nonrecourse Built-in Gain” means, with respect to any Contributed Properties or Adjusted Properties that are subject to a mortgage or pledge securing a Nonrecourse Liability, the amount of any taxable gain that would be allocated to the Members pursuant to Section 6.3(b), if such properties were disposed of in a taxable transaction in full satisfaction of such liabilities and for no other consideration.

“Nonrecourse Deductions” means any and all items of loss, deduction or expenditure (including any expenditure described in Code Section 705(a)(2)(B)) that, in accordance with the principles of Regulations § 1.704-2(b), are attributable to a Nonrecourse Liability.

“Nonrecourse Liability” has the meaning set forth in Regulations § 1.752-l(a)(2).

“Original Operating Agreement” has the meaning set forth in the recitals to this Agreement.

“Partnership” has the meaning set forth in the recitals to this Agreement.

“Permits” means any licenses, permits, certificates of authority, approvals, authorizations, registrations, tariffs, statements of operating conditions, franchises and similar consents granted by a Governmental Authority.

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“Person” means any natural person, corporation, partnership (general, limited, limited liability or otherwise), limited liability company, firm, association, trust or any other entity, whether acting in an individual, fiduciary or other capacity or any Governmental Authority.

“Pro Rata” means proportionately among all Members, or with respect to a particular subset of Members, among the Members of such subset, in accordance with the Members’ respective Equity Percentage Interests.

“Recapture Income” means any gain recognized by the Company (computed without regard to any adjustment required by Code Sections 734 or 743) upon the disposition of any property or asset of the Company, which gain is characterized as ordinary income or gain because it represents the recapture of deductions previously taken with respect to such property or asset.

“Regulations” means the Income Tax Regulations promulgated under the Code, as may be amended from time to time (including corresponding provisions of successor regulations).

“Regulatory Allocations” has the meaning set forth in Section 6.2(i)(i).

“Residual Gain” or “Residual Loss” means, any item of gain or loss, as the case may be, of the Company recognized for federal income tax purposes resulting from a sale, exchange or other disposition of a Contributed Property or Adjusted Property, to the extent such item of gain or loss is not allocated pursuant to Section 6.3(b) to eliminate Book-Tax Disparities.

“SPOC” has the meaning set forth in the preamble to this Agreement.

“Subsidiary” means, with respect to any Person, (a) a corporation of which more than 50% of the voting power of shares entitled (without regard to the occurrence of any contingency) to vote in the election of directors or other governing body of such corporation is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person or a combination thereof, (b) a partnership (whether general or limited) of which such Person or a Subsidiary of such Person is, at the date of determination, a general partner, but only if such Person, directly or through one or more Subsidiaries of such Person, or a combination thereof, controls such partnership at the date of determination or (c) any other Person (other than a corporation or a partnership) in which such Person, one or more Subsidiaries of such Person, or a combination thereof, directly or indirectly, at the date of determination, has (x) at least a majority ownership interest or (y) the power to elect or direct the election of a majority of the directors or other governing body of such Person.

“Substitute Member” means any Person who acquires Membership Interests from a Member and is admitted to the Company as a Member pursuant to the provisions of Section 9.2.

“Supermajority Approval” means, when used with respect to the Board, 75.0% approval by the Directors (calculated by reference to the Equity Percentage Interest of the Members that appointed the Directors); and, when used with respect to the Members, 75.0% approval by the Members (calculated by reference to the Equity Percentage Interest of such Members).

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“Tax” or “Taxes” means any United States federal, state or local income tax, ad valorem tax, excise tax, sales tax, use tax, franchise tax, margin tax, real or personal property tax, transfer tax, gross receipts tax or other tax assessment, fee, levy or other governmental charge, together with and including any and all interest, fines, penalties, assessments and additions to the Tax resulting from, relating to, or incurred in connection with any of the foregoing or any contest or dispute thereof.

“Tax Matters Partner” has the meaning set forth in Section 6.11.

“Third Parties” means any Person other than the Company and its Members, or their respective Affiliates.

“Transfer” has the meaning set forth in Section 9.1(a).

“Transferee” means a Person who receives all or part of a Member’s Membership Interest through a Transfer.

“Unrealized Gain” attributable to any item of Company property means, as of any date of determination, the excess, if any, of (a) the fair market value of such property as of such date (as determined under Section 5.8(d)) over (b) the Carrying Value of such property as of such date (prior to any adjustment to be made pursuant to Section 5.8(d) as of such date).

“Unrealized Loss” attributable to any item of Company property means, as of the date of determination, the excess, if any, of (a) the Carrying Value of such property as of such date (prior to any adjustment to be made pursuant to Section 5.8(d) as of such date) over (b) the fair market value of such property as of such date (as determined under Section 5.8(d)).

“Wholly-Owned Affiliate” means, when used with respect to any Person, any other Person that, directly or indirectly, through one or more intermediaries, is controlled by such other Person, where “control” for purposes of this definition means the possession, directly or indirectly, of the power, directly or indirectly, to direct or cause the direction of the management or policies of such specified Person, through ownership of 100% of the equity securities of such specified Person.

1.2                               Rules of Construction.  In construing this Agreement:

(a)                                 no consideration shall be given to the captions of the articles, sections, subsections, or clauses, which are inserted for convenience in locating the provisions of this Agreement and not as an aid in its construction;

(b)                                 no consideration shall be given to the fact or presumption that one party had a greater or lesser hand in drafting this Agreement;

(c)                                  examples shall not be construed to limit, expressly or by implication, the matter they illustrate;

(d)                                 the word “includes’’ and its derivatives means “includes, but is not limited to,” and corresponding derivative expressions;

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(e)                                  a defined term has its defined meaning throughout this Agreement, and each exhibit, attachment, and schedule to this Agreement, regardless of whether it appears before or after the place where it is defined;

(f)                                   all references to prices, values or monetary amounts refer to United States dollars, unless expressly provided otherwise;

(g)                                  all references to articles, sections, paragraphs, clauses, exhibits, attachments or schedules refer to articles, sections, paragraphs and clauses of this Agreement, and to exhibits, attachments or schedules attached to this Agreement, unless expressly provided otherwise;

(h)                                 each exhibit, attachment, and schedule to this Agreement is a part of this Agreement, but if there is any conflict or inconsistency between the main body of this Agreement and any exhibit, attachment or schedule, the provisions of the main body of this Agreement shall prevail;

(i)                                     the words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular subdivision, unless expressly so limited, but do not refer to documents attached hereto as exhibits and schedules or referred to therein unless expressly so stated; and

(j)                                    reference to a given agreement, instrument, exhibit or schedule constitutes a reference to that agreement, instrument, exhibit or schedule as, and as may be, from time to time, modified, amended, supplemented and restated.

ARTICLE II.
ORGANIZATIONAL MATTERS

2.1                               Formation. The Company was formed as a limited liability company under and pursuant to the provisions of the Act. Except as provided in this Agreement, the rights, duties and liabilities of each Member shall be as provided under the Act. The Members hereby ratify the execution, delivery and filing with the Delaware Secretary of State of the Certificate by Philip D. Amoa, as an “authorized person” of the Company within the meaning of the Act.

2.2                               Name. The name of the Company is Sunoco, LLC and all Company business must be conducted in that name or such other names that comply with applicable Law as the Board may select from time to time with notice to the Members. The Members hereby agree to execute an appropriate assumed name certificate or certificates if required by the applicable Law of any state, and to file such certificate, and all amendments that may be necessitated from time to time, in the appropriate filing locations.

2.3                               Registered Office and Registered Agent; Principal Place of Business. The registered office and registered agent of the Company in the State of Delaware shall be as set forth in the Certificate. From time to time, the Board may change the Company’s registered office and/or registered agent in the State of Delaware as provided in the Act with notice to the other Members.  The principal place of business of the Company shall be at 10 Industrial Highway, Building G, MS4, Lester, PA 19029, or such other location as the Board may

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designate from time to time (which may be within or outside of the State of Delaware). The Company may have additional places of business, offices and/or agents, and may seek qualification of the Company to conduct business in such other jurisdictions, as the Board may designate from time to time.

2.4                               Foreign Qualification. Prior to the Company’s conducting business in any jurisdiction other than Delaware, the Company shall comply, to the extent procedures are available and those matters are reasonably within the control of the Company, with all requirements necessary to qualify the Company as a foreign limited liability company in that jurisdiction.

2.5                               Term. The term of the Company commenced on the date of the filing of the Certificate with the Secretary of State of the State of Delaware and shall continue until the Company is dissolved and wound up in accordance with this Agreement and the Act.

2.6                               General. All real and other property owned or leased by the Company shall be deemed owned or leased by the Company as an entity. Title to all real or other property owned or leased by the Company shall be held in the name of the Company and no Member, individually, shall have any ownership of or leasehold interest in any such property.

2.7                               Tax Status. The Members intend that the Company shall be treated as a partnership for federal and state income Tax purposes, rather than an association Taxable as a corporation, and neither the Members nor the Company shall make any election pursuant to Regulations § 301.7701-3(c) or any similar state Law or policy to cause the Company to be treated as an entity other than a partnership for federal or state income Tax purposes.

2.8                               No Partnership Intended for Nontax Purposes. The Members have formed the Company under the Act, and expressly do not intend hereby to form a partnership under the laws of the State of Delaware or any other jurisdiction. By executing this Agreement, the Members do not intend to be partners as to one another, or partners as to any third party, for any purpose other than federal, state, local or foreign tax purposes.

ARTICLE III.
PURPOSE OF THE COMPANY

3.1                                   Purposes of the Company. The purpose of the Company is to transact any and all lawful business for which a limited liability company may be organized under the Act.  The Company has the power and authority to do anything permitted by the Act and other applicable Law.

3.2                               General Powers. The Company shall have the power to enter into all transactions necessary or incidental to accomplish or implement the business or purposes of the Company, in its own name or in the name of, or by or through, one or more agents, nominees or trustees, including, without limitation, the incurring of indebtedness and the granting of liens and security interests in assets of the Company to secure the payment of such indebtedness, together with such other powers as may be authorized by this Agreement or permitted under the Act and which are necessary, incidental or customary in connection with the business of the Company.

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ARTICLE IV.
NAMES AND ADDRESSES OF MEMBERS

4.1                               Names and Addresses of Members. The names and addresses of the Members are set forth on Exhibit A attached hereto, as such Exhibit may be amended from time to time by the Board.

4.2                               Substitute or Additional Members. No substitute or additional Members shall be admitted to the Company except in accordance with Article IX.

4.3                               Preemptive Rights. The Members shall not have a preemptive right to acquire additional, unissued or treasury Membership Interests of the Company or securities of the Company, convertible into or carrying a right to subscribe to acquire Membership Interests.

ARTICLE V.
CONTRIBUTIONS; FINANCING; CAPITAL ACCOUNTS

5.1                               Capital Contributions.

(a)                                 All Capital Contributions shall be made in cash except as otherwise approved by the Board. The Capital Contributions of the Members may be used for any valid Company purpose.

(b)                                 The Members shall own, hold and be entitled to Membership Interests with the initial Equity Percentage Interests shown on Exhibit A (except to the extent set forth to the contrary in Section 7.3(a)), and such Membership Interests shall be subject to all of the terms, provisions and conditions of this Agreement. The Capital Account balances of each Member as of the Effective Date are agreed to be amounts set forth on Exhibit A. Exhibit A (including the Name, Address, Capital Contributions and Membership Interests of each Member reflected therein) shall be amended from time to time by the Board to reflect Transfers of Membership Interests and issuances of new Membership Interests in accordance with this Agreement.

5.2                               Capital Calls.

(a)                                 At any time and from time to time that the Board determines, by Supermajority Approval, that the Company requires additional capital for any reason related to the business of the Company, the Board may call for additional capital by written notice (“Capital Call”) to the Members, and each Member shall have the right, but not the obligation, to make a Capital Contribution in an amount equal to its Pro Rata portion of the Capital Call (or, so long as the aggregate amount of the Members’ Capital Contributions equal the total amount of the Capital Call, in such other proportions as the Members unanimously agree).

(b)                                 In the event a Member does not make a Capital Contribution in an amount equal to its Pro Rata portion of a Capital Call (or, so long as the aggregate amount of the Members’ Capital Contributions equal the total amount of the Capital Call, in such other proportions as the Members unanimously agreed), the fully contributing Member shall have the right, but not the obligation, to contribute all or any portion of the Capital Contribution that was not contributed by the non-contributing Member. The only result of a Member not making a

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Capital Contribution in an amount equal to its Pro Rata portion of a Capital Call will be a reduction in such Member’s Equity Percentage Interest (except to the extent set forth to the contrary in Section 7.3(a)) to the extent other Members make validly called Capital Contributions in accordance with this Agreement.

5.3                               Required Capital Contributions. No Member shall have any obligation to make any Capital Contributions to the Company other than as expressly set forth herein. In particular, no Member shall have any obligation to restore (to the Company or to or for the benefit of any creditor of the Company) any deficit balance in its Capital Account at any time, whether on liquidation or otherwise, and such deficit balance shall not be considered a debt owed by such Member to the Company or to any other Person for any purpose whatsoever.

5.4                               Interest. No Member shall be entitled to be paid interest in respect of either its Capital Account or its Capital Contributions.

5.5                               Return of Capital. No Member shall be entitled to have any Capital Contribution returned to it or to receive any distributions from the Company upon withdrawal or otherwise, except in accordance with the express provisions of this Agreement. No unrepaid Capital Contribution shall be deemed or considered to be a liability of the Company or any Member. No Member shall be required to contribute any cash or property to the Company to enable the Company to return any Member’s Capital Contribution.

5.6                               Creditors of the Company. No creditor of the Company will have or shall acquire at any time any direct or indirect interest in the profits, capital or property of the Company other than as a secured creditor as a result of making a loan to the Company.

5.7                               Loans. No Member may make any loans to the Company (a) without Supermajority Approval by the Board and (b) without offering to the other Members the opportunity to make such loans Pro Rata.

5.8                               Capital Accounts. The Company shall maintain for each Member owning a Membership Interest a separate Capital Account with respect to such Membership Interest in accordance with the rules of Regulations § 1.704-1(b)(2)(iv).

(a)                                 Increases and Decreases. Each Member’s Capital Account (i) shall be increased by (x) the amount of all Capital Contributions made to the Company with respect to such Membership Interest and (y) all items of Company income and gain (including income and gain exempt from tax), computed in accordance with Section 5.8(b) and allocated with respect to such Membership Interest pursuant to Article VI; and (ii) shall be decreased by (x) the amount of cash or Net Agreed Value of all distributions of cash or property made with respect to such Membership Interest, and (y) all items of Company deduction and loss computed in accordance with Section 5.8(b) and allocated with respect to such Membership Interest, and (y) all items of Company deduction and loss computed in accordance with Section 5.8(b) and allocated with respect to such Membership Interest pursuant to Article VI.

(b)                                 Computation of Amounts. For purposes of computing the amount of any item of income, gain, loss or deduction that is to be allocated pursuant to Article VI and is to be reflected in the Members’ Capital Accounts, the determination, recognition and classification of

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any such item shall be the same as its determination, recognition and classification for U.S. federal income tax purposes (including any method of depreciation, cost recovery or amortization used for that purpose), provided that:

(i)                                     solely for purposes of this Section 5.8, the Company shall be treated as owning directly its proportionate share (as determined by the Company based upon the provisions of the applicable Group Member Agreement) of all property owned by (x) any other Group Member that is classified as a partnership for U.S. federal income tax purposes and (y) any other partnership, limited liability company, unincorporated business or other entity classified as a partnership for U.S. federal income tax purposes of which a Group Member is, directly or indirectly, a partner, member or other equity holder;

(ii)                                  all fees and other expenses incurred by the Company to promote the sale of (or to sell) a Membership Interest that can neither be deducted nor amortized under Code Section 709, if any, shall, for purposes of Capital Account maintenance, be treated as an item of deduction at the time such fees and other expenses are required and shall be allocated among the Members pursuant to Article VI;

(iii)                               except as otherwise provided in Regulations § 1.704-l(b)(2)(iv)(m), the computation of all items of income, gain, loss and deduction shall be made without regard to any election under Code Section 754 that may be made by the Company and, as to those items described in Code Section 705(a)(l)(B) or 705(a)(2)(B), without regard to the fact that such items are not includable in gross income or are neither currently deductible nor capitalized for U.S. federal income tax purposes. To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or 743(b) is required, pursuant to Regulations § 1.704-l(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment in the Capital Accounts shall be treated as an item of gain or loss;

(iv)                              any income, gain or loss attributable to the taxable disposition of any Company property shall be determined as if the adjusted basis of such property as of such date of disposition were equal in amount to the Company’s Carrying Value with respect to such property as of such date;

(v)                                 in accordance with the requirements of Code Section 704(b), any deductions for depreciation, cost recovery or amortization attributable to any Contributed Property shall be determined as if the adjusted basis of such property on the date it was acquired by the Company was equal to the Agreed Value of such property. Upon an adjustment pursuant to Section 5.8(d) to the Carrying Value of any Company property subject to depreciation, cost recovery or amortization, any further deductions for such depreciation, cost recovery or amortization attributable to such property shall be determined, under the rules prescribed by Regulation § 1.704-3(d)(2), as if the adjusted basis of such property were equal to the Carrying Value of such property immediately following such adjustment; and

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(vi)                              the Gross Liability Value of each Liability of the Company described in Regulation § 1.752-7(b)(3)(i) shall be adjusted at such times as provided in this Agreement for an adjustment to Carrying Values and the amount of any such adjustment shall be treated for purposes hereof as an item of loss (if the adjustment increases the Carrying Value of such Liability of the Company) or an item of gain (if the adjustment decreases the Carrying Value of such Liability of the Company).

(c)                                  Transferees. A Transferee of a Membership Interest shall succeed to a Pro Rata portion of the Capital Account of the transferring Member relating to the Membership Interest so transferred.

(d)                                 Unrealized Gains and Losses.

(i)                                     In accordance with Regulations § 1.704-l(b)(2)(iv)(f), on an issuance of additional Membership Interests for cash or Contributed Property, the Capital Account of each Member and the Carrying Value of each Company property immediately prior to such issuance shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Company property, as if such Unrealized Gain or Unrealized Loss had been recognized on an actual sale of each such property immediately prior to such issuance for an amount equal to its fair market value and had been allocated to the Members at such time pursuant to Section 6.2.  In determining such Unrealized Gain or Unrealized Loss, the aggregate fair market value of all Company assets (including cash or cash equivalents) immediately prior to the issuance of additional Interests shall be determined by the Company using such method of valuation as the Board may adopt.

(ii)                                  In accordance with Regulations § 1.704-1(b)(2)(iv)(f), immediately prior to any distribution to a Member of any Company property (other than a distribution of cash that is not in redemption or retirement of a Membership Interest), the Capital Account of each Member and the Carrying Value of each Company property shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Company property, as if such Unrealized Gain or Unrealized Loss had been recognized on an actual sale of each such property immediately prior to such distribution for an amount equal to its fair market value and had been allocated to the Members at such time pursuant to Section 6.2. In determining such Unrealized Gain or Unrealized Loss, the aggregate fair market value of all Company assets (including cash or cash equivalents) immediately prior to the distribution shall (x) in the case of a distribution other than a distribution made pursuant to Section 10.2, be determined in the same manner as that provided in Section 5.8(d)(i) or (y) in the case of a liquidating distribution pursuant to Section 10.2, be determined by the Liquidating Trustee using such method of valuation as it may adopt.

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ARTICLE VI.
ALLOCATIONS AND DISTRIBUTIONS

6.1                               Allocations.  After giving effect to the special allocations set forth in Section 6.2 and Section 6.3, Company Net Income or Net Loss for any taxable year shall be allocated to the Members Pro Rata.

6.2                               Regulatory Allocations.  Notwithstanding the foregoing provisions of this Article VI, the following special allocations shall be made in the following order of priority:

(a)                                 Company Minimum Gain Chargeback.  If there is a net decrease in Company Minimum Gain during any Company taxable year, then each Member shall be allocated items of Company income and gain for such taxable year (and, if necessary, for subsequent years) in the manner and amounts provided in Regulations §§ 1.704-2(f)(6), 1.704-2(g)(2) and 1.704-2(j)(2)(i), or any successor provision.  For purposes of this Section 6.2, each Member’s Adjusted Capital Account balance shall be determined, and the allocation of income or gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this Section 6.2 with respect to such taxable year (other than an allocation pursuant to Section 6.2(e) and Section 6.2(f)).  This Section 6.2(a) is intended to comply with the minimum gain chargeback requirement of Regulations § 1.704-2(f) and shall be interpreted consistently therewith.

(b)                                 Member Nonrecourse Debt Minimum Gain Chargeback.  Except as provided in Regulations § 1.704-2(i)(4), if there is a net decrease in Member Nonrecourse Debt Minimum Gain during any Company taxable year, any Member with a share of Member Nonrecourse Debt Minimum Gain at the beginning of such taxable year shall be specially allocated items of Company income and gain for such taxable year (and, if necessary, for subsequent years) in the manner and amounts provided in Regulations §§ 1.704-2(i)(4) and 1.704-2(j)(2)(ii), or any successor provisions. For purposes of this Section 6.2, each Member’s Adjusted Capital Account balance shall be determined, and the allocation of income or gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this Section 6.2, other than Section 6.2(a) and other than allocations pursuant to Section 6.2(e) and Section 6.2(f), with respect to such taxable year.  This Section 6.2(b) is intended to comply with the partner nonrecourse debt minimum gain chargeback requirement of Regulations § 1.704-2(i)(4) and shall be interpreted consistently therewith.

(c)                                  Qualified Income Offset.  If any Member unexpectedly receives an adjustment, allocation, or distribution of the type contemplated by Regulations § 1.704-1(b)(2)(ii)(d)(4), (5) or (6), then items of income and gain shall be allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Regulations promulgated under Code Section 704(b), the deficit balance, if any, in its Adjusted Capital Account created by such adjustments, allocations or distributions as quickly as possible; provided that an allocation pursuant to this Section 6.2(c) shall be made only if and to the extent that such Member would have a deficit balance in its Adjusted Capital Account after all other allocations provided for in Section 6.1 and Section 6.2 have been tentatively made as if this Section 6.2(c) were not in this Agreement.

(d)                                 Limitation on Allocation of Loss.  If the allocation of Loss (or items of loss or deduction) to a Member as provided in Section 6.1 hereof would create or increase an Adjusted Capital Account deficit, then there shall be allocated to such Member only that amount

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of Loss (or items of loss or deduction) as will not create or increase an Adjusted Capital Account deficit. The Loss (or items of loss or deduction) that would, absent the application of the preceding sentence, otherwise be allocated to such Member shall be allocated to the other Members in proportion to their relative Equity Percentage Interests, subject to the limitations of this Section 6.2(d).

(e)                                  Nonrecourse Deductions.  The Nonrecourse Deductions for each Company taxable year shall be allocated to the Members Pro Rata.

(f)                                   Member Nonrecourse Deductions.  The Member Nonrecourse Deductions for any taxable year shall be allocated 100% to the Member that bears the economic risk of loss (within the meaning of Regulations § 1.752-2) for the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Regulations § 1.704-2(i).  If more than one Member bears the economic risk of loss with respect to a Member Nonrecourse Debt, the Member Nonrecourse Deductions attributable thereto shall be allocated between or among such Members in accordance with the ratios in which they share such economic risk of loss.

(g)                                  Nonrecourse Liabilities. For purposes of Regulations § 1.752-3(a)(3), the Members agree that Nonrecourse Liabilities of the Company in excess of the sum of (i) the amount of Company Minimum Gain and (ii) the total amount of Nonrecourse Built-in Gain shall be allocated among the Members Pro Rata.

(h)                                 Code Section 754 Adjustments.  To the extent that an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Regulations § 1.704-l(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such item of gain or loss shall be specially allocated to the Members in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Regulations.

(i)                                     Curative Allocations.

(i)                                     The allocations set forth in Section 6.2(a), Section 6.2(b), Section 6.2(c), Section 6.2(d), Section 6.2(e), Section 6.2(f) and Section 6.2(h) (the “Regulatory Allocations”) are intended to comply with certain requirements of Regulations §§ 1.704-l(b) and 1.704-2(i).  Notwithstanding the provisions of Section 6.1, the Regulatory Allocations shall be taken into account in allocating other items of income, gain, loss and deduction among the Members so that, to the extent possible, the net amount of such allocations of other items and the Regulatory Allocations, together, shall be equal to the net amount of such items that would have been allocated to each such Member if the Regulatory Allocations and the related Curative Allocation had not otherwise been provided in this Article VI.  In exercising its discretion under this Section 6.2(i)(i), the Company may take into account future Regulatory Allocations that, although not yet made, are likely to offset other Regulatory Allocations previously made. Allocations pursuant to this Section 6.2(i)(i) shall only be made with respect to Regulatory

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Allocations to the extent the Company determines that such allocations will otherwise be inconsistent with the economic agreement among the Members.

(ii)                                  The Company shall, with respect to each taxable year, (x) apply the provisions of Section 6.2(i)(i) in whatever order is most likely to minimize the economic distortions that might otherwise result from the Regulatory Allocations, and (y) divide all allocations pursuant to Section 6.2(i)(i) among the Members in a manner that is likely to minimize such economic distortions.

6.3                               Allocations for Tax Purposes.

(a)                                 Except as otherwise provided herein, for federal income tax purposes, each item of income, gain, loss and deduction shall be allocated among the Members in the same manner as its correlative item of “book” income, gain, loss or deduction is allocated pursuant to Section 6.1 and Section 6.2.

(b)                                 With respect to any Contributed Property or Adjusted Property with a Book-Tax Disparity, the Company shall adopt the “remedial allocation method” described in Regulations § 1.704-3(d), and consistent therewith and in an attempt to eliminate Book-Tax Disparities attributable to a Contributed Property or Adjusted Property, items of income, gain, loss, depreciation, amortization and cost recovery deductions will be allocated for federal income tax purposes among the Members as follows:

(i)                                     In the case of a Contributed Property, (A) such items of income, gain, loss, depreciation, amortization and cost recovery deductions attributable thereto will be allocated among the Members in the manner provided under Code Section 704(c) and Regulations § 1.704-3(d) (i.e., the “remedial allocation method”) that takes into account the variation between the Agreed Value of such property and its adjusted basis at the time of contribution; and (B) any item of Residual Gain or Residual Loss attributable to a Contributed Property will be allocated among the Members in the same manner as its correlative item of “book” gain or loss is allocated pursuant to Section 6.1 and Section 6.2.

(ii)                                  In the case of an Adjusted Property, (A) such items will (1) first, be allocated among the Members in a manner consistent with the principles of Code Section 704(c) and Regulations § 1.704-3(d) (i.e., the “remedial allocation method”) to take into account the Unrealized Gain or Unrealized Loss attributable to such property and the allocations thereof pursuant to Section 5.8(d), and (2) second, in the event such Adjusted Property was originally a Contributed Property, be allocated among the Members in a manner consistent with Section 6.3(b)(i)(A); and (B) any item of Residual Gain or Residual Loss attributable to an Adjusted Property will be allocated among the Members in the same manner as its correlative item of “book” gain or loss is allocated pursuant to Section 6.1 and Section 6.2.

(c)                                  For the proper administration of the Company, the Company shall (i) adopt such conventions as it deems appropriate in determining the amount of depreciation, amortization and cost recovery deductions; and (ii) amend the provisions of this Agreement as

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appropriate to reflect the proposal or promulgation of Regulations under Code Section 704(b) or 704(c).  The Company may adopt such conventions, make such allocations and make such amendments to this Agreement as provided in this Section 6.3(c) only if such conventions, allocations or amendments are consistent with the principles of Code Section 704.

(d)                                 In accordance with Regulations §§ 1.1245-1(e) and 1.1250-1(f), any gain allocated to the Members upon the sale or other taxable disposition of any Company property or asset will, to the extent possible, after taking into account other required allocations of gain pursuant to this Section 6.3, be characterized as Recapture Income in the same proportions and the same extent as such Members (or their predecessors in interest) have been allocated any deductions directly or indirectly giving rise to the treatment of such gains as Recapture Income.

(e)                                  All items of income, gain, loss, deduction and credit recognized by the Company for federal income tax purposes and allocated to the Members in accordance with the provisions hereof shall be determined without regard to any election under Code Section 754 which may be made by the Company; provided, however, that such allocations, once made, shall be adjusted (in any manner determined by the Board) to take into account those adjustments permitted or required by Code Sections 734 and 743.

6.4                               Other Rules.

(a)                                 For purposes of determining the Net Income, Net Loss or any other item allocable to any period, Net Income, Net Loss and other items will be determined on a daily, monthly or other basis, as reasonably determined by the Board using any permissible method under Code Section 706 and the related Regulations.

(b)                                 In the event that the Code or any Regulations require allocations of items of income, gain, loss, deduction or credit different from those set forth in this Article VI, the Company is hereby authorized to make new allocations in reliance on the Code and such Regulations, and no such new allocation shall give rise to any claim or cause of action by any Member.

6.5                               Distributions.

(a)                                 From time to time, but not less than once each Distribution Period, the Board shall distribute an amount equal to 100% of Available Cash with respect to such Distribution Period to the Members Pro Rata; provided that, notwithstanding any other provision of this Agreement, the Company shall not make any distribution to its Members that would be prohibited by the Act or by any other applicable law or contract to which the Company is a party or to which it is subject.

(b)                                 The Company and the Board shall be entitled to treat the record owner of a Membership Interest as the absolute owner thereof in all respects and shall incur no liability for distributions of cash or other property made in good faith to such record owner until such time as a Transfer of such Membership Interest has become effective on the books of the Company.  From the date of the receipt of any instrument relating to Transfer of a Membership Interest or at any time if the Company is reasonably in doubt as to the Person entitled to receive distributions in respect of such Membership Interest, the Company may withhold any such distributions until

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the Transfer is completed or abandoned or the dispute is resolved. Any amounts that a Member owes the Company may be deducted from the amount of a distribution to such Member before payment.

6.6                               Accounting Matters.

(a)                                 The fiscal year of the Company shall end on December 31 unless otherwise established by the Board. The books and records of account of the Company shall, at the expense of the Company, (i) be kept, or caused to be kept, by the Company at the principal place of business of the Company, (ii) be on a basis consistent with GAAP consistently applied, (iii) reflect all Company transactions and (iv) be appropriate and adequate for conducting the Company business.  The Company may cause accountants who are employees of one or more Members or their Affiliates to keep the Company’s books and records, or the Company may hire third party accountants to keep the Company’s books and records.

(b)                                 Company books and records of account will be available for inspection and audit as provided in Section 8.4.

(c)                                  The Company shall provide to each Member such information with respect to the operations of the Company and its subsidiaries as is reasonably necessary for such Member to file any required Tax returns of such Member or its Affiliates. Without limiting the generality of the foregoing, the Tax Matters Partner shall prepare (or cause to be prepared), at Company expense, and file for the Company appropriate Tax returns and send all Members a copy thereof.

(d)                                 Subject to the provisions of Section 8.4, within 45 days of the end of each of the first three fiscal quarters of each Company fiscal year, the Company shall furnish each Member with a copy of the balance sheet of the Company as of the last day of the applicable period, and a statement of income or loss for the Company for such period, which shall be prepared from the books and records of the Company in accordance with GAAP (except for the absence of footnotes) consistently applied.  The Company’s year-end annual statements shall be audited by a nationally recognized independent registered public accounting firm. Subject to the provisions of Section 8.4, within 45 days after the end of the Company’s fiscal year, the Company shall furnish each Member with a copy of the Company’s audited financial statements.

(e)                                  The funds of the Company shall not be commingled with the funds of any Member or any other Person, and neither the Company nor any Member shall employ or permit any other Person to employ such funds in any manner except for the benefit of the Company.  The bank accounts of the Company shall be maintained in the name of the Company in such banking institutions as are approved by the Board, and withdrawals shall be made only in the regular course of Company business and as otherwise authorized in this Agreement on such signature or signatures as the Board may determine.

(f)                                   Each Member shall furnish to the Company all pertinent information in its possession relating to Company operations that is necessary to enable the Company’s income tax returns and financial statements to be prepared.

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6.7                               Dissolution.  Notwithstanding the provisions of this Article VI, but subject to the proviso in Section 6.5(a), upon dissolution of the Company as provided in Article X, all distributions occurring after such dissolution shall be made in accordance with Article X.

6.8                               Amounts Withheld. All amounts withheld pursuant to the Code or any provision of any state, local or other tax Law with respect to any payment or distribution to the Members shall be treated as amounts distributed to the Members pursuant to this Article VI for all purposes of this Agreement.

6.9                               Conformity of Reporting.  The Members are aware of the income tax consequences of the allocations made by this Article VI and hereby agree to be bound by the provisions of this Article VI in reporting their shares of Company profits, gains, income, losses, deductions, credits and other items for income tax purposes.

6.10                        Elections. The Company shall make the following elections on the appropriate tax returns:

(a)                                 to adopt the calendar year as the Company’s taxable year;

(b)                                 to adopt the accrual method of accounting;

(c)                                  to elect in a timely manner pursuant to Code Section 754 and pursuant to corresponding provisions of applicable state and local tax laws, an election under Code Section 754 and the Regulations promulgated thereunder to adjust the bases of the Company’s properties under Code Sections 734 and 743; and

(d)                                 any other election approved by the Board.

Neither the Company nor any Member may make an election for the Company to be excluded from the application of the provisions of subchapter K of chapter 1 of subtitle A of the Code or any similar provisions of applicable state Law or take any other action which would result in the Company not being treated as a “partnership” for federal tax purposes.

6.11                        Tax Matters Partner.  SPOC shall be the “tax matters partner” of the Company pursuant to Code Section 6231(a)(7) (the “Tax Matters Partner”).  The Tax Matters Partner shall take such action as may be necessary to cause each other Member to become a “notice partner” within the meaning of Code Section 6223.  The Tax Matters Partner shall inform each other Member of all significant matters that may come to its attention in its capacity as the Tax Matters Partner by giving notice thereof on or before the fifth Business Day after becoming aware thereof and, within that time, shall forward to each other Member copies of all material written communications it may receive in that capacity.  The Tax Matters Partner may not take any action contemplated by Code Sections 6222 through 6231 without the consent of the Members except as necessary to meet applicable time deadlines or comply with other requirements of law, but this sentence does not authorize the Tax Matters Partner to take any action left to the determination of an individual Member under Code Sections 6222 through 6231.

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ARTICLE VII.
MANAGEMENT OF THE COMPANY

7.1                               Management by Board of Directors.

(a)                                 The overall management and control of the Company shall be exercised by or under the authority of the board of directors (the “Board” and, each member of the Board, a “Director”) as provided in this Article VII.  A Director shall be deemed to be a “manager” within the meaning of the Act.  The Board shall be exclusively vested with all management powers over the business and affairs of the Company except as otherwise expressly provided in this Agreement or by non-waivable provisions of applicable Law. Except as expressly provided herein or as is otherwise required by Law, no Member, in its capacity as a Member, shall have any management power over the business and affairs of the Company or actual or apparent authority to enter into contracts on behalf of the Company.

(b)                                 The Board shall be comprised of four Directors, two of whom shall be designated by each of Holdings and SPOC, in each case so long as such entity remains a Member. The Persons initially serving as Directors are as follows:

Holdings:	[•]
[•]

SPOC:	[•]
[•]

(c)                                  Each Director shall continue to serve in such capacity until his resignation, death or removal. A Director shall serve at the pleasure of the Member that appointed such Director and may be removed at any time with or without cause by, and only by, the Member that is entitled to appoint such Person.

(d)                                 In the event of a vacancy on the Board, the Member entitled pursuant to Section 7.1(b) to appoint the Director in respect of which such vacancy occurred may appoint a Person to fill such vacancy.

(e)                                  After the date hereof, Members entitled to appoint Directors may appoint such Persons by providing written notice thereof to the other Members and the Company, which notice shall state the effective date of any such appointment.

(f)                                   A Director may resign at any time by giving written notice to the Company and the Member that appointed such Director. Such resignation shall be in writing and shall take effect at the time specified therein, or, if no time is specified, at the time of its receipt by the Company. The acceptance of a resignation shall not be necessary to make it effective unless expressly so provided in the resignation.

(g)                                  Elimination and Replacement of Duties of Board: WHENEVER THE BOARD, ANY COMMITTEE OF THE BOARD OR ANY DIRECTOR MAKES A DETERMINATION OR TAKES OR DECLINES TO TAKE ANY OTHER ACTION, IN ITS CAPACITY AS THE BOARD, A COMMITTEE OF THE BOARD OR A DIRECTOR, AS

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OPPOSED TO IN ANY DIRECTOR’S INDIVIDUAL CAPACITY, THE BOARD, SUCH COMMITTEE OF THE BOARD OR SUCH DIRECTOR SHALL MAKE SUCH DETERMINATION OR TAKE OR DECLINE TO TAKE SUCH OTHER ACTION IN GOOD FAITH AND SHALL NOT BE SUBJECT TO ANY HIGHER STANDARD CONTEMPLATED HEREBY OR UNDER THE DELAWARE ACT OR ANY OTHER LAW, RULE OR REGULATION OR AT EQUITY. A DETERMINATION, OTHER ACTION OR FAILURE TO ACT WILL BE DEEMED TO BE IN GOOD FAITH IF THE BOARD, ANY COMMITTEE OF THE BOARD OR ANY DIRECTOR REASONABLY BELIEVED SUCH DETERMINATION, OTHER ACTION OR FAILURE TO ACT TO BE IN THE BEST INTERESTS OF THE COMPANY.  THE PROVISIONS OF SECTION 7.11 AND SECTION 7.13 SHALL ALSO BE APPLICABLE TO DIRECTORS ACTING IN SUCH CAPACITY AND INURE TO THE BENEFIT OF EACH DIRECTOR.  TO THE FULLEST EXTENT PERMITTED BY LAW, THE COMPANY SHALL INDEMNIFY, PROTECT, DEFEND, RELEASE AND HOLD HARMLESS EACH DIRECTOR FROM AND AGAINST ANY CLAIMS ASSERTED BY OR ON BEHALF OF ANY PERSON (INCLUDING ANOTHER MEMBER OR THE COMPANY), OTHER THAN THE MEMBER THAT DESIGNATED SUCH DIRECTOR, THAT ARISE OUT OF, RELATE TO OR ARE OTHERWISE ATTRIBUTABLE TO, DIRECTLY OR INDIRECTLY, SUCH DIRECTOR’S SERVICE ON THE BOARD, OTHER THAN SUCH CLAIMS ARISING OUT OF THE BAD FAITH, FRAUD OR WILLFUL MISCONDUCT OF SUCH DIRECTOR (SUCH BAD FAITH, FRAUD OR WILLFUL MISCONDUCT HAVING BEEN DETERMINED BY A FINAL AND NON-APPEALABLE JUDGMENT ENTERED BY A COURT OF COMPETENT JURISDICTION) WHICH HAS A MATERIAL ADVERSE FINANCIAL IMPACT ON THE COMPANY.

7.2                               Authority of the Board.  Except for matters that (a) require approval of the Members by the express terms of this Agreement or (b) relate to the responsibilities and authority delegated by the Board to the officers, the Board shall have the exclusive authority to make all decisions and take all actions and act on behalf of the Company generally to conduct, direct and manage the business, activities, operations and affairs of the Company.

7.3                               Board Decisions and Quorum.

(a)                                 Each Director shall be entitled to cast on all matters to come before the Board a number of votes equal to the Equity Percentage Interest deemed to be held by the Member that appointed such Director divided by the number of Directors appointed by such Member; provided that, if any other Director appointed by such Member is not in attendance at the Board meeting, the Director in attendance shall be entitled to cast an aggregate number of votes equal to the entire Equity Percentage Interest held by the Member that appointed such Director. Notwithstanding any other provision of this Agreement, for so long as the aggregate interest of SPOC and its Affiliates in the equity of the Company, stated as a percentage, is greater than or equal to 15.0%, on all matters to come before the Board, SPOC shall be deemed to hold a 50.1% Equity Percentage Interest and Holdings shall be deemed to hold a 49.9% Equity Percentage Interest, in each case, for purposes of determining the number of votes entitled to be cast with respect to any such matters by the Directors appointed by SPOC.

(b)                                 The Board shall hold such regular meetings, if any, as it may determine from time to time which shall not require prior written notice, and such special meetings as may

23

be called by any Director upon not less than one Business Day’s prior written notice to all Directors.

(c)                                  Notices of Board meetings shall state the place, day and hour thereof, shall include appropriate dial-in information to each Director to participate in such meeting by means of telephone conference, and shall otherwise be in accordance with Section 11.1. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board need be specified in the notice or waiver of notice of such meeting.

(d)                                 Attendance of a Director at any meeting shall constitute a waiver of notice of such meeting, except where the Director attends a meeting for the express purpose of objecting to the transaction of business at such meeting on the ground that such meeting is not lawfully called or convened. Any Director may waive notice of any meeting by signing a written waiver to such effect before or after such meeting and such waiver shall be effective for all purposes as satisfying all notice requirements under this Agreement or applicable Law.

(e)                                  The presence in person or by proxy of Directors having, in the aggregate, 50.1% of the votes deemed to be held by all Directors shall constitute a quorum for the transaction of business at any meeting of the Board.  If, however, a quorum shall not be present at any meeting of the Board, the Directors present may adjourn the meeting from time to time without notice other than announcement at the meeting until a quorum shall be present.  Notwithstanding anything contained herein to the contrary, where a Director attends a meeting for the express purpose of objecting to the transaction of business at such meeting on the ground that such meeting is not lawfully called or convened, such attendance shall not constitute participation in, or presence at, such meeting.

(f)                                   With respect to any matter for which the approval, consent or vote of Directors is required by the Act or this Agreement, except to the extent Supermajority Approval or unanimous approval is required by this Agreement, the approval of Directors deemed to hold an Equity Percentage Interest of 50.1% or greater at a meeting at which a quorum is present shall be the act of the Board, and the phrases “approval”, “consent” or “vote” of or by the Board and phrases of like import shall mean approval by the Board, similarly construed.  At any meeting of the Board, each Director shall be entitled to vote in person or by proxy executed in writing by such Director or by his duly authorized attorney-in-fact.

(g)                                  Any action required or permitted to be taken at a meeting of the Board may be taken without a meeting if a consent or consents in writing, setting forth the action so taken, shall be signed by Directors deemed to hold the requisite number of votes and such consent shall have the same force and effect as a vote of such Directors at a meeting of the Board, provided that reasonable advance notice of such consent is given to all Directors. Such consent shall be filed with the consents of the Board and a copy of such consent shall be provided to all Directors.

(h)                                 Any meeting of the Board may be held by conference telephone, televideo or similar communications equipment by means of which all persons participating in the meeting can hear each other.  Participation in a meeting pursuant to such equipment shall constitute presence in person at such meeting, except where a person participates in the meeting for the

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express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

(i)                                     The Directors shall designate a person to keep and maintain minutes of each meeting of the Board with the other books and records of the Company, and shall provide copies thereof to the other Directors for approval by the Directors.

7.4                               Officers and Employees; Outsourced Services.

(a)                                 Officers and Agents.  The Board may appoint such officers and agents as may from time to time appear to be necessary or advisable in the conduct of the affairs of the Company, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.  The officers shall have such titles and hold their offices for such terms as shall be determined from time to time by the Board and shall have such authority as set forth in Section 7.5 except to the extent modified from time to time by the Board.  The Board may grant powers of attorney or other authority as appropriate to establish and evidence the authority of the officers and other Persons.

(b)                                 Term of Office. Any officer may be removed, with or without cause, only by the Board. Vacancies in any office may be filled only by the Board.

(c)                                  Resignation. An officer may resign at any time by giving written notice of resignation to the Board.  Any such resignation shall be effective immediately unless a certain date is specified for it to take effect, in which event it shall be effective upon such date.  Acceptance of any such resignation shall not be necessary to make it effective.

(d)                                 Compensation. The compensation, if any, of all officers, employees and agents of the Company shall be fixed by the Board.

(e)                                  Reimbursements.  The officers and agents of the Company may be reimbursed for out-of-pocket costs and expenses of the Company paid or incurred by them on behalf of the Company.

7.5                               Authority of the Officers. Except for matters that require approval of the Members or the Directors by the express terms of this Agreement, or as the Directors may otherwise determine, the officers shall have the authority to make all decisions and take all actions and act on behalf of the Company generally to conduct, direct and manage the day-to-day business, activities, operations and affairs of the Company and all matters related to the business of the Company.

7.6                               Member Decisions and Quorum.

(a)                                 The Members in their capacity as Members shall not have any power or authority to manage the business or affairs of the Company or to bind the Company or enter into agreements on behalf of the Company.  Except as otherwise expressly provided in this Agreement or the Act, Members shall have no voting rights or rights of approval, veto or consent or similar rights over any actions of the Company.  For so long as the aggregate interest of SPOC and its Affiliates in the equity of the Company, stated as a percentage, is greater than or equal to

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15.0%, where the vote, approval or consent of the Members is required under this Agreement, notwithstanding any other provision hereof, SPOC shall be deemed to hold a 50.1% Equity Percentage Interest and Holdings shall be deemed to hold a 49.9% Equity Percentage Interest.

(b)                                 There shall be no regular meetings of the Members. Special meetings of the Members for any purpose or purposes, unless otherwise prescribed by Law, may be called by any Member holding, together with its Affiliates, at least an aggregate 20% or more Equity Percentage Interest.  Meetings of the Members shall take place at the principal office of the Company unless the Members agree otherwise.

(c)                                  Written notice of all special meetings of Members stating the place, day and hour thereof, and the purpose for which the meeting is called, shall be given not less than one Business Day prior to the date of the meeting, to the Members of record entitled to vote at such meeting and shall otherwise be in accordance with Section 11.1.

(d)                                 Attendance of a Member at any meeting shall constitute a waiver of notice of such meeting, except where the Member attends a meeting for the express purpose of objecting to the transaction of business at such meeting on the ground that such meeting is not lawfully called or convened.  Any Member may waive notice of any meeting by signing a written waiver to such effect before or after such meeting and such waiver shall be effective for all purposes as satisfying all notice requirements under this Agreement or applicable Law.

(e)                                  The presence in person or by proxy of Members deemed to hold, in the aggregate, 50.1% of the Equity Percentage Interests shall constitute a quorum for the transaction of business at any meeting of the Members.  If, however, such quorum shall not be present or represented at any meeting of the Members, the Members entitled to vote at such meeting, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time without notice other than announcement at the meeting until a quorum shall be present or represented.  At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally convened.

(f)                                   With respect to any matter for which the approval, consent or vote of Members is required by the Act or this Agreement, the affirmative vote of Members deemed to hold an Equity Percentage Interest of 50.1% at a meeting at which a quorum is present shall be the act of the Members, unless the matter is one for which the Act (in a non-waivable provision thereof) or this Agreement requires the consent, approval or vote of all of the Members or a Supermajority Approval.  The terms “approval”, “consent” or “vote” of or by the Members and phrases of like import shall mean approval by the Members, similarly construed.  At any meeting of the Members, each Member entitled to vote at such meeting shall be entitled to vote in person or by proxy executed in writing by such Member or by his or its duly authorized attorney-in-fact. No proxy shall be valid after 11 months from the date of its execution unless such proxy otherwise provides.  Each proxy shall be revocable before it has been voted unless the proxy form conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest.

(g)                                  Any action required or permitted to be taken by the Members at a meeting of the Members may be taken without a meeting if a consent or consents in writing, setting forth

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the action so taken, shall be signed by Members deemed to hold an aggregate Equity Percentage Interest sufficient to take such action at a meeting of the Members at which a quorum is present provided that reasonable advance notice of the proposed action has been provided to all Members. Such consents shall be filed with the minutes of the Members, and a copy of such consents shall be provided to all Members.

(h)                                 Members may participate in and hold a meeting of the Members by means of conference telephone, televideo or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to such telephone or communication equipment shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

7.7                               Acts Requiring Supermajority Approval.  Neither any Member, Director or officer shall have any authority to take any of the following actions or enter into any agreement or arrangement to consummate any of the following actions on behalf of the Company, or otherwise cause or permit the Company to do any of the following without Supermajority Approval of the Board:

(a)                                 any Capital Call (or acceptance of any Capital Contribution);

(b)                                 the acceptance of any loans from a Member to the Company;

(c)                                  any issuance of any Membership Interests, except pursuant to any convertible security, call, option, warrant, subscription, purchase right or other contract or commitment previously approved by Supermajority Approval, or any change in the number of outstanding Membership Interests whether by recapitalization, reclassification, split-up, combination, exchange, repurchase, acquisition or otherwise or take any action affecting the amount of outstanding Membership Interests or altering the rights of outstanding Membership Interests set forth in this Agreement;

(d)                                 any distributions of Membership Interests or any other distributions other than distributions of Available Cash;

(e)                                  the approval of any Transfer of Membership Interests (other than Internal Transfers); and

(f)                                   the approval of the admission of an additional Member into the Company.

7.8                               Acts Requiring Unanimous Approval. Neither any Member, Director or officer shall have any authority to take any of the following actions or enter into any agreement or arrangement to consummate any of the following actions on behalf of the Company, or otherwise cause or permit the Company to do any of the following without the unanimous approval of the Board:

(a)                                 any amendment of the Charter Documents of the Company;

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(b)                                 the adoption of any voluntary change in the tax classification for federal income tax purposes of the Company;

(c)                                  the approval of any merger, consolidation or other combination of the Company, or participation of the Company in a share exchange, or sale of all or substantially all of the assets of the Company;

(d)                                 the assignment of all or substantially all of the Company’s assets in trust for creditors or on the assignee’s promise to pay its debts or file a voluntary petition commencing a bankruptcy, insolvency or similar proceeding; and

(e)                                  the dissolution or liquidation of the Company.

7.9                               Budget.  The Board may approve budgets for the Company from time to time.

7.10                        Determination of Fair Market Value.  Whenever a determination of Fair Market Value is required under this Agreement (including as part of a determination of Agreed Value), the Board shall determine the Fair Market Value and shall notify the Member who (or whose Affiliate) owns or to whom is being distributed the interest or property being valued of the Board’s determination.

7.11                        Limitation of Liability.  No Member, Director or officer has guaranteed nor shall it have any obligation with respect to the return of a Member’s Capital Contributions, and no Member, Director or officer has guaranteed profits from the operation of the Company. No Member or any of its Affiliates, nor any Director or officer shall be liable to the Company or to any other Member for any loss or damage sustained by the Company or any other Member arising from any actions taken or omitted to be taken in its capacity as a Member, Director or officer, except for any loss or damage directly resulting from fraud or willful misconduct by such Member or its officers, directors, employees, agents or Affiliates, or the bad faith, fraud or willful misconduct of such Director or officer (such bad faith, fraud or willful misconduct having been determined by a final and non-appealable judgment entered by a court of competent jurisdiction) which has a material adverse financial impact on the Company, it being specifically agreed that no Member, Director or officer shall be liable to the Company or to any Member for its own ordinary, joint or concurrent negligence of such Member or its officers, directors, employees, agents or Affiliates, or such Director or officer.  To the fullest extent permitted by law, no event shall any Member or its officers, directors, employees, agents or Affiliates, or such Director or officer be liable to the Company or to any other Member for any Consequential Damages sustained by the Company or any other Member. Each Member, Director and officer shall be entitled to rely in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any Person as to matters the Member, Director or officer reasonably believes are within such Person’s professional competence or expertise, including financial statements or other financial data prepared or presented in accordance with the provisions of the Act, and any act taken or omitted in reliance thereon shall be conclusively presumed to have been done or omitted in good faith and in accordance therewith.  The provisions of this Agreement, including this Section 7.11, Section 7.1 and Section 7.13 to the extent that they restrict or eliminate fiduciary and other duties of Members, Directors, officers or Affiliates to the Company or its Members

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otherwise existing at law or in equity, are agreed by the parties hereto to replace such other duties and liabilities of such Members, Directors, officers or Affiliates.

7.12                        No Restrictions.

(a)                                 No Member, Director or officer shall be required to tend to the business and affairs of the Company as such Member’s, Director’s or officer’s sole and exclusive function, and any Member, Director or officer may have other business interests and may engage in other investments and activities in addition to those relating to the business of the Company or the Company, independently or with others, including businesses, investments and activities that may be similar to, or in competition with, the business of the Company, the Company, any of its Members or any of their respective Affiliates, and none of the same shall constitute a breach of this Agreement or any duty expressed or implied by law to any Member, Director or officer or the Company.  No Member, Director or officer shall incur liability to the Company or to any Member as a result of engaging in any other such business, investment or activity.

(b)                                 Notwithstanding anything to the contrary in this Agreement, the doctrine of corporate opportunity, or any analogous doctrine, shall not apply to a Member, Director or officer.  No Member, Director or officer who acquires knowledge of a potential transaction, agreement, arrangement or other matter that may be an opportunity for the Company shall have any duty to communicate or offer such opportunity to the Company or any Member, and such Member, Director or officer shall not be liable to the Company, to any Member or any other Person for breach of any fiduciary or other duty by reason of the fact that such Member, Director or officer pursues or acquires such opportunity for itself, directs such opportunity to another Person or does not communicate such opportunity or information to the Company or any other Member.

(c)                                  Neither the Company nor any Member shall have any right, by virtue of this Agreement, to share or participate in such other businesses, investments or activities of a Member or to the income or proceeds derived therefrom.

(d)                                 Subject to Section 7.7(f), the Company may enter into contracts with Affiliates, including contracts pursuant to which such Affiliates will perform any function which the Board is authorized or obligated to perform hereunder.

7.13                        Indemnity of Members, Directors and Other Agents.

(a)                                 To the fullest extent permitted under the Act, the Members, Directors and the officers of the Company, to the extent acting on behalf of the Company in accordance with the terms of this Agreement and any delegation of authority from the Board and each of such Person’s equity owners, directors, directors, officers, agents, representatives and employees (the “Indemnitees”), shall be indemnified and held harmless by the Company against all losses, Claims, liabilities, damages, fines, penalties, costs and expenses (including attorneys’ fees, judgments and amounts paid in settlement actually and reasonably paid or incurred by the Indemnitee), whether or not such Indemnitee is acting in such capacity at the time such liability or expense is paid or incurred, as a result of a Claim arising out of or related to the business of the Company, assets or affairs of the Company, to the extent in the action, omission or

29

transaction giving rise to such Claim, the Indemnitee’s actions or omissions were in good faith and in a manner the Indemnitee reasonably believed to be in, or not opposed to, the best interest of the Company and the Indemnitee’s conduct did not constitute fraud or willful misconduct (such fraud or willful misconduct having been determined by a final and non-appealable judgment entered by a court of competent jurisdiction) which has a material adverse financial impact on the Company.  THE FOREGOING INDEMNITY EXPRESSLY INCLUDES AN INDEMNITY TO PROTECT AN INDEMNITEE FROM THE CONSEQUENCES OF ITS OWN CONDUCT WITH RESPECT TO THE SOLE, CONCURRENT, PASSIVE OR ACTIVE NEGLIGENCE (INCLUDING GROSS NEGLIGENCE) OR STRICT LIABILITY OF SUCH INDEMNITEE.  The termination of any action, suit or proceeding by judgment, order or settlement shall not, of itself, create a presumption that the Indemnitee’s actions or omissions were not in good faith and in a manner that the Indemnitee reasonably believed to be in, or not opposed to, the best interest of the Company, or constituted fraud or willful misconduct. The right of indemnification provided herein shall be cumulative of, and in addition to, any and all rights to which any Indemnitee may otherwise be entitled by contract or as a matter of Law or equity and shall extend to his heirs, successors, assigns and personal representatives.

(b)                                 To the extent an Indemnitee is successful on the merits or otherwise in any proceeding that arises out of or otherwise relates to the Company or this Agreement, such Indemnitee shall be indemnified in accordance with Section 7.13 by the Company against all expenses actually and reasonably incurred by such Indemnitee or on such Indemnitee’s behalf in connection therewith.  If an Indemnitee is not wholly successful in such proceeding but is successful, on the merits or otherwise, as to one or more but less than all Claims, issues or matters in such proceeding, the Company shall indemnify such Indemnitee in accordance with Section 7.13 against all expenses actually and reasonably incurred by him or on his behalf in connection with each successfully resolved Claim, issue or matter.  For purposes of this Section 7.13(b) and without limitation, the termination of any Claim; issue or matter in such a proceeding by dismissal or withdrawal with or without prejudice, shall be deemed to be a successful result as to such Claim, issue or matter.

(c)                                  The Company shall advance all reasonable expenses incurred by or on behalf of an Indemnitee in connection with any proceeding within 20 days after the receipt by the Company of a statement or statements from the Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such proceeding.  Such statement or statements shall reasonably evidence the expenses incurred by the Indemnitee and shall include or be preceded or accompanied by an undertaking by or on behalf of any Indemnitee to repay any expenses advanced if it shall ultimately be determined that such Indemnitee is not entitled to be indemnified against such expenses.

(d)                                 The Company may purchase and maintain insurance, at its expense, to protect itself and any Indemnitee, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under Section 7.13(a).

(e)                                  If the indemnification provided for in this Section 7.13 is unavailable to an Indemnitee in respect of any amount referred to therein as a result of a final judicial determination that such indemnification cannot be enforced, then, to the extent permitted by

30

Law, the Company shall, in lieu of indemnifying each Indemnitee, contribute to the amount paid or payable by such Indemnitee as a result of such amount in such proportion as is appropriate to reflect the relative benefits received by the Company and each Indemnitee and the relative fault of the Company and each Indemnitee in connection with the matter which resulted in such Claims, damages, liabilities, judgments, penalties (including excise and similar Taxes and punitive damages), fines, cost, expense or settlement amount, as well as any other relevant equitable considerations.

(f)                                   An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.13 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

(g)                                  The provisions of this Section 7.13 are for the benefit of the Indemnitees, their heirs, successors and assigns, and shall not be deemed to create any rights for the benefit of other Persons.

(h)                                 No amendment or repeal of this Section 7.13 or any provision hereof shall in any manner terminate, reduce or impair the right of any past, present or future Indemnitee to be indemnified by the Company, nor the obligations of the Company to indemnify any such Indemnitee under and in accordance with the provisions of this Section 7.13 as in effect immediately prior to such amendment or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment or repeal, regardless of when such claims may arise or be asserted.

7.14                        Compensation and Reimbursement of Expenses.  Except as approved by the Board, no Member, Director or officer shall be entitled to compensation for actions taken on behalf of the Company; provided, however, that the Company shall reimburse the Directors and Members for any out of pocket expenses reasonably incurred in attending meetings of the Board or of the Members.

ARTICLE VIII.
RIGHTS AND OBLIGATIONS OF MEMBERS

8.1                               Limitation on Liability and Authority.  Each Member’s liability shall be limited as set forth in this Agreement, the Act and other applicable Law. Without limiting the right of any Member to exercise the rights expressly granted to such Member under this Agreement, each Member agrees that it has no authority under this Agreement, and will not exercise any authority it may have under the Act, to act for, bind or commit the Company to agreements, transactions or other arrangements, or hold itself out as an agent of the Company, without the express prior written consent of the Board.

8.2                               No Liability for Company Obligations.  No Member or its officers, directors, employees, agents or Affiliates shall be liable for the debts, obligations or liabilities of the Company (whether arising in contract, tort, statute or otherwise), including under a judgment, decree or order of a court, except as may be expressly provided in a separate, written guaranty

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or other agreement executed by a Member or its officers, directors, employees, agents or Affiliates or as may be provided under the Act relating to liability for wrongful distributions.

8.3                               Priority and Return of Capital.  Except as is expressly provided herein, no Member shall have priority over any other Member, either as to the return of Capital Contributions or as to Net Income, Net Losses, or distributions.  This Section 8.3 shall not apply to loans made to the Company by any Member.

8.4                               Access to Information.  Each Member shall be entitled to receive the following (provided, however, an assignee of a Membership Interest who is not admitted as a Substitute Member shall not be entitled to any of the following):

(a)                                 to receive a copy of this Agreement and any amendments hereto;

(b)                                 to receive a current list of the name and last known address of each to receive information regarding the amount of cash and a description and statement of the Agreed Value of any other property or services contributed by each Member and that each Member has agreed to contribute in the future, and the date on which each became a Member;

(c)                                  to receive the financial information described in Section 6.6;

(d)                                 to receive copies of the Company’s federal, state and local tax returns for each year; and

(e)                                  to inspect the assets of the Company during business hours at the principal office of the Company upon reasonable prior written notice.

ARTICLE IX.
TRANSFERS

9.1                               Restrictions on Transfers.

(a)                                 A Member may only transfer, sell, assign, pledge, encumber, or otherwise dispose of (each, a “Transfer”) all or any portion of its Membership Interest (i) to an Affiliate or another Member upon the consent of the Board, which consent shall not be unreasonably withheld, conditioned or delayed (each, an “Internal Transfer”), or (ii) to any other Person after Supermajority Approval of the proposed Transfer and, in each case, otherwise in accordance with the terms and conditions of this Article IX.  Any attempted Transfer of a Membership Interest, other than in strict accordance with this Section 9.1(a), shall be, and is hereby declared, null and void to the fullest extent permitted by Law.

(b)                                 All Transfers hereunder shall be by instrument in form and substance reasonably satisfactory to the Company, which instrument shall contain an express statement by the Transferee of its agreement to accept the Transfer and to accept, adopt and be bound by all of the terms and provisions of this Agreement, as the same may have been amended from time to time, and shall provide for the payment by the transferring Member of all reasonable expenses incurred by the Company in connection with such Transfer, including, without limitation, any necessary amendments to this Agreement to reflect such Transfer.  The transferring Member and

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the Transferee shall execute and acknowledge any and all such instruments as the Company may reasonably request to effectuate such Transfer, in each case in form and substance reasonably satisfactory to the Company.  In no event shall the Company dissolve or terminate (other than for tax purposes, to the extent provided by the Code and Regulations) upon the admission of any Member to the Company or upon any permitted Transfer of a Membership Interest in the Company by any Member.

9.2                               Substitute Members.  As of the effectiveness of any Transfer of a Membership Interest permitted under Section 9.1, any Transferee acquiring such Membership Interest shall be deemed admitted as a Substitute Member with respect to the Membership Interest so transferred. Substitute Members shall have all of the rights and obligations of Members. Transferees of Membership Interests who do not become Substitute Members shall have only the rights of assignees of Membership Interests and, therefore, no rights of a Member hereunder. An assignee shall have only the right to receive allocations and distributions attributable to the Membership Interest acquired by such assignee, which Membership Interest shall be subject to the same restrictions on transfer as contained in this Agreement.  An assignee shall have the same obligations to the Company and the Members as a Member holding the same Membership Interest would have, including any obligation to make Capital Contributions.

9.3                               Admission of Additional Members.  An additional Member (which shall not include a Substitute Member resulting from a Transfer in accordance with Article IX) may be admitted into the Company only upon Supermajority Approval, including in such approval the additional Member’s required Capital Contribution and Equity Percentage Interest, and execution of a counterpart of this Agreement by the additional Member. Additional Members shall have all of the rights and obligations of Members.

9.4                               Withdrawal.  No Member has the right or power to withdraw from the Company, and no Member shall withdraw from the Company without the consent of the Board.

9.5                               Effective Date of Transfers.  In the event a Transfer of a Membership Interest is consummated in accordance with this Article, such Transfer will be recognized for the purpose of distributions and allocations as of the date on which such Transfer became effective; provided that the Company shall have been given a copy of all documents or instruments executed in connection with such Transfer.  Notwithstanding any assumption of liabilities by a Transferee, the transferring Member shall not be released from its obligations under this Agreement or otherwise with respect to the Company unless such a release is approved by the Board.  The Company shall be entitled to treat the record owner of a Membership Interest as the absolute owner thereof in all respects and shall incur no liability for distributions of cash or other property made in good faith to such record owner until such time as the Transfer of such Membership Interest has become effective on the books of the Company.

9.6                               Withholding of Distributions.  From the date of the receipt of any instrument relating to Transfer of a Membership Interest or at any time if the Board is reasonably in doubt as to the Person entitled to receive distributions in respect of such Membership Interest, the

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Board may withhold any such distributions until the Transfer is completed or abandoned or the dispute is resolved.

9.7                               Compliance with Securities Laws.  In addition to the restrictions on Transfer of the Membership Interests contained in this Agreement, no Transfer of any Membership Interest shall be made by or on behalf of any Member unless the Company has received a written opinion of, or satisfactory to, its legal counsel that the proposed Transfer is exempt from registration under applicable federal and state securities laws. The Board may waive the requirement of this Section to obtain a legal opinion.

ARTICLE X.
DISSOLUTION AND TERMINATION

10.1                        Dissolution.  The Company shall be dissolved and its affairs shall be wound up in accordance with Section 10.2 upon the occurrence of any of the following (each, a “Liquidating Event”):

(a)                                 the end of the term of the Company, if any, stated in the Certificate;

(b)                                 the unanimous consent of the Members to dissolve the Company;

(c)                                  the bankruptcy of or the appointment of a receiver for the Company; or

(d)                                 the occurrence of any other event which causes a dissolution of the Company under the Act, unless the Company is continued without dissolution in accordance with the Act.

Notwithstanding the foregoing, it is expressly agreed and provided that the death, retirement, resignation, expulsion, bankruptcy or dissolution of any Member or the occurrence of any other event that terminates the continued membership of any Member shall not, in and of itself, cause the Company to be wound up or dissolved, and upon the occurrence of any such event, the Company shall, to the fullest extent permitted by law, be continued without winding up or dissolution.

10.2                        Winding Up, Liquidation and Distribution of Assets.

(a)                                 Upon the dissolution of the Company because of an occurrence of any of the events described in Section 10.1, no further business shall be conducted except for the taking of such action as shall be necessary for the winding up of the affairs of the Company and the distribution of its assets to the Members pursuant to the provisions of this Article X. Upon the occurrence of an event requiring winding up of the Company, the Board shall act as the Liquidating Trustee.  The Liquidating Trustee shall have full authority to wind up the affairs of the Company and to make distributions as provided herein, subject to the same restrictions under Section 7.3 as if the Liquidating Trustee were the Board.

(b)                                 Upon dissolution of the Company, the Liquidating Trustee shall either sell the assets of the Company at the best price available, or the Liquidating Trustee may distribute to the Members all or any portion of the Company’s assets in kind.  The property of the Company

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shall be liquidated as promptly as is consistent with obtaining the fair value thereof.  If any assets are sold or otherwise liquidated for value, the Liquidating Trustee shall proceed as promptly as practicable in a commercially reasonable manner to implement the procedures of this Section 10.2.  If any assets are to be distributed in kind, the Fair Market Value of such assets shall be determined in accordance with Section 7.10, and each Member’s Capital Account shall be charged or credited, as the case may be, as if such asset had been sold for cash at such Fair Market Value and the net gain or net loss recognized thereby had been allocated to and among the Members in accordance with Article VI.

(c)                                  All assets of the Company shall be applied and distributed by the Liquidating Trustee in the following order:

(i)                                     first, to the creditors of the Company (including, to the fullest extent permitted by law, any Member who has made a loan to the Company that remains outstanding) in satisfaction of liabilities of the Company (whether by payment or the making of reasonable provision for payment thereof (including by setting up reserves for contingent, conditional or unmatured liabilities)), other than liabilities to Members on account of their Capital Contributions or on account of a Member’s withdrawal from the Company or pursuant to a withdrawal of capital; and

(ii)                                  thereafter, to the Members in accordance with, and to the extent of, the positive balances of their Capital Accounts (after all adjustments to such Capital Accounts have been made for such taxable year, including to reflect any Net Income or Net Losses to be allocated to the Members in connection with the dissolution and liquidation of the Company).

10.3                        Certificate of Cancellation.  When all debts, liabilities and obligations of the Company have been satisfied and all of the remaining property and assets of the Company have been distributed to the Members, a Certificate of Cancellation shall be executed and filed with the Secretary of State of the State of Delaware in accordance with the Act.

10.4                        Return of Contribution; Nonrecourse Against Other Members.  Except as provided by law or as expressly provided in this Agreement, upon dissolution, each Member shall look solely to the assets of the Company for the return of its Capital Contributions.  If the assets of the Company remaining after the payment or discharge of the debts and liabilities of the Company are insufficient to return the Capital Contributions of one or more Members, such Member or Members shall have no recourse against any other Member.  No Member shall be required to contribute any cash or property to the Company to enable the Company to return any Member’s Capital Contributions.

10.5                        Compliance with Timing Requirements of Regulations.  Except as otherwise provided in Section 10.6, in the event the Company is “liquidated” within the meaning of Regulations § 1.704-1(b)(2)(ii)(g), distributions shall be made pursuant to Section 10.2. In the discretion of the Liquidating Trustee, all or any portion of the ·distributions that would otherwise be made to the Members may be:

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(a)                                 Distributed to a trust established for the benefit of the Members for the purposes of paying any contingent, conditional or unmatured liabilities or obligations of the Company arising out of or in connection with the Company. The assets of any such trust shall be distributed to the Members from time to time, in the reasonable discretion of the Liquidating Trustee, in the same proportions as the amount distributed to such trust by the Company would otherwise have been distributed to the Members pursuant to this Agreement; or

(b)                                 Withheld to provide a reasonable reserve for Company liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Company; provided that such withheld amounts shall be distributed to the Members as soon as practicable.

10.6                        Deemed Contribution and Distribution.  In the event the Company is “liquidated” within the meaning of Regulations § 1.704-1(b)(2)(ii)(g) but no Liquidating Event has occurred, the Company’s property shall not be liquidated, the Company’s liabilities shall not be paid or discharged, and the Company’s affairs shall not be wound up. Instead, solely for federal income tax purposes, the Company shall be deemed to have contributed all Company property and liabilities to a new limited liability company in exchange for an interest in such new limited liability company and, immediately thereafter, the Company will be deemed to liquidate by distributing interests in the new limited liability company to the Members.

ARTICLE XI.
MISCELLANEOUS PROVISIONS

11.1                        Notices.  All notices or other communications required or permitted by this Agreement shall be in writing, shall be addressed to the Members at their respective addresses or facsimile number set forth on Exhibit A attached hereto or to such other address or facsimile number as may be specified by a party hereto pursuant to notice given by such party in accordance with the provisions of this Section 11.1, and shall be deemed to have been duly given and received (a) when delivered in person, (b) five Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid, (c) when dispatched by electronic facsimile transfer (if confirmed in writing by mail simultaneously dispatched) or by electronic mail in portable document format (.pdf), if delivery thereof is confirmed to have occurred) on a Business Day prior to 5:00 p.m. in the time zone of the receiving Party, otherwise it shall be deemed delivered and received on the next Business Day, or (d) one Business Day after having been dispatched by a nationally recognized overnight courier service, to the appropriate Party at the address or facsimile number specified on Exhibit A (or to such other addresses and facsimile numbers as a Party may designate by written notice to each of the other Parties in any manner permitted in this Section 11.1).  Notices to the Company shall be made to the Company at its principal place of business, with a copy of the notice to each Member.

11.2                        Entire Agreement.  This Agreement contains the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings of the parties relating to the subject matter hereof.

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11.3                        Modifications and Waivers.  No amendment or other modification of any provision of this Agreement shall be valid or binding unless it is in writing and signed by all of the Members. No waiver of any provision of this Agreement shall be valid or binding unless it is in writing and signed by the party waiving compliance with such provision.  No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver of any partial exercise of any such right, power or privilege preclude any further exercise thereof or the exercise of any other such right, power or privilege.  No waiver of any breach, term or condition of this Agreement by any Member shall constitute a subsequent waiver of the same or any other breach, term or condition.

11.4                        Severability.  If any provision of this Agreement or the application thereof to any person or circumstances is for any reason and to any extent invalid or unenforceable, (a) the remainder of this Agreement and the application of such provision to the other persons or circumstances will not be affected thereby, but rather are to be enforced to the greatest extent permitted by Law and (b) the Parties shall negotiate in good faith to replace that provision with a new provision that is valid and enforceable and that puts the Parties in substantially the same economic, business and legal position as they would have been in if the original provision had been valid and enforceable.

11.5                        Counterparts.  This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

11.6                        LIMITATION OF LIABILITY.  THE EXPRESS REMEDIES AND MEASURES OF DAMAGES PROVIDED FOR IN THIS AGREEMENT SHALL BE THE SOLE AND EXCLUSIVE REMEDIES FOR A PARTY HEREUNDER AND ALL OTHER REMEDIES OR DAMAGES AT LAW OR IN EQUITY ARE WAIVED. IF NO REMEDY OR MEASURE OF DAMAGES IS EXPRESSLY HEREIN PROVIDED, A PARTY’S LIABILITY SHALL BE LIMITED TO DIRECT ACTUAL DAMAGES ONLY, SUCH DIRECT ACTUAL DAMAGES SHALL BE THE SOLE AND EXCLUSIVE REMEDY AND ALL OTHER REMEDIES OR DAMAGES AT LAW OR IN EQUITY ARE WAIVED.  TO THE FULLEST EXTENT PERMITTED BY LAW, NEITHER PARTY SHALL UNDER ANY CIRCUMSTANCES BE LIABLE FOR CONSEQUENTIAL DAMAGES, WHETHER BY STATUTE, IN TORT OR CONTRACT OR OTHERWISE. THE LIMITATIONS IN THIS SECTION IMPOSED ON REMEDIES AND THE MEASURE OF DAMAGES SHALL BE WITHOUT REGARD TO THE CAUSE OR CAUSES RELATED THERETO, INCLUDING THE NEGLIGENCE OF ANY PARTY AND STRICT LIABILITY.  TO THE EXTENT ANY DAMAGES REQUIRED TO BE PAID HEREUNDER ARE LIQUIDATED, THE PARTIES ACKNOWLEDGE THAT THE DAMAGES ARE DIFFICULT OR IMPOSSIBLE TO DETERMINE, OTHERWISE OBTAINING AN ADEQUATE REMEDY IS INCONVENIENT AND THE LIQUIDATED DAMAGES CONSTITUTE A REASONABLE APPROXIMATION OF THE HARM OR LOSS.

11.7                        Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of Delaware without regard to its principles of conflicts of laws.

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11.8        Further Assurances.  Subject to the terms and conditions set forth in this Agreement, each of the Members shall use all commercially reasonable efforts to execute such agreements, instruments and other documents and to take or cause to be taken such further actions as may be reasonably required or desirable to consummate and give full force and effect to the transactions contemplated hereby.

11.9        Successors and Assigns.  The rights and obligations of any party hereto under this Agreement may not be assigned except in compliance with Article IX hereof.  Each and all of the covenants, terms, provisions and agreements herein contained shall be binding upon and inure to the benefit of the parties hereto and, to the extent permitted by this Agreement, their respective successors and permitted assigns.

11.10      Third Party Beneficiaries.  The provisions of this Agreement shall only be for the benefit of, and enforceable by, the Company and its Members and shall not inure to the benefit of or be enforceable by any third party, except that the Members agree that any Indemnitee shall be entitled to assert rights and remedies under Section 7.13 as a third-party beneficiary thereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized representative as of the date first above written.

MEMBERS:

ETP RETAIL HOLDINGS, LLC

By:
Name:	[•]
Title:	[•]

SUSSER PETROLEUM OPERATING COMPANY LLC

By:	Sunoco LP,
its sole member

By:	Sunoco GP LLC,
its general partner

By:
Name:	[•]
Title:	[•]

[Signature Page to Amended and Restated Operating Agreement of Sunoco, LLC]

Exhibit A

Members and Membership Interests

Name and Address of Member	Capital Contribution		Initial Equity Percentage Interest
ETP Retail Holdings, LLC 1735 Market Street, 13th Floor Philadelphia, PA 19103 Attention: General Counsel Facsimile: (866) 627-8010	$	[•]	68.42%

Susser Petroleum Operating Company LLC 555 East Airtex Drive Houston, Texas 77073 Attention: General Counsel Fax: (361) 693-3725	$	[•]	31.58%

EXHIBIT B

ASSIGNMENT OF MEMBERSHIP INTERESTS

EXHIBIT B

ASSIGNMENT OF MEMBERSHIP INTERESTS

This Assignment of Membership Interests (this “Assignment”) is made and entered into this [•] day of [•] 2015, by and between ETP Retail Holdings, LLC, a Delaware limited liability company (the “Assignor”), and Sunoco LP, a Delaware limited partnership (the “Assignee”). Assignor and Assignee are collectively referred to in this Assignment as the “Parties.”

Capitalized terms used in this Assignment but not otherwise defined in this Assignment shall have the meanings ascribed to them in that certain Contribution Agreement (the “Contribution Agreement”), dated as of March 23, 2015, by and among the Assignor, the Assignee, Sunoco, LLC, a Delaware limited liability company (the “Company”), and, solely with respect to Section 10.19 of the Contribution Agreement and the other provisions related thereto, Energy Transfer Partners, L.P., a Delaware limited partnership.

W I T N E S S E T H:

WHEREAS, the Assignor owns 100% of the issued and outstanding membership interests of the Company; and

WHEREAS, the Assignor desires to convey, transfer and assign 31.58% of its membership interests of the Company and any and all income, distributions, value, rights, benefits and privileges associated therewith or deriving therefrom (collectively, the “Transferred Interests”) to the Assignee.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties do hereby agree as follows:

1.                                      Sale and Assignment. Subject to and in accordance with the terms of the Contribution Agreement, the Assignor does hereby CONVEY, TRANSFER, ASSIGN, CONTRIBUTE AND DELIVER to the Assignee, the Transferred Interests and, subject to the provisions of this Assignment, all of the Assignor’s duties, liabilities and obligations under, or arising in connection with, such Transferred Interests, and the Assignee hereby accepts the same.

2.                                      Warranties. The Assignor does hereby bind itself and its successors and assigns to warrant and forever defend title to all and singular the Transferred Interests and all rights and appurtenances thereto unto the Assignee and the Assignee’s successors and assigns, against any person whomsoever lawfully, claiming, or to claim same, or any part thereof.

3.                                      Admission as Member. From and after the date hereof, the Assignee shall be admitted as an additional member of the Company with respect to the Transferred Interests conveyed, transferred and assigned to the Assignee pursuant to Section 1 of this Assignment, and the Assignor hereby expressly consents to the Assignee’s admission to the Company as an additional member thereof.

4.                                      General Provisions.

(a)                                 Binding Effect. This Assignment will be binding upon, and will inure to the benefit of, the Parties and their respective successors, permitted assigns and legal representatives.

(b)                                 Governing Law. This Assignment shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of Delaware.

(c)                                  Amendment or Modification. This Assignment may be amended, modified or supplemented from time to time only by a written agreement executed by each of the Parties.

(d)                                 Counterparts. This Assignment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Assignment delivered by facsimile, email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Assignment.

(e)                                  Consent to Jurisdiction. The provisions of Section 10.15 of the Contribution Agreement are hereby incorporated into this Assignment as if set forth fully herein.

(f)                                   Further Assurances. Assignor covenants and agrees with Assignee that Assignor shall, and shall cause its successors and assigns to, execute, acknowledge and deliver such other instruments of conveyance and transfer and take such other action as may reasonably be required to more effectively contribute, convey, transfer, assign and deliver to and vest in Assignee, or its successors and assigns, and to put Assignee, or its successors and assigns, in possession of the Transferred Interests or otherwise carry out the purposes of this Assignment.

[Signature Page Follows]

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IN WITNESS WHEREOF, this Assignment has been duly executed by each of the Parties as of the date and year first above written.

ASSIGNOR:

ETP Retail Holdings, LLC

By:
Name:
Title:

SIGNATURE PAGE TO ASSIGNMENT OF MEMBERSHIP INTERESTS (ETP RETAIL HOLDINGS, LLC AS ASSIGNOR)

ASSIGNEE:

SUNOCO LP

By:	Sunoco GP LLC,
its general partner

By:
Name:	Chris Dial
Title:	Associate General Counsel and Secretary

SIGNATURE PAGE TO ASSIGNMENT OF MEMBERSHIP INTERESTS (SUNOCO LP AS ASSIGNEE)

EXHIBIT C

GUARANTEE OF COLLECTION

EXHIBIT C

GUARANTEE OF COLLECTION

THIS GUARANTEE OF COLLECTION (this “Guarantee”) is made as of [•], 2015, by ETP RETAIL HOLDINGS, LLC, a Delaware limited liability company (the “Guarantor”), to SUNOCO LP, a Delaware limited partnership (“Sunoco LP”), and SUNOCO FINANCE CORP., a Delaware corporation (“Finance Corp” and, together with Sunoco LP, the “Sunoco Issuers”) to provide a guarantee of collection, on the terms set forth herein, for the benefit of the holders (the “Holders”) of the Supported Debt (as hereinafter defined) and the trustee (the “Trustee”) under the Indenture dated [•], 2015 (collectively, the “Senior Notes Indenture”) with respect to the $[•] million aggregate principal amount of the Sunoco Issuers’ [•]% Senior Notes due 2023 (together with any senior notes of the Sunoco Issuers with substantially identical terms that are issued to the Holders pursuant to a registration statement under the Securities Act of 1933, as amended, the “Supported Debt”). The Guarantor and the Sunoco Issuers may hereinafter be referred to individually as a “Party” or collectively as the “Parties.”

RECITALS

WHEREAS, Sunoco, LLC, a Delaware limited liability company (“Sunoco LLC”), the Guarantor and Sunoco LP, and, solely for limited purposes, Energy Transfer Partners, L.P., a Delaware limited partnership (“ETP LP”), have entered into that certain Contribution Agreement, dated as of March 23, 2015, as amended (the “Contribution Agreement”), pursuant to which the Guarantor has agreed to contribute to Sunoco LP thirty-one and fifty-eight/hundredths percent (31.58%) of the membership interests in Sunoco LLC (the “Contribution”);

WHEREAS, on [•], 2015, the Sunoco Issuers issued the Supported Debt;

WHEREAS, concurrently with the execution of this Guarantee, Sunoco LP will distribute to Guarantor the Cash Consideration (as such term is defined in the Contribution Agreement) equal to $775,000,013 (the “Sunoco LP Distribution”), and in consideration of the Sunoco LP Distribution, Guarantor hereby enters into this Guarantee for the benefit of the Holders and the Trustee on the terms and subject to the conditions set forth herein; and

WHEREAS, in furtherance of the Contribution, the Guarantor desires to enter into this Guarantee and be bound by the terms and conditions set forth herein.

AGREEMENTS

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Parties, the Parties agree as follows:

1.                                      Guarantee.  Subject to the terms herein, the Guarantor guarantees to the Holders and the Trustee the full and prompt collection of the principal amount due under the Supported Debt, but not any accrued and unpaid interest thereon or any fees or other amounts of any kind whatsoever that shall be due to the Holders by the Sunoco Issuers (the “Liabilities”). Notwithstanding anything herein to the contrary, the obligations of the Guarantor under this

Guarantee are obligations solely of the Guarantor and do not constitute a debt or obligation of (and no recourse shall be made with respect to) ETP LP, any of its affiliates (other than the Guarantor), or any shareholder, partner, member, officer, director or employee of ETP LP or such affiliates (collectively, the “Non-Recourse Parties”). No action under or in connection with this Guarantee shall be brought against any Non-Recourse Party, and no judgment for any deficiency upon the obligations hereunder shall be obtainable against any Non-Recourse Party.

2.                                      Guarantee of Collection. This is a guarantee of collection only and not a guarantee of payment.  Notwithstanding any other term or condition of this Guarantee to the contrary, the Guarantor shall not be obligated to make any payment pursuant to this Guarantee unless and until each of the following has occurred: (i) the Trustee or other Holder must use commercially reasonable efforts to obtain judgment against Sunoco LP and any of its subsidiaries with obligations with respect to the Supported Debt (the “Guarantor Subsidiaries”), (ii) the Trustee or other Holder must use commercially reasonable efforts to execute on any judgment obtained against Sunoco LP and any of its Guarantor Subsidiaries, (iii) following execution of any such judgment, a portion of the sums due under the Supported Debt constituting Liabilities must remain unpaid, (iv) if no bankruptcy proceeding has been commenced with respect to Sunoco LP, the Trustee or other Holder shall have brought an action in a court of law having proper subject matter jurisdiction against Sunoco LP and any applicable Guarantor Subsidiaries to collect such Liabilities, obtained a final and non-appealable judgment by such court against Sunoco LP and any applicable Guarantor Subsidiaries in respect of such Liabilities and levied execution of such judgment against the property of Sunoco LP and any applicable Guarantor Subsidiaries, and as a result of such execution received less than payment in full in cash or property of such Liabilities, and (v) if a bankruptcy proceeding has been commenced with respect to Sunoco LP and any of its applicable Guarantor Subsidiaries, the closing of the bankruptcy proceeding after its administration under 11 U.S.C. Section 350(a) shall have occurred and the Trustee or other Holder shall have received, after all distributions contemplated by such bankruptcy proceeding or otherwise, less than payment in full in cash or property in respect of such Liabilities.  For these purposes, the value of any payment made in property shall be equal to the fair market value of such property at the time of such payment.

3.                                      Termination of Guarantee. This Guarantee shall remain in effect and will not terminate until the Liabilities have been paid in full.

4.                                      Waivers. The Guarantor waives (i) notice of acceptance of this Guarantee, (ii) all presentments and protests, and (iii) notice of dishonor.

5.                                      Obligations Absolute. Except as set forth in this Guarantee, the Guarantor’s obligations are in all respects absolute and unconditional and will not be impaired, modified, released or limited by any occurrence or condition whatsoever, including, without limitation, (i) any modification, discharge, renewal or extension of the Liabilities or the Supported Debt, or any amendment, modification or stay of the Trustee’s or other Holder’s rights under the Supported Debt which may occur in any bankruptcy or reorganization case or proceeding concerning the Sunoco Issuers, whether permanent or temporary and whether or not assented to by the Trustee or other Holder, (ii) any notice of withdrawal of this Guarantee, at any time and from time to time before, at or after maturity of the Supported Debt, (iii) any determination that any signatures on behalf of the Sunoco Issuers on the Supported Debt are not genuine or that the

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Supported Debt is not the legal, valid and binding obligation of the Sunoco Issuers, or (iv) any defenses that the Sunoco Issuers may have as to any sums due under the Supported Debt.

6.                                      Waiver of Subrogation. The Guarantor irrevocably waives, relinquishes and renounces any right of subrogation, contribution, indemnity, reimbursement or any claim whatsoever which the Guarantor may have against the Sunoco Issuers or any other persons liable on the Supported Debt. The Guarantor will not assert any such claim against the Sunoco Issuers or any other persons liable on the Supported Debt, in any proceeding, legal or equitable, including any bankruptcy, insolvency or reorganization proceeding. This provision will inure to the benefit of and will be enforceable by the Trustee, the Holders, the Sunoco Issuers and any such persons liable on the Supported Debt, and their successors and assigns, including any trustee in bankruptcy or debtor-in-possession.

7.                                      Reinstatement of Guaranteed Liabilities. The Guarantor acknowledges and agrees that the Guarantor’s obligations hereunder shall apply to and continue with respect to any amount paid to the Trustee and the Holders on the Liabilities which is subsequently recovered from the Trustee and the Holders for any reason whatsoever (including, without limitation, as a result of any bankruptcy, insolvency or fraudulent conveyance proceeding), notwithstanding the fact that the Liabilities may have been previously paid in full or this Guarantee terminated, or both.

8.                                      Assignment. The Trustee and the Holders may, from time to time, whether before or after any withdrawal of this Guarantee, without notice to the Guarantor, assign or transfer any or all of the Liabilities or any interest therein; and, notwithstanding any such assignment or transfer or any subsequent assignment or transfer thereof, such Liabilities shall be and remain Liabilities for purposes of this Guarantee, and each and every immediate and successive assignee or transferee of any of the Liabilities or of any interest therein shall, to the extent of the interest of such assignee or transferee in the Liabilities, be entitled to the benefits of this Guarantee to the same extent as if such assignee or transferee were the Trustee or other Holder; provided, however, that, unless the Trustee or Holders shall otherwise consent in writing, the Trustee and the Holders shall have an unimpaired right, prior and superior to that of any such assignee or transferee, to enforce this Guarantee, for the benefit of the Trustee and the Holders, as to that portion of the Liabilities which the Trustee and the Holders have not assigned or transferred.

9.                                      Cumulative Rights; No Waiver. Each and every right granted to the Trustee and the Holders hereunder or under any other document delivered hereunder or in connection herewith, or allowed it by law or equity, shall be cumulative and may be exercised from time to time subject only to the limitations set forth in this Guarantee. No failure on the part of the Trustee and the Holders to exercise, and no delay in exercising, any right shall operate as a waiver thereof, nor shall any single or partial exercise by the Trustee or other Holder of any right preclude any other or future exercise thereof or the exercise of any other right.

10.                               Interpretation and Construction. Each reference herein to the Trustee and the Holders shall be deemed to include their respective successors and assigns, and each reference to the Sunoco Issuers and the Guarantor and any pronouns referring thereto as used herein shall be construed in the singular or plural as the context may require and shall be deemed to include the

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successors and assigns of the Sunoco Issuers and the Guarantor, all of whom shall be bound by the provisions hereof.

11.                               Continuing Guarantee. Subject to the limitations herein, this instrument is intended to be a full, complete and continuing guarantee to the Trustee and the Holders to the extent of and for the Liabilities owing by the Sunoco Issuers to the Trustee and the Holders from time to time and to be valid and continuous without other or further notice to the Guarantor, notwithstanding the dissolution of the Sunoco Issuers or any other guarantor, until notice in writing of withdrawal of this Guarantee, signed by the parties hereto or any of them, has actually been given to the Trustee and the Holders, and then only as to the party or parties signing such notice and to transactions subsequent to the time of such notice; provided, however, that no such notice of withdrawal shall affect or impair (a) any of the agreements and obligations of the Guarantor hereunder with respect to any and all Liabilities existing at the time of actual receipt of such notice by the Trustee and the Holders until paid in full; or (b) the Trustee’s or other Holder’s right to recover all expenses paid or incurred by the Trustee or other Holder endeavoring to enforce this Guarantee against the Guarantor. All of the agreements and obligations of the Guarantor under this Guarantee shall, notwithstanding any such notice of withdrawal, remain in effect until all such Liabilities and all such expenses shall have been paid in full.

12.                               Subsequent Guaranties. No subsequent guarantee by the Guarantor or any other person of the Liabilities shall be deemed to be in lieu of or to supersede this Guarantee, unless otherwise expressly provided therein.

13.                               Covenants of Sunoco LP.

(a)                                 Repayment or Refinancing of Supported Debt. Without the prior written consent of the Guarantor, Sunoco LP shall not be entitled to (i) repay any principal amount of the Supported Debt or (ii) refinance through an exchange offer or otherwise all or any portion of the Supported Debt, unless, in the case of (ii) above, Sunoco LP (x) simultaneously replaces the Supported Debt with at least an equivalent amount of new indebtedness (such new indebtedness, the “Refinancing Supported Debt”) with substantially similar covenants providing for no earlier amortization of principal than the amortization contemplated by the applicable maturity date of the Supported Debt (any such date, a “Maturity Date”) and (y) permits the Guarantor, at its sole discretion, to provide a guarantee of collection of the Refinancing Supported Debt, on the terms and subject to the conditions set forth herein.

(b)                                 Extinguishment of Supported Debt. Sunoco LP shall use commercially reasonable efforts to extinguish any applicable outstanding Supported Debt on the Maturity Date. Sunoco LP shall release the Guarantor from any liability or obligation under this Guarantee related to the Supported Debt on the applicable Maturity Date for such Supported Debt and shall enter into and execute such documents and instruments as the Guarantor may reasonably request in order to evidence such release.

(c)                                  Finance Corp. Prior to the Maturity Date of the Supported Debt, Finance Corp shall continue to have no material assets or any liabilities, other than as a co-issuer of debt securities of Sunoco LP.

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14.                               Covenants of Guarantor.

(a)                                 Net Worth. The Guarantor hereby represents to Sunoco LP that it will maintain net assets (excluding any interest in Sunoco LP held by the Guarantor) with a fair market value equal to or greater than the aggregate principal amount of the Supported Debt and in the event the Guarantor disposes of, transfers, or conveys any of its assets, except with respect to distributions permitted in clause (b) below, it shall promptly replace such assets with assets having a net fair market value (after taking into account any indebtedness to be assumed by the Guarantor in connection with any such transaction) substantially equivalent to or greater than the net fair market value (after taking into account any indebtedness to be assumed by the Guarantor in connection with any such transaction) of the disposed assets. Guarantor shall provide a certificate to Sunoco LP and the Trustee on an annual basis (beginning on the first anniversary of this Guarantee and until the Liabilities have been paid in full) providing that it is in full compliance with this Section 14(a).

(b)                                 Distributions. The Guarantor shall be entitled to make distributions of available cash with respect to its equity interests provided the Guarantor shall not make a distribution of cash or property to the extent such distribution would constitute a Fraudulent Conveyance (as defined in Section 16) in light of the Guarantor’s obligations under this Guarantee or otherwise impair the Guarantor’s ability to satisfy its obligations under this Guarantee.

15.                               Covenants of Sunoco LP and Guarantor to Maintain Tax Treatment. For so long as this Guarantee is outstanding, Sunoco LP and the Guarantor hereby agree that:

(a)                                 Unless otherwise required by law, it is the intent of the Parties to treat the Guarantor as the sole partner bearing the economic risk of loss with respect to the Supported Debt pursuant to Treasury Regulation § 1.752-2; provided that, notwithstanding the foregoing, Sunoco LP shall not be required to take such position in any taxable year to the extent Sunoco LP determines in good faith after consulting with tax counsel that such position is not supported by current law or actual facts and circumstances.

(b)                                 It is the intent of the Parties, that the distribution to the Guarantor by Sunoco LP of the Cash Consideration be treated as a distribution under Section 731 of the Internal Revenue Code of 1986, as amended, and neither Sunoco LP nor any partner of Sunoco LP shall take a position inconsistent with such treatment unless otherwise required by law; provided that, notwithstanding the foregoing, Sunoco LP shall not be required to take such position in any taxable year to the extent Sunoco LP determines in good faith after consulting with tax counsel that such position is not supported by current law or actual facts and circumstances.

(c)                                  Neither Sunoco LP nor the Guarantor shall (i) modify this Guarantee so as to eliminate or limit the ultimate recourse liability of the Guarantor with respect to the Supported Debt, or (ii) except as required by the Senior Notes Indenture, cause or permit any other corporation, partnership, person or entity to assume, guarantee, indemnify against or otherwise incur any liability with respect to any Supported Debt.

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(d)                                 In the event a subsidiary of Sunoco LP that is regarded as separate and apart from Sunoco LP for U.S. federal income tax purposes becomes a Subsidiary Guarantor (as such term is defined in the Senior Notes Indenture) of the Supported Debt or otherwise guarantees the Supported Debt, the Guarantor agrees to indemnify such subsidiary for any amounts that the subsidiary is required to pay pursuant to its guarantee of the Supported Debt.

(e)                                  In the event a partner of Sunoco LP guarantees or otherwise incurs any liability with respect to the Supported Debt, the Guarantor agrees to indemnify such partner for any amounts that the partner is required to pay pursuant to its guarantee or liability with respect to the Supported Debt.

16.                               Fraudulent Conveyance. Notwithstanding any provision of this Guarantee to the contrary, it is intended that this Guarantee not constitute a Fraudulent Conveyance (as defined below). Consequently, the Guarantor agrees that if this Guarantee would, but for the application of this sentence, constitute a Fraudulent Conveyance, this Guarantee shall be valid and enforceable only to the maximum extent that would not cause this Guarantee to constitute a Fraudulent Conveyance, and this Guarantee shall automatically be deemed to have been amended accordingly at all relevant times. For purposes of this Section 16, the term “Fraudulent Conveyance” means a fraudulent conveyance under Section 548 of the United States Bankruptcy Code or a fraudulent conveyance or fraudulent transfer under the provisions of any applicable fraudulent conveyance or fraudulent transfer law or similar law of any state, nation or other governmental unit, as in effect from time to time.

17.                               Third-Party Beneficiaries. This Guarantee is for the benefit only of the Guarantor, the Sunoco Issuers, the Trustee, the Holders and the subsidiaries and partners of Sunoco LP described in Sections 15(d) and 15(e), and is not intended to confer upon any other third party any rights or remedies hereunder, and shall not be construed as for the benefit of any other third party.

18.                               Notices. Any and all notices, requests or other communications hereunder shall be given in writing and delivered by: 1) regular, overnight, registered or certified mail (return receipt requested), with first class postage prepaid; 2) hand delivery; 3) facsimile transmission; or 4) overnight courier service, if to the Guarantor, at the following address or facsimile number for the Guarantor:

ETP Retail Holdings, LLC

3738 Oak Lawn Avenue

Dallas, Texas 75219

Attention: General Counsel

Facsimile Number: (214) 981-0701

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If to the Sunoco Issuers, at the following address or facsimile number:

Sunoco LP

555 East Airtex Drive

Houston, Texas 77073

Attention: General Counsel

Facsimile Number: (361) 693-3725

or at such other address or number as shall be designated by the Guarantor or Sunoco LP in a notice to the other Party to this Guarantee. All such communications shall be deemed to have been duly given: (A) in the case of a notice sent by regular mail, on the date actually received by the addressee; (B) in the case of a notice sent by registered or certified mail, on the date receipted for (or refused) on the return receipt; (C) in the case of a notice delivered by hand, when personally delivered; (D) in the case of a notice sent by facsimile, upon transmission subject to telephone confirmation of receipt; and (E) in the case of a notice sent by overnight mail or overnight courier service, the date delivered at the designated address, in each case given or addressed as aforesaid.

19.                               Separability. Should any clause, sentence, paragraph, subsection or section of this Guarantee be judicially declared to be invalid, illegal or unenforceable in any respect, such decision will not have the effect of invalidating or voiding the remainder of this Guarantee, and the part or parts of this Guarantee so held to be invalid, illegal or unenforceable will be deemed to have been stricken herefrom, and the remainder will have the same force and effectiveness as if such stricken part or parts had never been included herein.

20.                               Counterparts. This Guarantee may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signatures are physically attached to the same counterpart. Delivery of an executed signature page by facsimile or electronic transmission shall be as effective as delivery of a manually executed counterpart.

21.                               Governing Law. THIS GUARANTEE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS TO THE EXTENT THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

22.                               Consent to Jurisdiction; Waiver of Jury Trial. The Guarantor irrevocably submits to the exclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York County, and any appellate court from any thereof, for the purposes of any proceeding arising out of this Guarantee or the transactions contemplated hereby (and agrees that no such proceeding relating to this Guarantee or the transactions contemplated hereby shall be brought by it except in such courts). The Guarantor irrevocably and unconditionally waives (and agrees not to plead or claim) any objection to the laying of venue of any proceeding arising out of this Guarantee or the transactions contemplated hereby in any New

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York State court or federal court of the United States of America sitting in New York County, and any appellate court from any thereof, or that any such proceeding brought in any such court has been brought in an inconvenient forum. The Guarantor also agrees that any final and non appealable judgment against it in connection with any proceeding shall be conclusive and binding on it and that such award or judgment may be enforced in any court of competent jurisdiction, either within or outside of the United States. A certified or exemplified copy of such award or judgment shall be conclusive evidence of the fact and amount of such award or judgment. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY ACTION OR PROCEEDING TO ENFORCE OR TO DEFEND ANY RIGHTS UNDER THIS GUARANTEE SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

23.                               Entire Agreement. This Guarantee constitutes the entire agreement with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, between the parties related thereto.

[Remainder of page intentionally left blank; signature page follows]

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IN WITNESS WHEREOF, the undersigned have executed this Guarantee as of the date and year first written above.

ETP RETAIL HOLDINGS, LLC

By:
Name:
Title:

SUNOCO LP

By:	Sunoco GP LLC, its general partner

By:
Name:
Title:

SUNOCO FINANCE CORP.

By:
Name:
Title:

Signature Page
Guarantee of Collection

EXHIBIT D

SUPPORT AGREEMENTS

EXHIBIT D-1

SUPPORT AGREEMENT

This SUPPORT AGREEMENT (this “Agreement”) is made as of [•], 2015 (the “Effective Date”), by and among Sunoco, Inc. (R&M), a Pennsylvania corporation (the “Support Provider”), Sunoco LP, a Delaware limited partnership (“Sunoco LP”), Sunoco Finance Corp., a Delaware corporation (“Sunoco LP Finance” and, together with Sunoco LP, the “Sunoco Issuers”), and ETP Retail Holdings, LLC, a Delaware limited liability company (“Guarantor”).  The Support Provider, Sunoco Issuers and Guarantor may hereinafter be referred to individually as a “Party” or collectively as the “Parties.”

PRELIMINARY STATEMENTS:

A.                                    Sunoco, LLC, a Delaware limited liability company ( “Sunoco LLC”), Guarantor and Sunoco LP, and, solely for limited purposes, Energy Transfer Partners, L.P., a Delaware limited partnership (“ETP “), have entered into that certain Contribution Agreement, dated as of March 23, 2015, as amended (the “Contribution Agreement”), pursuant to which Guarantor has agreed to contribute to Sunoco LP 31.58% of the membership interests in Sunoco LLC (the “Contribution”).

B.                                    In connection with and in order to facilitate the Contribution, pursuant to the Indenture dated [•], 2015 (the “Indenture”), the Sunoco Issuers issued [•] senior notes due 2023 (the “Supported Debt”).

C.                                    Pursuant to the terms of the Contribution Agreement, at the closing of the Contribution on the date hereof, (i) Sunoco LP distributed to Guarantor, in partial consideration for the Contribution, $775,000,013 million in cash, financed entirely from the proceeds of the Supported Debt (the “Cash Consideration”) and (ii) Guarantor executed and delivered a guarantee dated as of even date herewith, providing for a guarantee of collection (but not of payment) for the principal amount due under the Supported Debt (the “ETP Retail Holdings Guarantee”), a copy of which is attached hereto as Exhibit A.

D.                                    Concurrently with the execution of this Agreement, Guarantor is distributing to the Support Provider, a portion of the Cash Consideration equal to $[•] (the “R&M Distribution” and the proportion of the total Cash Consideration reflected by such R&M Distribution, expressed as a percentage, the “R&M Distribution Percentage”).  Accordingly, in consideration of the R&M Distribution, the Support Provider desires to enter into this Agreement to provide support to Guarantor in furtherance of the ETP Retail Holdings Guarantee in support of the Supported Debt, on the terms and subject to the conditions set forth herein.

E.                                     The Sunoco Issuers and Guarantor desire to enter into this Agreement and be bound by the terms and conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Parties, the Parties agree as follows:

1.                                      Support.  Subject to the terms and conditions of this Agreement, including but not limited to Sections 2 and 3 below, the Support Provider hereby provides support to Guarantor and agrees to contribute cash to Guarantor in such amounts as necessary to guarantee collection of the aggregate principal amount of the Supported Debt pursuant to the ETP Retail Holdings Guarantee.  Notwithstanding anything herein to the contrary, the obligations of the Parties under this Agreement are obligations solely of the Parties and do not constitute a debt or obligation of (and no recourse shall be made with respect to) ETP, any of its affiliates (other than the Parties hereto), or any shareholder, partner, member, officer, director or employee of ETP or such affiliates (collectively, the “Non-Recourse Parties”).  No action under or in connection with this Agreement shall be brought against any Non-Recourse Party, and no judgment for any deficiency upon the obligations hereunder shall be obtainable against any Non-Recourse Party.

2.                                      Support Payment Conditions.  Notwithstanding any other term or condition of this Agreement to the contrary, the Support Provider shall be obligated to make contributions of cash to Guarantor pursuant to this Agreement to enable Guarantor to pay any and all amounts of the Supported Debt due and payable pursuant to the terms and conditions of the ETP Retail Holdings Guarantee.

3.                                      Cap.  Notwithstanding any other term or condition of this Agreement to the contrary, it is agreed that the Support Provider’s maximum liability under this Agreement with respect to the Supported Debt shall not exceed the R&M Distribution Percentage, multiplied by the positive difference (if any) between (i) the principal amount of Supported Debt, minus (ii) the sum of (A) all payments of principal made by or on behalf of the Sunoco Issuers in respect of such Supported Debt, plus (B) the fair market value of any property received or cash proceeds collected or any consideration otherwise realized (including by way of set off) from or for the account of the Sunoco Issuers pursuant to, or in connection with, the principal amount of Supported Debt, including, but not limited to, any property or cash proceeds collected or realized from the exercise of any rights and remedies at law or in equity that the holders of such Supported Debt may have against the Sunoco Issuers or any collateral securing such Supported Debt, plus (C) any principal amount of such Supported Debt which is forgiven or otherwise voluntarily compromised by the holders of such Supported Debt (such amount, the “Support Cap”).

The Support Provider shall have no obligation to make a payment hereunder with respect to any accrued and unpaid interest or any other costs, fees, expenses, penalties, charges or other amounts of any kind whatsoever that may be owed by Guarantor or any Sunoco Issuer, whether on or related to the Supported Debt or otherwise.

4.                                      Termination of Agreement.  This Agreement shall remain in effect and will not terminate until the earlier to occur of (a) termination or expiration of the ETP Retail Holdings Guarantee and (b) payment by the Support Provider of the maximum amount due by the Support Provider under Section 3 hereof, as such amount may be limited by Section 10 hereof.

5.                                      Notices; Defenses; Etc.  The Sunoco Issuers and Guarantor hereby agree to provide the Support Provider with notice promptly following any alleged default by any Sunoco Issuer under the documents evidencing the Supported Debt or by Guarantor under the documents evidencing the ETP Retail Holdings Guarantee, and the Support Provider shall be entitled to receive information regarding, and make reasonable requests for information with respect to, the actions the holders of the Supported Debt have taken against the Sunoco Issuers with respect to

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the Supported Debt or Guarantor with respect to the ETP Retail Holdings Guarantee.  By entering into this Agreement, the Support Provider is not waiving any defense, set-off or counterclaim available to Guarantor or the Sunoco Issuers with respect to the Supported Debt nor is the Support Provider waiving its rights with respect to diligence, presentment, demand for performance, notice of protest, notice of dishonor, default or non-payment, or notice of acceptance of this Agreement.

6.                                      Covenants of Sunoco LP and Guarantor.

(a)                                 Repayment or Refinancing of Supported Debt.  Without the prior written consent of the Support Provider, Sunoco LP shall not be entitled to (i) repay any principal amount of a tranche of the Supported Debt or (ii) refinance through an exchange offer or otherwise all or any portion of the Supported Debt, unless, in the case of (ii) above, Sunoco LP (x) simultaneously replaces the Supported Debt with at least an equivalent amount of new indebtedness (such new indebtedness, the “Refinanced Supported Debt”) with substantially similar covenants providing for no earlier amortization of principal than the amortization contemplated by the applicable maturity date of any Supported Debt (any such date, a “Maturity Date”), (y) permits Guarantor at its sole discretion to guarantee the Refinanced Supported Debt on the terms and subject to the conditions set forth in the ETP Retail Holdings Guarantee and (z) permits Support Provider at its sole discretion to provide support to Guarantor in furtherance of the ETP Retail Holdings Guarantee of the Refinanced Supported Debt, on the terms and subject to the conditions set forth herein.

(b)                                 Actions Upon Maturity Date.  Upon the Maturity Date for the Supported Debt, and payment in full of the aggregate principal amount of Supported Debt, no additional ETP Retail Holdings Guarantee shall be permitted to be made by Guarantor with respect to such Supported Debt.  Any Supported Debt subject to the ETP Retail Holdings Guarantee may be retired or refinanced with debt that is not subject to the ETP Retail Holdings Guarantee commencing at any time on or after the scheduled Maturity Date for such Supported Debt.

(c)                                  Extinguishment of Supported Debt.  Sunoco LP shall use commercially reasonable efforts to extinguish any applicable outstanding Supported Debt on the Maturity Date.  Guarantor shall release the Support Provider from any liability or obligation under this Agreement related to the Supported Debt on the applicable Maturity Date for such Supported Debt and shall enter into and execute such documents and instruments as the Support Provider may reasonably request in order to evidence such release.

(d)                                 Sunoco LP Finance Corp.  Prior to the Maturity Date of the Supported Debt, Sunoco LP Finance shall continue to have no material assets or any liabilities, other than as a co-issuer of debt securities of Sunoco LP.

(e)                                  Guarantor Limited Activities.  Without the prior written consent of Support Provider, Guarantor shall not (i) create, incur, assume or permit to exist any Indebtedness (as defined below) other than the ETP Retail Holdings Guarantee or (ii) consummate any transactions other than the ETP Retail Holdings Guarantee of the Supported Debt.  As used in this Section 6(d), “Indebtedness” shall mean (A) all obligations for borrowed money, (B) all obligations evidenced by bonds, debentures, notes or similar instruments, (C) all

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obligations under conditional sale or other title retention agreements relating to property or assets, (D) all obligations issued or assumed as the deferred purchase price of property or services, (E) all guarantees of Indebtedness of others, (F) all capital lease obligations, (G) all obligations with respect to hedging and swap agreements, (H) the principal component of all obligations, contingent or otherwise, as an account party in respect of letters of credit and (I) the principal component of all obligations in respect of bankers’ acceptances.

7.                                      Covenants of Support Provider.

(a)                                 Net Worth.  Support Provider hereby represents to Guarantor and Sunoco LP that it will maintain net assets (excluding any interest in Guarantor and Sunoco LP held by Support Provider) with a fair market value equal to or greater than the amount of the Support Cap and in the event Support Provider disposes of, transfers, or conveys any of its assets, except with respect to distributions permitted in clause (b) below, it shall, if necessary, promptly replace such assets so as to have net assets (excluding any interest in Guarantor and Sunoco LP held by Support Provider) with a fair market value equal to or greater than the amount of the Support Cap. Support Provider shall provide a certificate to Guarantor and the Trustee on an annual basis (beginning on the first anniversary of this Agreement and until the Supported Debt has been paid in full) providing that it is in full compliance with this Section 7(a).

(b)                                 Distributions.  Support Provider shall be entitled to make distributions of available cash with respect to its equity interests provided Support Provider shall not make a distribution of cash or property to the extent such distribution would constitute a Fraudulent Conveyance (as defined in Section 10) in light of Support Provider’s obligations under this Agreement or otherwise impair Support Provider’s ability to satisfy its obligations under this Agreement.

8.                                      Covenants of the Parties to Maintain Tax Treatment.  For so long as any ETP Retail Holdings Guarantee is outstanding, the Parties hereto hereby agree that:

(a)                                 At the Sunoco LP level, unless otherwise required by law, it is the intent of the Parties to treat Guarantor as the sole partner bearing the economic risk of loss with respect to the Supported Debt pursuant to Treasury Regulation § 1.752-2; provided that, notwithstanding the foregoing, Sunoco LP shall not be required to take such position in any taxable year to the extent Sunoco LP determines in good faith after consulting with tax counsel that such position is not supported by current law or actual facts and circumstances.

(b)                                 It is the intent of the Parties that the distribution to Guarantor by Sunoco LP of the Cash Consideration be treated as a distribution under Section 731 of the Internal Revenue Code of 1986, as amended (the “Code”), and neither Sunoco LP nor any partner of Sunoco LP shall take a position inconsistent with such treatment unless otherwise required by law; provided that, notwithstanding the foregoing, Sunoco LP shall not be required to take such position in any taxable year to the extent Sunoco LP determines in good faith after consulting with tax counsel that such position is not supported by current law or actual facts and circumstances.

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(c)                                  At the Guarantor level, unless otherwise required by law, it is the intent of the Parties to treat the Support Provider as bearing the economic risk of loss with respect to the Supported Debt in an amount equal to the Supported Debt distributed to it pursuant to the R&M Distribution in accordance with Treasury Regulation § 1.752-2; provided that, notwithstanding the foregoing, Guarantor shall not be required to take such position in any taxable year to the extent Guarantor determines in good faith after consulting with tax counsel that such position is not supported by current law or actual facts and circumstances.

(d)                                 It is the intent of the Parties to treat the R&M Distribution as a distribution under Section 731 of the Code, and neither Guarantor nor any partner of Guarantor shall take a position inconsistent with such treatment unless otherwise required by law; provided that, notwithstanding the foregoing, Guarantor shall not be required to take such position in any taxable year to the extent Guarantor determines in good faith after consulting with tax counsel that such position is not supported by current law or actual facts and circumstances.

(e)                                  Neither Sunoco LP nor Guarantor shall (i) modify the ETP Retail Holdings Guarantee so as to eliminate or limit the ultimate recourse liability of the Support Provider with respect to the Supported Debt, (ii) merge or consolidate with, or take any action that would cause, Guarantor to become a corporation for U.S. federal income tax purposes or (iii) except as required by the Indenture, cause or permit any other corporation, partnership, person or entity to assume, guarantee, indemnify against or otherwise incur any liability with respect to any Supported Debt.

(f)                                   In the event a subsidiary of Sunoco LP that is regarded as separate and apart from Sunoco LP for U.S. federal income tax purposes becomes a Subsidiary Guarantor (as such term is defined in the Indenture) of the Supported Debt or otherwise guarantees the Supported Debt, the Support Provider agrees to indemnify such subsidiary for any amounts that the subsidiary is required to pay pursuant to its guarantee of the Supported Debt, on the same basis and subject to the same limits as with respect to the ETP Retail Holdings Guarantee.

(g)                                  In the event a partner of Sunoco LP guarantees or otherwise incurs any liability with respect to the Supported Debt, Guarantor agrees to indemnify such partner for any amounts that the partner is required to pay pursuant to its guarantee or liability with respect to the ETP Retail Holdings Guarantee.

9.                                      Waiver of Subrogation. The Support Provider irrevocably waives, relinquishes and renounces any right of subrogation, contribution, indemnity, reimbursement or any claim whatsoever which the Support Provider may have against the Sunoco Issuers or any other persons liable on the Guarantee or the Supported Debt. The Support Provider will not assert any such claim against the Sunoco Issuers or any other persons liable on the Guarantee or the Supported Debt, in any proceeding, legal or equitable, including any bankruptcy, insolvency or reorganization proceeding. This provision will inure to the benefit of and will be enforceable by the Trustee, the Holders, the Sunoco Issuers and any such persons liable on the Guarantee or the Supported Debt, and their successors and assigns, including any trustee in bankruptcy or debtor-in-possession.

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10.                               Fraudulent Conveyance.  Notwithstanding any provision of this Agreement to the contrary, it is intended that this Agreement not constitute a Fraudulent Conveyance (as defined below).  Consequently, the Support Provider agrees that if this Agreement would, but for the application of this sentence, constitute a Fraudulent Conveyance, this Agreement shall be valid and enforceable only to the maximum extent that would not cause this Agreement to constitute a Fraudulent Conveyance, and this Agreement shall automatically be deemed to have been amended accordingly at all relevant times.  For purposes of this Section 10, the term “Fraudulent Conveyance” means a fraudulent conveyance under Section 548 of the United States Bankruptcy Code or a fraudulent conveyance or fraudulent transfer under the provisions of any applicable fraudulent conveyance or fraudulent transfer law or similar law of any state, nation or other governmental unit, as in effect from time to time.

11.                               Cumulative Rights; No Waiver.  Each and every right granted to Support Provider hereunder or under any other document delivered hereunder or in connection herewith, or allowed it by law or equity, shall be cumulative and may be exercised from time to time subject only to the limitations set forth in this Agreement.  No failure on the part of Support Provider to exercise, and no delay in exercising, any right shall operate as a waiver thereof, nor shall any single or partial exercise by Support Provider of any right preclude any other or future exercise thereof or the exercise of any other right.

12.                               Amendments; Waivers.

(a)                                 Except as otherwise expressly set forth herein, this Agreement may not be modified, amended or waived except by an instrument or instruments in writing signed by each of the Parties hereto.

(b)                                 The Parties hereby agree that no provision of Section 1 hereof may be modified, amended or waived without the prior written consent of a majority of the noteholders or lenders under the Indenture if such modification, amendment or waiver would materially and adversely reduce the benefits to such noteholders or lenders of the support contemplated by Section 1 hereof with respect to such Supported Debt.

13.                               Successors and Assigns.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.  Nothing in this Agreement shall prevent the Support Provider from merging or consolidating with or into any other person so long as the surviving person agrees to be bound by the terms of this Agreement.

14.                               Third-Party Beneficiaries.  This Agreement is for the benefit only of the Support Provider, the Sunoco Issuers, and Guarantor, the trustee under the Indenture, the holders of the Supported Debt, and the subsidiaries of Sunoco LP described in Section 8(d) and is not intended to confer upon any other third party any rights or remedies hereunder, and shall not be construed as for the benefit of any other third party.

15.                               Notices.  Any and all notices, requests or other communications hereunder shall be given in writing and delivered by: (a) regular, overnight, registered or certified mail (return receipt requested), with first class postage prepaid; (b) hand delivery; (c) facsimile transmission;

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or (d) overnight courier service, if to the Support Provider, at the following address or facsimile number for the Support Provider:

Sunoco, Inc. (R&M)

3738 Oak Lawn Avenue

Dallas, Texas 75219

Attention:  General Counsel

Facsimile Number:  (214) 981-0701

if to any Sunoco Issuer, at the following address or facsimile number for Sunoco LP:

Sunoco LP

555 East Airtex Drive

Houston, Texas 77073

Attention:  General Counsel

Facsimile Number:  (361) 693-3725

if to Guarantor, at the following address or facsimile number for Guarantor:

ETP Retail Holdings, LLC

3738 Oak Lawn Avenue

Dallas, Texas 75219

Attention:  General Counsel

Facsimile Number:  (214) 981-0701

or at such other address or number as shall be designated by the Support Provider, any Sunoco Issuer or Guarantor in a notice to the other Parties to this Agreement.  All such communications shall be deemed to have been duly given: (A) in the case of a notice sent by regular mail, on the date actually received by the addressee; (B) in the case of a notice sent by registered or certified mail, on the date receipted for (or refused) on the return receipt; (C) in the case of a notice delivered by hand, when personally delivered; (D) in the case of a notice sent by facsimile, upon transmission subject to telephone confirmation of receipt; and (E) in the case of a notice sent by overnight mail or overnight courier service, the date delivered at the designated address, in each case given or addressed as aforesaid.

16.                               Separability.  Should any clause, sentence, paragraph, subsection or section of this Agreement be judicially declared to be invalid, illegal or unenforceable in any respect, such decision will not have the effect of invalidating or voiding the remainder of this Agreement, and the part or parts of this Agreement so held to be invalid, illegal or unenforceable will be deemed to have been stricken herefrom, and the remainder will have the same force and effectiveness as if such stricken part or parts had never been included herein.

17.                               Counterparts.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement; signature pages may be detached from multiple separate counterparts and attached to

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a single counterpart so that all signatures are physically attached to the same counterpart.  Delivery of an executed signature page by facsimile or electronic transmission shall be as effective as delivery of a manually executed counterpart.

18.                               Section Headings.  Section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

19.                               Entire Agreement.  This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, between the Parties related thereto.

20.                               Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS TO THE EXTENT THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

21.                               Consent to Jurisdiction; Waiver of Jury Trial.  The Parties irrevocably submit to the exclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York County, and any appellate court from any thereof, for the purposes of any proceeding arising out of this Agreement or the transactions contemplated hereby (and each agrees that no such proceeding relating to this Agreement or the transactions contemplated hereby shall be brought by it except in such courts).  The Parties irrevocably and unconditionally waive (and agree not to plead or claim) any objection to the laying of venue of any proceeding arising out of this Agreement or the transactions contemplated hereby in any New York State court or federal court of the United States of America sitting in New York County, and any appellate court from any thereof, or that any such proceeding brought in any such court has been brought in an inconvenient forum.  Each of the Parties also agrees that any final and non appealable judgment against a Party in connection with any proceeding shall be conclusive and binding on such Party and that such award or judgment may be enforced in any court of competent jurisdiction, either within or outside of the United States.  A certified or exemplified copy of such award or judgment shall be conclusive evidence of the fact and amount of such award or judgment.  TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY ACTION OR PROCEEDING TO ENFORCE OR TO DEFEND ANY RIGHTS UNDER THIS AGREEMENT SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

[Signature Page Follows]

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IN WITNESS WHEREOF, this Agreement is duly executed and delivered by the authorized signatories set forth below, to be effective as of the Effective Date.

SUNOCO, INC. (R&M)

By:
Name:
Title:

SUNOCO LP

By: Sunoco GP LLC, its general partner

By:
Name:
Title:

SUNOCO FINANCE CORP.

By:
Name:
Title:

ETP RETAIL HOLDINGS, LLC

By:
Name:
Title:

EXHIBIT A

GUARANTEE OF COLLECTION

EXHIBIT D-2

SUPPORT AGREEMENT

This SUPPORT AGREEMENT (this “Agreement”) is made as of [•], 2015 (the “Effective Date”), by and among Atlantic Refining & Marketing Corp., a Delaware corporation (the “Support Provider”), Sunoco LP, a Delaware limited partnership (“Sunoco LP”), Sunoco Finance Corp., a Delaware corporation (“Sunoco LP Finance” and, together with Sunoco LP, the “Sunoco Issuers”), and ETP Retail Holdings, LLC, a Delaware limited liability company (“Guarantor”).  The Support Provider, Sunoco Issuers and Guarantor may hereinafter be referred to individually as a “Party” or collectively as the “Parties.”

PRELIMINARY STATEMENTS:

A.                                    Sunoco, LLC, a Delaware limited liability company ( “Sunoco LLC”), Guarantor and Sunoco LP, and, solely for limited purposes, Energy Transfer Partners, L.P., a Delaware limited partnership (“ETP “), have entered into that certain Contribution Agreement, dated as of March 23, 2015, as amended (the “Contribution Agreement”), pursuant to which Guarantor has agreed to contribute to Sunoco LP 31.58% of the membership interests in Sunoco LLC (the “Contribution”).

B.                                    In connection with and in order to facilitate the Contribution, pursuant to the Indenture dated [•], 2015 (the “Indenture”), the Sunoco Issuers issued senior notes due 2023 (the “Supported Debt”).

C.                                    Pursuant to the terms of the Contribution Agreement, at the closing of the Contribution on the date hereof, (i) Sunoco LP distributed to Guarantor, in partial consideration for the Contribution, $775,000,013 million in cash, financed entirely from the proceeds of the Supported Debt (the “Cash Consideration”) and (ii) Guarantor executed and delivered a guarantee dated as of even date herewith, providing for a guarantee of collection (but not of payment) for the principal amount due under the Supported Debt (the “ETP Retail Holdings Guarantee”), a copy of which is attached hereto as Exhibit A.

D.                                    Concurrently with the execution of this Agreement, Guarantor is distributing to the Support Provider, a portion of the Cash Consideration equal to $[•] (the “Atlantic Distribution” and the proportion of the total Cash Consideration reflected by such Atlantic Distribution, expressed as a percentage, the “Atlantic Distribution Percentage”).  Accordingly, in consideration of the Atlantic Distribution, Support Provider desires to enter into this Agreement to provide support to Guarantor in furtherance of the ETP Retail Holdings Guarantee in support of the Supported Debt, on the terms and subject to the conditions set forth herein.

E.                                     The Sunoco Issuers and Guarantor desire to enter into this Agreement and be bound by the terms and conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Parties, the Parties agree as follows:

1.                                      Support.  Subject to the terms and conditions of this Agreement, including but not limited to Sections 2 and 3 below, the Support Provider hereby provides support to Guarantor and agrees to contribute cash to Guarantor in such amounts as necessary to guarantee collection of the aggregate principal amount of the Supported Debt pursuant to the ETP Retail Holdings Guarantee.  Notwithstanding anything herein to the contrary, the obligations of the Parties under this Agreement are obligations solely of the Parties and do not constitute a debt or obligation of (and no recourse shall be made with respect to) ETP, any of its affiliates (other than the Parties hereto), or any shareholder, partner, member, officer, director or employee of ETP or such affiliates (collectively, the “Non-Recourse Parties”).  No action under or in connection with this Agreement shall be brought against any Non-Recourse Party, and no judgment for any deficiency upon the obligations hereunder shall be obtainable against any Non-Recourse Party.

2.                                      Support Payment Conditions.  Notwithstanding any other term or condition of this Agreement to the contrary, the Support Provider shall be obligated to make contributions of cash to Guarantor pursuant to this Agreement to enable Guarantor to pay any and all amounts of the Supported Debt due and payable pursuant to the terms and conditions of the ETP Retail Holdings Guarantee.

3.                                      Cap.  Notwithstanding any other term or condition of this Agreement to the contrary, it is agreed that the Support Provider’s maximum liability under this Agreement with respect to the Supported Debt shall not exceed the Atlantic Distribution Percentage, multiplied by the positive difference (if any) between (i) the principal amount of Supported Debt, minus (ii) the sum of (A) all payments of principal made by or on behalf of the Sunoco Issuers in respect of such Supported Debt, plus (B) the fair market value of any property received or cash proceeds collected or any consideration otherwise realized (including by way of set off) from or for the account of the Sunoco Issuers pursuant to, or in connection with, the principal amount of Supported Debt, including, but not limited to, any property or cash proceeds collected or realized from the exercise of any rights and remedies at law or in equity that the holders of such Supported Debt may have against the Sunoco Issuers or any collateral securing such Supported Debt, plus (C) any principal amount of such Supported Debt which is forgiven or otherwise voluntarily compromised by the holders of such Supported Debt (such amount, the “Support Cap”).

The Support Provider shall have no obligation to make a payment hereunder with respect to any accrued and unpaid interest or any other costs, fees, expenses, penalties, charges or other amounts of any kind whatsoever that may be owed by Guarantor or any Sunoco Issuer, whether on or related to the Supported Debt or otherwise.

4.                                      Termination of Agreement.  This Agreement shall remain in effect and will not terminate until the earlier to occur of (a) termination or expiration of the ETP Retail Holdings Guarantee and (b) payment by the Support Provider of the maximum amount due by the Support Provider under Section 3 hereof, as such amount may be limited by Section 10 hereof.

5.                                      Notices; Defenses; Etc.  The Sunoco Issuers and Guarantor hereby agree to provide the Support Provider with notice promptly following any alleged default by any Sunoco Issuer under the documents evidencing the Supported Debt or by Guarantor under the documents evidencing the ETP Retail Holdings Guarantee, and the Support Provider shall be entitled to receive information regarding, and make reasonable requests for information with respect to, the actions the holders of the Supported Debt have taken against the Sunoco Issuers with respect to

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the Supported Debt or Guarantor with respect to the ETP Retail Holdings Guarantee.  By entering into this Agreement, the Support Provider is not waiving any defense, set-off or counterclaim available to Guarantor or the Sunoco Issuers with respect to the Supported Debt nor is the Support Provider waiving its rights with respect to diligence, presentment, demand for performance, notice of protest, notice of dishonor, default or non-payment, or notice of acceptance of this Agreement.

6.                                      Covenants of Sunoco LP and Guarantor.

(a)                                 Repayment or Refinancing of Supported Debt.  Without the prior written consent of the Support Provider, Sunoco LP shall not be entitled to (i) repay any principal amount of a tranche of the Supported Debt or (ii) refinance through an exchange offer or otherwise all or any portion of the Supported Debt, unless, in the case of (ii) above, Sunoco LP (x) simultaneously replaces the Supported Debt with at least an equivalent amount of new indebtedness (such new indebtedness, the “Refinanced Supported Debt”) with substantially similar covenants providing for no earlier amortization of principal than the amortization contemplated by the applicable maturity date of any Supported Debt (any such date, a “Maturity Date”), (y) permits Guarantor at its sole discretion to guarantee the Refinanced Supported Debt on the terms and subject to the conditions set forth in the ETP Retail Holdings Guarantee and (z) permits Support Provider at its sole discretion to provide support to Guarantor in furtherance of the ETP Retail Holdings Guarantee of the Refinanced Supported Debt, on the terms and subject to the conditions set forth herein.

(b)                                 Actions Upon Maturity Date.  Upon the Maturity Date for the Supported Debt, and payment in full of the aggregate principal amount of Supported Debt, no additional ETP Retail Holdings Guarantee shall be permitted to be made by Guarantor with respect to such Supported Debt.  Any Supported Debt subject to the ETP Retail Holdings Guarantee may be retired or refinanced with debt that is not subject to the ETP Retail Holdings Guarantee commencing at any time on or after the scheduled Maturity Date for such Supported Debt.

(c)                                  Extinguishment of Supported Debt.  Sunoco LP shall use commercially reasonable efforts to extinguish any applicable outstanding Supported Debt on the Maturity Date.  Guarantor shall release the Support Provider from any liability or obligation under this Agreement related to the Supported Debt on the applicable Maturity Date for such Supported Debt and shall enter into and execute such documents and instruments as the Support Provider may reasonably request in order to evidence such release.

(d)                                 Sunoco LP Finance Corp.  Prior to the Maturity Date of the Supported Debt, Sunoco LP Finance shall continue to have no material assets or any liabilities, other than as a co-issuer of debt securities of Sunoco LP.

(e)                                  Guarantor Limited Activities.  Without the prior written consent of Support Provider, Guarantor shall not (i) create, incur, assume or permit to exist any Indebtedness (as defined below) other than the ETP Retail Holdings Guarantee or (ii) consummate any transactions other than the ETP Retail Holdings Guarantee of the Supported Debt.  As used in this Section 6(d), “Indebtedness” shall mean (A) all obligations for borrowed money, (B) all obligations evidenced by bonds, debentures, notes or similar instruments, (C) all

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obligations under conditional sale or other title retention agreements relating to property or assets, (D) all obligations issued or assumed as the deferred purchase price of property or services, (E) all guarantees of Indebtedness of others, (F) all capital lease obligations, (G) all obligations with respect to hedging and swap agreements, (H) the principal component of all obligations, contingent or otherwise, as an account party in respect of letters of credit and (I) the principal component of all obligations in respect of bankers’ acceptances.

7.                                      Covenants of Support Provider.

(a)                                 Net Worth.  Support Provider hereby represents to Guarantor and Sunoco LP that it will maintain net assets (excluding any interest in Guarantor and Sunoco LP held by Support Provider) with a fair market value equal to or greater than the amount of the Support Cap and in the event Support Provider disposes of, transfers, or conveys any of its assets, except with respect to distributions permitted in clause (b) below, it shall, if necessary, promptly replace such assets so as to have net assets (excluding any interest in Guarantor and Sunoco LP held by Support Provider) with a fair market value equal to or greater than the amount of the Support Cap. Support Provider shall provide a certificate to Guarantor and the Trustee on an annual basis (beginning on the first anniversary of this Agreement and until the Supported Debt has been paid in full) providing that it is in full compliance with this Section 7(a).

(b)                                 Distributions.  Support Provider shall be entitled to make distributions of available cash with respect to its equity interests provided Support Provider shall not make a distribution of cash or property to the extent such distribution would constitute a Fraudulent Conveyance (as defined in Section 10) in light of Support Provider’s obligations under this Agreement or otherwise impair Support Provider’s ability to satisfy its obligations under this Agreement.

8.                                      Covenants of the Parties to Maintain Tax Treatment.  For so long as any ETP Retail Holdings Guarantee is outstanding, the Parties hereto hereby agree that:

(a)                                 At the Sunoco LP level, unless otherwise required by law, it is the intent of the Parties to treat Guarantor as the sole partner bearing the economic risk of loss with respect to the Supported Debt pursuant to Treasury Regulation § 1.752-2; provided that, notwithstanding the foregoing, Sunoco LP shall not be required to take such position in any taxable year to the extent Sunoco LP determines in good faith after consulting with tax counsel that such position is not supported by current law or actual facts and circumstances.

(b)                                 It is the intent of the Parties that the distribution to Guarantor by Sunoco LP of the Cash Consideration be treated as a distribution under Section 731 of the Internal Revenue Code of 1986, as amended (the “Code”), and neither Sunoco LP nor any partner of Sunoco LP shall take a position inconsistent with such treatment unless otherwise required by law; provided that, notwithstanding the foregoing, Sunoco LP shall not be required to take such position in any taxable year to the extent Sunoco LP determines in good faith after consulting with tax counsel that such position is not supported by current law or actual facts and circumstances.

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(c)                                  At the Guarantor level, unless otherwise required by law, it is the intent of the Parties to treat the Support Provider as bearing the economic risk of loss with respect to the Supported Debt in an amount equal to the Supported Debt distributed to it pursuant to the Atlantic Distribution in accordance with Treasury Regulation § 1.752-2; provided that, notwithstanding the foregoing, Guarantor shall not be required to take such position in any taxable year to the extent Guarantor determines in good faith after consulting with tax counsel that such position is not supported by current law or actual facts and circumstances.

(d)                                 It is the intent of the Parties to treat the Atlantic Distribution as a distribution under Section 731 of the Code, and neither Guarantor nor any partner of Guarantor shall take a position inconsistent with such treatment unless otherwise required by law; provided that, notwithstanding the foregoing, Guarantor shall not be required to take such position in any taxable year to the extent Guarantor determines in good faith after consulting with tax counsel that such position is not supported by current law or actual facts and circumstances.

(e)                                  Neither Sunoco LP nor Guarantor shall (i) modify the ETP Retail Holdings Guarantee so as to eliminate or limit the ultimate recourse liability of the Support Provider with respect to the Supported Debt, (ii) merge or consolidate with, or take any action that would cause, Guarantor to become a corporation for U.S. federal income tax purposes or (iii) except as required by the Indenture, cause or permit any other corporation, partnership, person or entity to assume, guarantee, indemnify against or otherwise incur any liability with respect to any Supported Debt.

(f)                                   In the event a subsidiary of Sunoco LP that is regarded as separate and apart from Sunoco LP for U.S. federal income tax purposes becomes a Subsidiary Guarantor (as such term is defined in the Indenture) of the Supported Debt or otherwise guarantees the Supported Debt, the Support Provider agrees to indemnify such subsidiary for any amounts that the subsidiary is required to pay pursuant to its guarantee of the Supported Debt, on the same basis and subject to the same limits as with respect to the ETP Retail Holdings Guarantee.

(g)                                  In the event a partner of Sunoco LP guarantees or otherwise incurs any liability with respect to the Supported Debt, Guarantor agrees to indemnify such partner for any amounts that the partner is required to pay pursuant to its guarantee or liability with respect to the ETP Retail Holdings Guarantee.

9.                                      Waiver of Subrogation. The Support Provider irrevocably waives, relinquishes and renounces any right of subrogation, contribution, indemnity, reimbursement or any claim whatsoever which the Support Provider may have against the Sunoco Issuers or any other persons liable on the Guarantee or the Supported Debt. The Support Provider will not assert any such claim against the Sunoco Issuers or any other persons liable on the Guarantee or the Supported Debt, in any proceeding, legal or equitable, including any bankruptcy, insolvency or reorganization proceeding. This provision will inure to the benefit of and will be enforceable by the Trustee, the Holders, the Sunoco Issuers and any such persons liable on the Guarantee or the Supported Debt, and their successors and assigns, including any trustee in bankruptcy or debtor-in-possession.

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10.                               Fraudulent Conveyance.  Notwithstanding any provision of this Agreement to the contrary, it is intended that this Agreement not constitute a Fraudulent Conveyance (as defined below).  Consequently, the Support Provider agrees that if this Agreement would, but for the application of this sentence, constitute a Fraudulent Conveyance, this Agreement shall be valid and enforceable only to the maximum extent that would not cause this Agreement to constitute a Fraudulent Conveyance, and this Agreement shall automatically be deemed to have been amended accordingly at all relevant times.  For purposes of this Section 10, the term “Fraudulent Conveyance” means a fraudulent conveyance under Section 548 of the United States Bankruptcy Code or a fraudulent conveyance or fraudulent transfer under the provisions of any applicable fraudulent conveyance or fraudulent transfer law or similar law of any state, nation or other governmental unit, as in effect from time to time.

11.                               Cumulative Rights; No Waiver.  Each and every right granted to Support Provider hereunder or under any other document delivered hereunder or in connection herewith, or allowed it by law or equity, shall be cumulative and may be exercised from time to time subject only to the limitations set forth in this Agreement.  No failure on the part of Support Provider to exercise, and no delay in exercising, any right shall operate as a waiver thereof, nor shall any single or partial exercise by Support Provider of any right preclude any other or future exercise thereof or the exercise of any other right.

12.                               Amendments; Waivers.

(a)                                 Except as otherwise expressly set forth herein, this Agreement may not be modified, amended or waived except by an instrument or instruments in writing signed by each of the Parties hereto.

(b)                                 The Parties hereby agree that no provision of Section 1 hereof may be modified, amended or waived without the prior written consent of a majority of the noteholders or lenders under the Indenture if such modification, amendment or waiver would materially and adversely reduce the benefits to such noteholders or lenders of the support contemplated by Section 1 hereof with respect to such Supported Debt.

13.                               Successors and Assigns.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.  Nothing in this Agreement shall prevent the Support Provider from merging or consolidating with or into any other person so long as the surviving person agrees to be bound by the terms of this Agreement.

14.                               Third-Party Beneficiaries.  This Agreement is for the benefit only of the Support Provider, the Sunoco Issuers, and Guarantor, the trustee under the Indenture, the holders of the Supported Debt, and the subsidiaries of Sunoco LP described in Section 8(d) and is not intended to confer upon any other third party any rights or remedies hereunder, and shall not be construed as for the benefit of any other third party.

15.                               Notices.  Any and all notices, requests or other communications hereunder shall be given in writing and delivered by:  (a) regular, overnight, registered or certified mail (return receipt requested), with first class postage prepaid; (b) hand delivery; (c) facsimile transmission;

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or (d) overnight courier service, if to the Support Provider, at the following address or facsimile number for the Support Provider:

Altnatic Refining & Marketing Corp.

3738 Oak Lawn Avenue

Dallas, Texas 75219

Attention:  General Counsel

Facsimile Number:  (214) 981-0701

if to any Sunoco Issuer, at the following address or facsimile number for Sunoco LP:

Sunoco LP

555 East Airtex Drive

Houston, Texas 77073

Attention:  General Counsel

Facsimile Number:  (361) 693-3725

if to Guarantor, at the following address or facsimile number for Guarantor:

ETP Retail Holdings, LLC

3738 Oak Lawn Avenue

Dallas, Texas 75219

Attention:  General Counsel

Facsimile Number:  (214) 981-0701

or at such other address or number as shall be designated by the Support Provider, any Sunoco Issuer or Guarantor in a notice to the other Parties to this Agreement.  All such communications shall be deemed to have been duly given:  (A) in the case of a notice sent by regular mail, on the date actually received by the addressee; (B) in the case of a notice sent by registered or certified mail, on the date receipted for (or refused) on the return receipt; (C) in the case of a notice delivered by hand, when personally delivered; (D) in the case of a notice sent by facsimile, upon transmission subject to telephone confirmation of receipt; and (E) in the case of a notice sent by overnight mail or overnight courier service, the date delivered at the designated address, in each case given or addressed as aforesaid.

16.                               Separability.  Should any clause, sentence, paragraph, subsection or section of this Agreement be judicially declared to be invalid, illegal or unenforceable in any respect, such decision will not have the effect of invalidating or voiding the remainder of this Agreement, and the part or parts of this Agreement so held to be invalid, illegal or unenforceable will be deemed to have been stricken herefrom, and the remainder will have the same force and effectiveness as if such stricken part or parts had never been included herein.

17.                               Counterparts.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement; signature pages may be detached from multiple separate counterparts and attached to

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a single counterpart so that all signatures are physically attached to the same counterpart.  Delivery of an executed signature page by facsimile or electronic transmission shall be as effective as delivery of a manually executed counterpart.

18.                               Section Headings.  Section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

19.                               Entire Agreement.  This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, between the Parties related thereto.

20.                               Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS TO THE EXTENT THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

21.                               Consent to Jurisdiction; Waiver of Jury Trial.  The Parties irrevocably submit to the exclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York County, and any appellate court from any thereof, for the purposes of any proceeding arising out of this Agreement or the transactions contemplated hereby (and each agrees that no such proceeding relating to this Agreement or the transactions contemplated hereby shall be brought by it except in such courts).  The Parties irrevocably and unconditionally waive (and agree not to plead or claim) any objection to the laying of venue of any proceeding arising out of this Agreement or the transactions contemplated hereby in any New York State court or federal court of the United States of America sitting in New York County, and any appellate court from any thereof, or that any such proceeding brought in any such court has been brought in an inconvenient forum.  Each of the Parties also agrees that any final and non appealable judgment against a Party in connection with any proceeding shall be conclusive and binding on such Party and that such award or judgment may be enforced in any court of competent jurisdiction, either within or outside of the United States.  A certified or exemplified copy of such award or judgment shall be conclusive evidence of the fact and amount of such award or judgment.  TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY ACTION OR PROCEEDING TO ENFORCE OR TO DEFEND ANY RIGHTS UNDER THIS AGREEMENT SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

[Signature Page Follows]

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IN WITNESS WHEREOF, this Agreement is duly executed and delivered by the authorized signatories set forth below, to be effective as of the Effective Date.

ATLANTIC REFINING & MARKETING CORP.

By:
Name:
Title:

SUNOCO LP

By: Sunoco GP LLC, its general partner

By:
Name:
Title:

SUNOCO FINANCE CORP.

By:
Name:
Title:

ETP RETAIL HOLDINGS, LLC

By:
Name:
Title:

Signature Page to Support Agreement

EXHIBIT A

GUARANTEE OF COLLECTION